UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant
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        Filed by a party other than the Registrant
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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 240.14a-12
SPIRIT AIRLINES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2024 Proxy Statement

Notice of 2024
Annual Meeting of Stockholders
to be Held on June 7, 2024

spirit
spirit
spirit.com

SPIRIT AIRLINES, INC.

2800 Executive Way

Miramar, Florida 33025

Notice of Annual Meeting of Stockholders

To the Stockholders of Spirit Airlines, Inc.:

Notice Is Hereby Given that the Annual Meeting of Stockholders (“Annual Meeting”) of Spirit Airlines, Inc., a Delaware corporation (the “Company”), will be held virtually, via live webcast at www.virtualshareholdermeeting.com/SAVE2024, on June 7, 2024, at 9:00 a.m. Eastern Time, for the following purposes:

1.

To elect the following two Class I directors to hold office until the 2027 annual meeting of stockholders or until their resignation or removal, or until their respective successors are elected: Robert D. Johnson and Barclay G. Jones III;

2.

To ratify the selection, by the Audit Committee of the Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024;

3.

To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the attached Proxy Statement pursuant to executive compensation disclosure rules under the Securities Exchange Act of 1934, as amended;

4.	To hold a non-binding, advisory vote on whether the advisory vote to approve the compensation of our named executive officers should be held every one, two or three years;

5.	To approve the Company’s 2024 Incentive Award Plan; and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

For our Annual Meeting, we have elected to use the internet (the “Internet”) as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report on Form 10-K, and for participating and voting via the Internet. The Notice of Internet Availability of Proxy Materials will also provide: (i) information on how stockholders may request, via a toll-free number, an e-mail address or a website, paper copies of our proxy materials (including a proxy card) free of charge; (ii) the date, time and online location of the Annual Meeting; and (iii) the matters to be acted upon at the meeting and the recommendation of the Board of Directors with regard to each matter. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the proxy materials.

Record Date

Only stockholders who owned our common stock at the close of business on April 12, 2024 (the “Record Date”) can vote at the Annual Meeting or any adjournments or postponements thereof.

Virtual Meeting

Our Annual Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/SAVE2024, on June 7, 2024, at 9:00 a.m. Eastern Time. To attend and participate, stockholders as of Record Date will need a 16-digit control number, which can be found in the Notice of Internet Availability of Proxy Materials. The online format of our Annual Meeting will allow stockholders to submit questions in advance of the meeting via www.proxyvote.com or during the meeting via www.virtualshareholdermeeting.com/SAVE2024.

You are cordially invited to attend our virtual Annual Meeting, but whether or not you expect to attend (via the Internet), you are urged to read our Proxy Statement and to vote and submit your proxy by following the voting procedures described in the Notice of Internet Availability of Proxy Materials or on the proxy card.

By Order of the Board of Directors

/s/ Thomas Canfield

Thomas Canfield

Secretary

Miramar, Florida

April 25, 2024

Spirit Airlines	2024 Proxy Statement

SPIRIT AIRLINES, INC.

2800 Executive Way

Miramar, Florida 33025

Proxy Statement

For the Annual Meeting of Stockholders

The Board of Directors of Spirit Airlines, Inc. is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held virtually, via live webcast at www.virtualshareholdermeeting.com/SAVE2024, on June 7, 2024, at 9:00 a.m. Eastern Time, and any adjournment or postponement of that meeting.

In this Proxy Statement, we refer to Spirit Airlines, Inc. as the “Company,” “Spirit,” “we,” “us” or “our” and the Board of Directors as the “Board.” When we refer to Spirit’s fiscal year, we mean the twelve-month period ending December 31 of the stated year. Agreements, plans and other documents referenced to in this Proxy Statement are to be qualified in their entirety by reference to the actual full text of such agreements, plans and other documents.

Notice and Access

We have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Accordingly, on or about April 25, 2024, we are making the proxy materials, including this Proxy Statement and Annual Report on Form 10-K, available on the Internet and mailing a Notice of Internet Availability of Proxy Materials to stockholders of record as of April 12, 2024 (the “Record Date”). Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders as of the Record Date will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically, including an option to request paper copies on an ongoing basis, may be found also in the Notice of Internet Availability of Proxy Materials and on the website referred to in the notice. We intend to mail this Proxy Statement, together with the accompanying proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials within three business days of request.

Quorum

The only voting securities of Spirit Airlines, Inc. are shares of common stock, par value $0.0001 per share (the “common stock”), of which there were 109,501,395 shares outstanding as of the Record Date (excluding any treasury shares). We need the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, to hold the Annual Meeting.

Board Voting Recommendations

Our Board of Directors recommends that you vote “FOR” the election of the director nominees named in Proposal No. 1 of the Proxy Statement, “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm as described in Proposal No. 2 of the Proxy Statement, “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as described in Proposal No. 3 of the Proxy Statement, for the approval, on a non-binding, advisory basis, of a frequency of every “ONE YEAR” for future advisory votes to approve the compensation of our named executive officers as described in Proposal No. 4 of the Proxy Statement, and “FOR” the approval of the Company’s 2024 Incentive Award Plan as described in Proposal No. 5 of the Proxy Statement.

Virtual Stockholder Meeting

The online format of our Annual Meeting is intended to enhance stockholder access and participation. As stated in the Notice of Annual Meeting of Stockholders, our stockholders as of Record Date will be allowed to communicate with us and ask questions during the meeting. This will increase our ability to engage and communicate effectively with all stockholders, regardless of size, resources or physical location, and will ensure that our stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting.

Other Material

The Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (“SEC”), is available in the “Financials & Filings” section of our website at http://ir.spirit.com. Additionally, if you received a Notice of Internet Availability of Proxy Materials by U.S. or electronic mail, you will not receive a paper copy of the proxy materials unless you request one. If you would like to receive a paper copy of our proxy materials free of charge, please follow the instructions in the Notice.

Spirit Airlines	2024 Proxy Statement

Spirit Airlines	2024 Proxy Statement

The Proxy Process and Stockholder Voting

Questions and Answers About This Proxy Material and Voting

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 12, 2024 will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 109,501,395 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on April 12, 2024, your shares were registered directly in your name with the transfer agent for our common stock, Equiniti Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend (via the Internet) the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on April 12, 2024, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend (via the Internet) the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy card from your broker or other agent.

What am I being asked to vote on?

You are being asked to vote “FOR”:

•	the election of the following two Class I directors to hold office until our 2027 annual meeting of stockholders: Robert D. Johnson and Barclay G. Jones III;

•	the ratification of the selection, by the Audit Committee of the Board, of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

•	the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and

•	the approval of our 2024 Incentive Award Plan.

You are also being asked to vote for ONE YEAR, on a non-binding, advisory basis, as the frequency of future advisory votes to approve the compensation of our named executive officers.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I vote?

You may vote by mail or follow any alternative voting procedure described on the proxy card or the Notice of Internet Availability of Proxy Materials. To use an alternative voting procedure, follow the instructions on each proxy card that you receive or on the Notice of Internet Availability of Proxy Materials.

For the election of directors, you may either vote “FOR” each of the two nominees or you may withhold your vote for any nominee you specify. For the ratification of the selection of the Company’s independent auditors, the non-binding, advisory vote to approve the compensation of our named executive officers and the approval of our 2024 Incentive Award Plan you may vote “FOR” or “AGAINST” or abstain from voting.

For the non-binding, advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officer, you may vote for “ONE YEAR,” “TWO YEARS,” or “THREE YEARS” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting. Alternatively, you may vote by proxy over the Internet or, if you properly request and receive a proxy card by mail or email, by signing, dating and returning the proxy card, over the Internet or by telephone. Whether or not you plan to attend (via the Internet) the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote via the Internet. In such case, your previously submitted proxy will be disregarded.

•	To vote by proxy over the Internet, follow the instructions provided in the Notice of Internet Availability of Proxy Materials or on the proxy card.

•	To vote by telephone, if you properly requested and received a proxy card by mail or email, you may vote by proxy by calling the toll-free number found on the proxy card.

•	To vote by mail, if you properly requested and received a proxy card by mail or email, complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply

Spirit Airlines	2024 Proxy Statement	1

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING (continued)

complete and mail the voting instruction card to ensure that your vote is counted. To vote (via the Internet) at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Who counts the votes?

Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the Internet or by telephone, Broadridge will access and tabulate your vote electronically. If you choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in street name, as applicable) returns one proxy card to Broadridge on behalf of all its clients.

How are votes counted?

With respect to Proposal No. 1, the election of directors, the two nominees receiving the highest number of votes will be elected. With respect to Proposal Nos. 2, 3, 4, and 5, the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present in person or by proxy and entitled to vote on each proposal is required for approval. With respect to Proposal No. 4, the frequency of the advisory vote to approve named executive officer compensation, if none of the frequency alternatives (one year, two years or three years) receives a majority vote, the Company will consider the alternative receiving the greatest number of votes - every year, every two years or every three years - to be the frequency that stockholders approve. However, because this vote is advisory and not binding on us or the Board in any way, the Board may decide that it is in our and our stockholders’ best interests to hold an advisory vote to approve named executive officer compensation more or less frequently than the option approved by our stockholders.

Brokers who hold shares in street name for the accounts of their clients may vote such shares either as directed by their clients or, in the absence of such direction, in their own discretion if permitted by the stock exchange or other organization of which they are members. If your shares are held by a broker on your behalf, and you do not instruct the broker as to how to vote these shares on Proposal No. 2, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. With respect to Proposal Nos. 1, 3, 4 and 5, the broker may not exercise discretion to vote on those proposals. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. However, broker non-votes will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. Please instruct your bank or broker so your vote can be counted.

If stockholders abstain from voting, these shares will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. Abstentions will have no effect with regard to Proposal Nos. 1 and 4, and with regard to Proposal Nos. 2, 3 and 5 will have the same effect as an “AGAINST” vote.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 12, 2024.

How do I vote via Internet or telephone?

You may vote by proxy by following the instructions provided in the Notice of Internet Availability of Proxy Materials or on the proxy card. If you properly request and receive printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card. Please be aware that if you vote over the Internet or by telephone, you may incur costs such as telephone and Internet access charges, as applicable, for which you will be responsible. The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time on June 6, 2024. The giving of such a telephonic or Internet proxy will not affect your right to vote should you decide to attend (via the Internet) the Annual Meeting.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

What if I return a proxy card but do not make specific choices?

If we receive a signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted “FOR” the election of each of the two nominees for director, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, for the approval, on a non-binding, advisory basis, of a frequency of every “ONE YEAR” for future advisory votes to approve the compensation of our named executive officers and “FOR” the approval of our 2024 Incentive Award Plan. If any other matter is properly presented at the Annual Meeting, your proxy (i.e., one of the individuals named on your proxy card) will vote your shares using their best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, and Notice of Internet Availability of Proxy Materials, as applicable, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must follow the instructions for voting on each Notice of Internet Availability of

2	Spirit Airlines	2024 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING (continued)

Proxy Materials or the proxy card that you receive by mail or email pursuant to your request, which include instructions for voting over the Internet, by telephone or by signing, dating and returning any of such proxy cards.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy over the Internet, by telephone or by mail with a later date.

•	You may send a written notice that you are revoking your proxy to our Secretary at (i) 2800 Executive Way, Miramar, Florida 33025 prior to April 29, 2024, or (ii) 1731 Radiant Drive, Dania Beach, Florida 33004 on or after April 29, 2024.

•	You may attend (via the Internet) the Annual Meeting and vote online. Simply attending (via the Internet) the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in the proxy materials for next year’s annual meeting, your proposal must be submitted in writing by December 26, 2024, to our Secretary at (i) 2800 Executive Way, Miramar, Florida 33025 prior to April 29, 2024, or (ii) 1731 Radiant Drive, Dania Beach, Florida 33004 on or after April 29, 2024; provided that if the date of that annual meeting is more than thirty (30) days from the first anniversary of the Annual Meeting, the deadline will be a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. If you wish to submit a proposal that is not to be included in the proxy materials for next year’s annual meeting pursuant to the SEC’s shareholder proposal procedures or to nominate a director, you must do so between February 7, 2025 and March 9, 2025; provided that if the date of that annual meeting is earlier than May 8, 2025 or later than August 6, 2025 you must give notice not earlier than the 120th day prior to the annual meeting date and not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our Amended and Restated Bylaws (“Bylaws”), which contain additional requirements about advance notice of stockholder proposals and director nominations.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, if you intend to solicit proxies in support of director nominees other than the Company’s nominees, you must provide notice that sets forth the information required by Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such notice must be postmarked or transmitted electronically to our Secretary at (i) 2800 Executive Way, Miramar, Florida 33025 prior to April 29, 2024, or (ii) 1731 Radiant Drive, Dania Beach, Florida 33004 on or after April 29, 2024, no later than February 24, 2025, provided that if the date of that annual meeting is earlier than May 8, 2025 or later than July 7, 2025 you must give notice no later than the 60th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 109,501,395 shares outstanding and entitled to vote. Accordingly, not less than 54,750,699 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present via the Internet or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Spirit Airlines	2024 Proxy Statement	3

Proposal No. 1: Election of Directors

The Board is currently comprised of eight members. In accordance with our Amended and Restated Certificate of Incorporation, the Board is divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election or until his or her successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.

Our directors are divided among the three classes as follows:

•	Class I directors: Robert D. Johnson, Barclay G. Jones III and Dawn M. Zier, whose terms will expire at the Annual Meeting;

•	Class II directors: H. McIntyre Gardner and Myrna M. Soto, whose terms will expire at the annual meeting of the stockholders to be held in 2025; and

•	Class III directors: Edward M. Christie III, Mark B. Dunkerley and Christine P. Richards, whose terms will expire at the annual meeting of the stockholders to be held in 2026.

Any additional directorships resulting from an increase in the number of directors would be distributed among the three classes so that, as nearly as possible, each class would consist of one-third of the directors.

The division of the Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Robert D. Johnson and Barclay G. Jones III, have been nominated, and have consented to being named in this Proxy Statement and to serve as Class I directors upon their election at the Annual Meeting. Dawn M. Zier, a Class I director, has informed the Company that she does not intend to stand for re-election, and accordingly her term will end at the conclusion of the Annual Meeting. The Board has resolved to reduce the size of the Board from eight to seven members, effective as of the conclusion of the Annual Meeting. Each director to be elected will hold office until the third subsequent annual meeting of stockholders or until their successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

Directors are elected by a plurality of the votes cast at the meeting. Pursuant to the Company’s corporate governance guidelines, any director nominee who receives a greater number of votes withheld from their election than votes for such election must submit their resignation for consideration by the Nominating and Corporate Governance Committee. The Board will then act after considering the Nominating and Corporate Governance Committee’s recommendation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR

THE ELECTION OF EACH NAMED NOMINEE.

4	Spirit Airlines	2024 Proxy Statement

PROPOSAL NO. 1: ELECTION OF DIRECTORS (continued)

The following table sets forth, for the Class I directors standing for election at the Annual Meeting and our other current directors, information with respect to their ages and position/office held with the Company:

Name	Age	Position/Office Held With the Company

Class I Directors for election at the 2024 Annual Meeting of Stockholders

Robert D. Johnson (1) (4)	76	Director, Chair of the Audit Committee

Barclay G. Jones III (2) (3)	63	Director, Chair of the Compensation Committee

Class II Directors whose terms expire at the 2025 Annual Meeting of Stockholders

H. McIntyre Gardner (1)	62	Director, Chairman of the Board

Myrna M. Soto (2) (4)	55	Director

Class III Directors whose terms expire at the 2026 Annual Meeting of Stockholders

Edward M. Christie III	53	President, Chief Executive Officer and Director

Mark B. Dunkerley (1) (4)	60	Director, Chair of the Safety, Security and Operations Committee

Christine P. Richards (2) (3)	69	Director

(1)	Member of the Audit Committee of the Board
(2)	Member of the Compensation Committee of the Board
(3)	Member of the Nominating and Corporate Governance Committee of the Board
(4)	Member of the Safety, Security and Operations Committee of the Board

Board Composition Highlights*

Size		Diversity		Independence

7	Directors	2	Female	6	Independent

		1	Hispanic

Board Refreshment		Age Distribution

2	New Directors over the past 5 years	62	Average Age of our Directors Age Range: 53 -76

Average Tenure

*

Dawn M. Zier, a current Class I director, has informed the Company that she does not intend to stand for re-election, and accordingly her term will end at the conclusion of the Annual Meeting. The Board has resolved to reduce the size of the Board from eight to seven members, effective as of the conclusion of the Annual Meeting. Assuming no other changes in the Board, and the election of the nominated Class I candidates, following the Annual Meeting the Board will consist of seven members, six of whom are independent, and the average age and tenure of the Board will be 62 years and 10 years, respectively.

Spirit Airlines	2024 Proxy Statement	5

PROPOSAL NO. 1: ELECTION OF DIRECTORS (continued)

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.

2024 Nominees for Election to a Three-Year Term Expiring at the 2027 Annual Meeting of Stockholders

Robert D. Johnson has been a member of the Board since July 2010. Mr. Johnson retired in 2008 as Chief Executive Officer of Dubai Aerospace Enterprise (DAE), a global aerospace engineering and services company. In 2005, prior to DAE, Mr. Johnson was Chairman of Honeywell Aerospace, a leading global supplier of aircraft engines, equipment, systems and services, where he also served prior to 2005 as President and Chief Executive Officer. Prior to Honeywell Aerospace, Mr. Johnson held management positions at various aviation and aerospace companies. He served on the board of directors of Ariba, Inc., a publicly traded software company, from 2005 to 2012, and currently serves on the board of directors of Spirit Aerosystems, a publicly traded aerospace components company that is not affiliated with Spirit Airlines, Roper Industries, Inc., a publicly traded diversified industrial company, and Elbit Systems of America, LLC, a U.S.-based wholly owned subsidiary, with no registered securities, of Elbit Systems Ltd., a leading global source of innovative, technology based systems for diverse defense and commercial applications. The Board has concluded that Mr. Johnson should continue to serve on the Board and on the Audit and Safety, Security and Operations Committees because of his experience in the aviation and aerospace industries, his financial expertise and his general business knowledge.

Barclay G. Jones III has been a member of the Board since 2006. Since March 2022, Mr. Jones has been a Managing Director at the Carlyle Group Inc., a multinational private equity, alternative asset management and financial services corporation. Prior to the Carlyle Group, from March 2000 to March 2022, Mr. Jones served as the Executive Vice President of Investments for iStar Financial Inc., a publicly traded finance company focused on the commercial real estate industry. Prior to iStar, Mr. Jones was at W.P. Carey & Co., an investment management company, where he served in a variety of capacities, including Vice Chairman and Chief Acquisitions Officer. The Board has concluded that Mr. Jones should continue to serve on the Board and on the Compensation and Nominating and Corporate Governance Committees based on his financial expertise and his general business experience.

Directors Continuing in Office Until the 2025 Annual Meeting of Stockholders

H. McIntyre Gardner has been a member of the Board since July 2010 and Chairman of the Board since August 2013. Mr. Gardner retired in 2008 from Merrill Lynch & Co., Inc. as the Head of Americas Region and Global Bank Group, Global

Private Client. Prior to joining Merrill Lynch in July 2000, Mr. Gardner was the President and Chief Operating Officer of Helen of Troy Limited, a personal care products manufacturer. From February 2017 to September 2019, he served on the board of Blucora, Inc., a publicly traded technology-enabled financial solutions company. The Board has concluded that Mr. Gardner should continue to serve on the Board as Chairman and on the Audit Committee, based on his financial and business expertise and extensive corporate finance experience.

Myrna M. Soto has been a member of the Board since March 2016. Since June 2021, Ms. Soto serves as Founder & CEO of Apogee Executive Advisors, a boutique advisory firm focused on technology risk, cybersecurity, technology integrations and capital investments. She is also a Senior Investment Advisor to several Private Equity firms. She formerly served as Chief Strategy and Trust Officer of Forcepoint, a subsidiary of Raytheon Technologies which provided cybersecurity technology services. From March 2019 to May 2020, she served as Chief Operating Officer of Digital

Hands, a managed security services provider. Since April 2018, Ms. Soto was a partner at ForgePoint Capital, a venture capital firm concentrating on cyber security-related companies, and since March 2019, an investment advisor at the same firm. Prior to that, from August 2015 to March 2018, Ms. Soto served as Senior Vice President, Global, and Chief Information Security Officer of Comcast Corporation (“Comcast”), a worldwide media and technology company. From September 2009 to August 2015, she served as Comcast’s Senior Vice President and Chief Infrastructure and Information Security Officer. Prior to these roles, from 2005 until 2009, Ms. Soto served as Vice President of Information Technology Governance and Chief Information Security Officer of MGM Resorts International, a global hospitality company. She has been a director of CMS Energy Corporation, a publicly traded energy company, and its principal subsidiary, Consumers Energy Corporation, since January 2015, a director of Popular, Inc., a financial services conglomerate, since July 2018 and a director of TriNet, a professional employer organization since May of 2021. The Board has concluded that Ms. Soto should continue to serve on the Board and on the Compensation and Safety, Security and Operations Committees based on her experience in information technology and security matters, leadership expertise and general business experience.

Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders

Edward M. Christie, III has been a member of the Board since January 2018 and has served as our President and Chief Executive Officer since January 2019. Prior to that, Mr. Christie served as our President from October 2018 to December 2018, and as our President and Chief Financial Officer from January 2018 to October

2018. From January 2017 to December 2017, he served as our Executive Vice President and Chief Financial Officer. From April 2012 to December 2016, Mr. Christie served as our Senior Vice President and Chief Financial Officer. Prior to joining Spirit, Mr. Christie served as Vice President and Chief Financial Officer of

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PROPOSAL NO. 1: ELECTION OF DIRECTORS (continued)

Pinnacle Airlines Corp. from July 2011 to March 2012. Prior to that, Mr. Christie was a partner in the management consulting firm of Vista Strategic Group LLC from May 2010 to July 2011. Mr. Christie served in various positions from 2002 to 2010 at Frontier Airlines, including as Chief Financial Officer from June 2008 to January 2010, as Senior Vice President, Finance from February 2008 to June 2008, as Vice President, Finance from May 2007 to February 2008, and before that in several positions, including Corporate Financial Administrator, Director of Corporate Financial Planning, and Senior Director of Corporate Financial Planning and Treasury. Since November 2023, Mr. Christie has served on the board of directors of Encompass Health Corporation. The Board has concluded that Mr. Christie should continue to serve on the Board based on his business skills, leadership experience in the airline industry, financial expertise, general business knowledge and due to his position as President and CEO.

Christine P. Richards has been a member of the Board since September 2019. Ms. Richards served as Executive Vice President, General Counsel and Secretary of FedEx from 2005 until her retirement in September 2017. Prior to that, as part of a 33-year career at FedEx, she had responsibility in diverse areas including strategic transactions, fleet and supply chain, customer support and government and regulatory matters. Before joining FedEx, Ms. Richards was in private law practice. She serves on several non-profit boards including the Tennessee State Collaborative on Reforming Education. She is a Commissioner on the Tennessee Public Charter School Commission and serves on the Shelby County Tennessee Retirement Board. She also serves in a compensated position as a Director of the West Tennessee Megasite Authority which oversees the regional site of the Ford Motor Company Blue Oval City plant in Lauderdale and Fayette Counties in West Tennessee. The Board has concluded that Ms. Richards should continue to serve on the Board and on the Compensation and Nominating and Corporate Governance Committees based on her experience in the aviation industry, her legal and governance expertise and her general business knowledge.

Mark B. Dunkerley has been a member of the Board since September 2019. From 2002 to February 2018, Mr. Dunkerley served as President and Chief Executive Officer of Hawaiian Holdings, Inc., the parent company of Hawaiian Airlines. Prior to Hawaiian, he was Chief Operating Officer at Sabena Airlines Group, the parent company of Sabena, a former airline in Europe, and Executive Vice President at the Washington-based aviation consultancy, Roberts Roach & Associates. Prior to that, Mr. Dunkerley was President and Chief Operating Officer of Worldwide Flight Services, a leading multinational ground handling business and held various senior positions over 10 years at British Airways PLC. Since April 16, 2020, Mr. Dunkerley serves on the board of directors of Airbus SE. He also serves on the board of directors of Volotea Airlines, a low-cost carrier operating in Europe. The Board has concluded that Mr. Dunkerley should continue to serve on the Board and on the Audit and Safety, Security and Operations Committees based on his leadership expertise, knowledge of the aviation industry, experience in operational matters, and general business experience.

Executive Officers

The following is biographical information for our current executive officers, other than Mr. Christie who is addressed above.

Name	Age	Position(s)

Scott M. Haralson	51	Executive Vice President and Chief Financial Officer

John Bendoraitis	60	Executive Vice President and Chief Operating Officer

Matthew H. Klein	50	Executive Vice President and Chief Commercial Officer

Thomas C. Canfield	68	Senior Vice President, General Counsel and Secretary

Melinda C. Grindle	50	Senior Vice President and Chief Human Resources Officer

Rocky B. Wiggins	65	Senior Vice President and Chief Information Officer

Brian J. McMenamy	65	Vice President and Controller

K. Blake Vanier	42	Vice President, Financial Planning and Analysis

Scott M. Haralson has served as our Executive Vice President and Chief Financial Officer since February 1, 2023. He served as our Senior Vice President and Chief Financial Officer from October 2018 to January 31, 2023. He served as our Vice President, Financial Planning and Analysis and Corporate Real Estate from August 2017 to October 2018 and, prior to that, as our Vice President, Financial Planning and Analysis since August 2012. From January 2010 to August 2012, Mr. Haralson served as the Director of Finance for Dish Network and from January 2009 to January 2010, as the Director of Financial Planning and Analysis for Frontier Airlines. He also served as Chief Financial Officer at Guardian Gaming from March 2008 to January 2009 and at Swift Aviation from July 2006 to March 2008.

From August 2000 to July 2006, Mr. Haralson served in various financial management positions at America West and US Airways.

John Bendoraitis has served as our Executive Vice President and Chief Operating Officer since December 2017. From October 2013 to December 2017, he served as our Senior Vice President and Chief Operating Officer. Prior to joining Spirit, Mr. Bendoraitis served as Chief Operating Officer of Frontier Airlines from March 2012 to October 2013. Previously, from 2008 to 2012, he served as President of Comair Airlines. From 2006 to 2008, he served as President of Compass Airlines, where he was responsible for the certification and launch of the airline. Mr. Bendoraitis began his

Spirit Airlines	2024 Proxy Statement	7

PROPOSAL NO. 1: ELECTION OF DIRECTORS (continued)

aviation career in 1984 at Northwest Airlines, where over a 22-year span he worked his way up from aircraft technician to vice president of base maintenance operations.

Matthew H. Klein has served as our Executive Vice President and Chief Commercial Officer since December 2019. From August 2016 to December 2019, he served as our Senior Vice President and Chief Commercial Officer. Prior to that, Mr. Klein served as the Chief Commercial Officer at lastminute.com from December 2013 to December 2015 and as Vice President, Global Airline Relations at Travelocity, an online travel agency, from October 2012 to November 2013. From September 2011 to September 2012 and from January 2016 to July 2016, he worked in various consulting capacities in the travel industry. Mr. Klein also served in various pricing, revenue management, forecasting and distribution planning positions at AirTran Airways from September 1999 to September 2011, and in various other roles in domestic pricing at US Airways from 1995 to 1999. Mr. Klein served on the board of the Airlines Reporting Corporation, an air travel intelligence and commerce company, from September 2010 to September 2011.

Thomas C. Canfield has served as our Senior Vice President, General Counsel and Secretary since October 2007. From September 2006 to October 2007, Mr. Canfield served as General Counsel & Secretary of Point Blank Solutions, Inc., a manufacturer of antiballistic body armor. Prior to Point Blank, from 2004 to 2007, he served as CEO and Plan Administrator of AT&T Latin America Corp., a public company formerly known as FirstCom Corporation, which developed high-speed fiber networks in 17 Latin American cities. Mr. Canfield also served as General Counsel & Secretary at AT&T Latin America Corp from 1999 to 2004. Previously, Mr. Canfield was Counsel in the New York office of Debevoise & Plimpton LLP. Mr. Canfield serves on the board and on the audit and nominating and corporate governance committees of Iridium Communications Inc., a satellite communications company.

Melinda C. Grindle has served as our Senior Vice President and Chief Human Resources Officer since January 2022. Ms. Grindle joined Spirit after 17 years of service with UnitedHealth Group, a multinational healthcare and insurance company, where she held various roles of progressive responsibility in Human Capital, with the last three years serving as the Chief Talent Officer of Optum, a health services and innovation company that is part of UnitedHealth Group.

Rocky B. Wiggins has served as our Senior Vice President and Chief Information Officer since September 2016. Prior to joining Spirit, from June 2014 to September 2016, Mr. Wiggins served as Executive Vice President and Chief Information Officer at WestJet Airlines. From September 2011 to May 2014, he served as Chief Information Officer at Sun Country Airlines and from September 2000 to July 2011 as Chief Information Officer of AirTran Airways. Prior to that, he served in various information technology leadership positions at US Airways for almost 20 years.

Brian J. McMenamy has served as our Vice President and Controller since November 2017. Mr. McMenamy served in various positions from 1984 to 2017 at American Airlines, including as Vice President of Finance from April 2014 to October 2017 and as Vice President, FP&A and Controller from April 2006 to March 2014. He also served as Senior Vice President of Finance and Chief Financial Officer of TWA Airlines, a then subsidiary of AMR Corporation (parent company of American Airlines), from March 2001 to September 2001 and as Vice President of Financial Planning and Analysis of Canadian Airlines, a then affiliate of AMR Corporation, from March 1998 to March 2000. Mr. McMenamy has previously served in private-industry Board positions with ARC Corporation and Texas Aero Engine Services from 2006 to 2013 and 2007 to 2011, respectively.

K. Blake Vanier has served as our Vice President, Financial Planning and Analysis since March 2020. Mr. Vanier served in various positions from June 2012 to March 2020 at Domino’s, including as Vice President of Global Financial Planning and Analysis from December 2018 to March 2020 and as Director of Global Financial Planning and Analysis from September 2016 to December 2018. From 2010 to 2012, he served as a Finance Manager at GTB, a global advertising agency. Prior to that, Mr. Vanier held various roles of increasing responsibility in Corporate Finance, Financial Planning and Analysis, as well as Investor Relations, at U.S Airways (now American Airlines) and JetBlue Airways.

8	Spirit Airlines	2024 Proxy Statement

Board of Directors, Committees and Corporate Governance

Independence of the Board of Directors

As required under the NYSE Listed Company Manual, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that, with the exception of Mr. Christie, all the members of the Board are independent directors, in each case within the meaning of the applicable NYSE listing standards. Mr. Christie currently serves as the Company’s President and Chief Executive Officer.

As required under the NYSE rules, our independent directors meet regularly in executive sessions at which only independent directors are present. Mr. Gardner, Chairman of the Board, presides at all of these executive sessions.

There are no family relationships among any of our directors or executive officers.

Board Responsibilities; Risk Oversight

Under our bylaws and corporate governance guidelines, the Board is responsible for, among other things, overseeing the conduct of our business; reviewing and, where appropriate, approving our major financial objectives, plans and actions; and reviewing the performance of our CEO and other members of management based on, among other things, reports from the Compensation Committee. Following the end of each year, the Nominating and Corporate Governance Committee oversees the Board’s annual self-evaluation, which includes a review of any areas in which the Board or management believes the Board can make a better contribution to our corporate governance, as well as a review of Board composition, the structure and membership of Board committees, and an assessment of the Board’s compliance with corporate governance principles. In fulfilling the Board’s responsibilities, directors have full access to our management and independent advisors.

With respect to the Board’s role in our risk oversight, our Audit Committee discusses with management our policies with respect to risk assessment and risk management and our significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures, while our Safety, Security and Operations Committee reviews our activities, programs and procedures on safety, security and airline operations matters and routinely assesses related risk. Moreover, the Safety, Security, and Operations Committee, which exercises oversight over the Company’s management of cybersecurity matters, receives regular updates from management regarding cybersecurity matters, including the description of risks, protections and procedures. Our Nominating and Corporate Governance Committee reviews the Company’s environmental and social strategy and practices, in coordination with the Audit Committee’s oversight of related risks. Our Audit, Nominating and Corporate Governance, and Safety, Security, and Operations Committees report to the full Board with respect to the foregoing matters, among others. Lastly, our Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and periodically reports to the entire Board about such risks.

The Company’s management is responsible for the day-to-day management of the risks facing the Company, including macroeconomic, financial, strategic, operational, public reporting, legal, regulatory, environmental, social, political, cybersecurity, compliance and reputational risks. Management carries out this risk management responsibility through a coordinated effort among the various risk management functions within the Company.

Leadership Structure

We have historically separated the roles of CEO and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting our strategic direction and our day-to-day leadership and performance, while the Chairman of the Board provides general guidance to the CEO and sets the agenda for Board meetings and presides over meetings of the full Board. Mr. Gardner currently serves as our Chairman of the Board and Mr. Christie currently serves as our CEO. Our bylaws provide that the independent directors may appoint a lead director from among them to perform such duties as may be assigned by the Board. In his capacity as Chairman of the Board, Mr. Gardner generally performs the functions of a lead director.

Spirit Airlines	2024 Proxy Statement	9

BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE (continued)

Board Committees

The Board has the following standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Safety, Security and Operations Committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Board. The Board also has provided for an ad hoc Finance Committee, which may be constituted from time to time by the Board. A copy of the Finance Committee charter is available on the Company’s website at http://ir.spirit.com. Below is the membership of standing committees as of April 25, 2024:

Director	Independent (Y/N)	Audit	Compensation	Nominating and Corporate Governance	Safety, Security and Operations

Edward M. Christie III (1)	N

Mark B. Dunkerley	Y	X			Chair

H. McIntyre Gardner (1)	Y	X

Robert D. Johnson	Y	Chair			X

Barclay G. Jones III	Y		Chair	X

Christine P. Richards	Y		X	X

Myrna M. Soto	Y		X		X

Dawn M. Zier (2)	Y		X	Chair

(1) Messrs. Christie and Gardner regularly participate in standing committee meetings.

(2) Dawn M. Zier has decided not to stand for re-election, and her term will end at the conclusion of the Annual Meeting.

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee evaluates the independent auditors’ qualifications, independence and performance; determines the engagement of the independent auditors; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements; approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s engagement team as required by law; reviews our critical accounting policies and estimates; oversees our internal audit function and annually reviews the Audit Committee charter and the committee’s performance. The Audit Committee performs other functions as set forth in the Audit Committee charter, which satisfies the applicable standards of the SEC and the NYSE. A copy of the Audit Committee charter is available on the Company’s website at http://ir.spirit.com.

The current members of our Audit Committee are Messrs. Gardner, Dunkerley, and Johnson, with Mr. Johnson serving as the chair of the committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE. The Board has determined that all members of the Audit Committee are financial experts as defined under the applicable rules of the SEC and thereby have the accounting and financial management expertise required under the applicable rules and regulations of the NYSE. All three members of the Audit Committee are independent directors as defined under the applicable rules and regulations of the SEC and the NYSE.

Compensation Committee

Our Compensation Committee reviews and approves, and in some instances makes recommendations with respect to, the Company’s policies, practices and plans relating to compensation and benefits of our officers and other management level employees. The Compensation Committee (i) reviews and approves performance goals and objectives relevant to compensation of our CEO and other executive officers; (ii) evaluates the performance of our CEO in light of those goals and objectives and other factors and determines and approves our CEO’s compensation based on such evaluation; (iii) with input from our CEO, evaluates the performance of other officers, and sets their compensation based on such evaluations after taking into account the recommendations of our CEO; (iv) determines the base salaries of our officers, and also administers the issuance of restricted stock units, performance share units and other equity-based and cash-based awards under our compensation plan documents as well as the awarding of annual cash bonus opportunities under our short-term incentive plans; (v) reviews and discusses pay equity on an annual basis; (vi) reviews, and makes recommendations to the Board with respect to, the form and amount of compensation of non-employee directors of the Company; (vii) reviews and evaluates, at least annually, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter and corporate governance principles; (viii) approves the peer group companies used to benchmark Company performance and executive officer compensation; and (ix) periodically reviews, in consultation with its independent compensation consultant, the Company’s executive compensation philosophy and target competitive positioning for reasonableness and appropriateness. The Compensation Committee monitors compliance with Company’s stock ownership guidelines and also oversees risk assessment with respect to the

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BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE (continued)

Company’s executive compensation policies and practices. It also periodically reviews, and when appropriate makes recommendations with respect to, the severance and change in control benefits afforded to our executive officers and other members of management. The Compensation Committee performs other functions as set forth in the Compensation Committee charter. A copy of the Compensation Committee charter is available on the Company’s website at http://ir.spirit.com.

During fiscal year 2023, the Compensation Committee engaged and appointed Korn Ferry as the Compensation Committee’s independent compensation consultant (the “Compensation Consultant”) and retained external legal counsel during 2023, as more fully described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

The current members of our Compensation Committee are Mr. Jones and Mses. Richards, Soto and Zier, with Mr. Jones serving as the chair of the committee. The Board has affirmatively determined that each of Mr. Jones and Mses. Richards, Soto and Zier meets the definition of “independent director” for purposes of the NYSE listing rules.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for making recommendations regarding candidates for directorships, the size and composition of the Board and committee memberships. In addition, the Nominating and Corporate Governance Committee is responsible for reviewing and making recommendations to the Board concerning our corporate governance guidelines and other corporate governance matters. The committee is also responsible for reviewing environmental, social, and governance matters (ESG), and human capital management (HCM), including diversity review, employee engagement and succession planning with respect to our leadership team.

The Nominating and Corporate Governance Committee reviews candidates for directors in the context of the current composition, skills and expertise of the Board, the operating requirements of the Company and the interests of stockholders. It also takes into consideration applicable laws and regulations (including the NYSE listing standards), diversity, skills, experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business and business environment, willingness and availability to devote adequate time and effort to Board responsibilities and other relevant factors. The Nominating and Corporate Governance Committee may also engage, if it deems appropriate, a professional search firm to identify candidates that possess the desired characteristics and skills. During each search, the Nominating and Corporate Governance Committee (i) assesses the Board’s needs and functions; (ii) develops search specifications which are reported to, and concurred by, the full Board; (iii) convenes a search sub-committee (which generally includes all members of the Nominating and Corporate Governance Committee, the Chairman of the Board and the CEO) to conduct recruitment efforts and interviews with the director candidates; (iv) performs appropriate and necessary screenings and inquiries into the backgrounds and qualifications of possible director candidates; and lastly (v) may recommend a nominee(s) to the Board, which subsequently votes to elect the nominee(s).

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in accordance with, and pursuant to, the advance notice procedures for nominations of directors as set forth in the Company’s amended and restated bylaws. The Board believes that the procedures set forth in the Company’s amended and restated bylaws are currently sufficient and that the establishment of a formal policy is not necessary.

Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering, along with any updates or supplements required by the Company’s amended and restated bylaws, a written recommendation, c/o the Company’s Secretary, to the following address: Spirit Airlines, Inc., (i) 2800 Executive Way, Miramar, Florida 33025 prior to April 29, 2024, or (ii) 1731 Radiant Drive, Dania Beach, Florida 33004 on or after April 29, 2024, not earlier than the 120th day prior to and not later than the 90th day prior to the first anniversary of the Company’s annual meeting of stockholders for the preceding year; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, such recommendation shall be delivered not earlier than the 120th day prior to the Company’s annual meeting and not later than the 90th day prior to such annual meeting, or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. Submissions must include the required information and follow the specified procedures set forth in the Company’s amended and restated bylaws. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The Nominating and Corporate Governance Committee will evaluate any director candidates that are properly recommended by stockholders in the same manner as it evaluates all other director candidates, as described above.

The Nominating and Corporate Governance Committee is currently comprised of Mr. Jones and Mses. Richards and Zier, with Ms. Zier serving as the chair of the committee. The Board has affirmatively determined that each of Mr. Jones and Mses. Richards and Zier meets the definition of “independent director” for purposes of the NYSE listing rules. A copy of the Nominating and Corporate Governance Committee charter is available on the Company’s website at http://ir.spirit.com.

Safety, Security and Operations Committee

Our Safety, Security and Operations Committee oversees the Company’s activities, programs and procedures with respect to safety, security and airline operations. Among other matters, the Safety, Security and Operations Committee reviews the Company’s safety programs, policies and procedures; reviews the Company’s policies, procedures and investments, and monitors the Company activities, with respect to physical and information security; and reviews other aspects of airline operations such as reliability, organization and staffing. The current members of our Safety, Security and Operations Committee are Messrs. Dunkerley and Johnson, and Ms. Soto, with Mr. Dunkerley serving as the chair of the committee. Non-committee members of the Board regularly attend meetings of the Safety, Security and Operations Committee. The Safety, Security and Operations Committee operates under a written charter, a copy of which is available on the Company’s website at http://ir.spirit.com.

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Other Corporate Governance Matters

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

Our Board has regularly scheduled meetings and an annual meeting of stockholders each year, in addition to special meetings scheduled as appropriate. The Board met five times during 2023. Each of the five regularly scheduled Board meetings included an executive session, consisting of only independent directors and in some cases external legal counsel. Mr. Gardner, Chairman of the Board, presided at all of these executive sessions. The Audit Committee of the Board met six times, the Compensation Committee of the Board met five times, the Nominating and Corporate Governance Committee met four times, and the Safety, Security and Operations Committee of the Board met four times during 2023. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which they served during 2023. While committee meetings are scheduled for the members of each committee, it is the Company’s practice to allow any director to attend any committee meeting. Meetings of the Safety, Security and Operations Committee are regularly attended by all directors. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory. All of our then-serving directors attended our annual meeting of stockholders in 2023.

Stockholder and Other Interested Parties Communications with the Board of Directors

Should stockholders or other interested parties wish to communicate with the Board or any specified independent directors, such correspondence should be sent to the attention of the Secretary, at (i) 2800 Executive Way, Miramar, Florida 33025 prior to April 29, 2024, or (ii) 1731 Radiant Drive, Dania Beach, Florida 33004 on or after April 29, 2024. The Secretary will forward the communication to the Board or to the individual director(s), as appropriate.

Compensation Committee Interlocks and Insider Participation

None of the current members of our Compensation Committee is or has at any time during the past year been an officer or employee of ours. None of our executive officers currently serves or in the past year has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Executive Pay-for-Performance

We seek to ensure a pay-for-performance culture with well-balanced and transparent compensation policies and practices that are designed to drive shareholder returns as well as attract, motivate and retain superior executives, as more fully described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Perquisites

Perquisites are not a significant part of our executive compensation program. As is common in the airline industry, senior executives and non-employee directors, and their respective immediate families, are entitled to certain travel privileges on our flights, which may be on a positive space basis. In addition, retired non-employee directors who meet certain criteria are eligible for lifetime post-retirement positive-space air travel on our airline, as more fully described in the “Non-Employee Director Compensation” section of this Proxy Statement.

Stock Ownership Guidelines for Non-employee Directors and Executives

We maintain stock ownership guidelines applicable to non-employee directors and executives, as more fully described in the “Non-Employee Director Compensation” and “Compensation Discussion and Analysis” sections of this Proxy Statement. Non-employee directors and executives are expected to meet their ownership guidelines within five years of becoming subject to the guidelines. Due to the recent decline of our stock price, none of our non-employee directors and executive officers who have served at least five years are currently in compliance with the guidelines.

Anti-Hedging/Pledging Policy

We do not allow our directors and executive officers to enter into put and call options and other hedging transactions in the Company’s stock, nor to pledge the Company’s stock as collateral to secure loans. We believe that these prohibitions further align directors’ interests with those of our stockholders.

Clawback Policies

We maintain robust clawback policies pursuant to which we can seek recovery of certain cash or equity-based incentive compensation from our executive officers. The Clawback Policy is described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Retirement and Pension Practices

We do not provide a defined benefit pension plan or any supplemental executive retirement plan or other form of non-qualified retirement plan for our executive officers.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines to assist it in the exercise of its responsibilities and to serve the interests of the Company and its stockholders. The guidelines address areas such as Board and committee size and composition, director qualification standards and interaction with institutional investors.

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OTHER CORPORATE GOVERNANCE MATTERS (continued)

A copy of our corporate governance guidelines is available to security holders on the Company’s website at http://ir.spirit.com.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all members of the Board, officers and employees, including our Chief Executive Officer, Chief Financial Officer and principal accounting officer. The Code of Business Conduct and Ethics addresses, among other things, issues relating to conflicts of interests, including internal reporting of violations and disclosures, and compliance with applicable laws, rules and regulations. The purpose of the Code of Business Conduct and Ethics is to deter wrongdoing, to promote honest and ethical conduct and to ensure to the greatest possible extent that our business is conducted in a legal and ethical manner. We intend to promptly disclose on our website (1) the nature of any substantive amendment to our Code of Business Conduct and Ethics that applies to our directors, officers or other principal financial officers, (2) the nature of any waiver, including an implicit waiver, from a provision of our Code of Business Conduct and Ethics that is granted to one of these specified directors, officers or other principal financial officers, and (3) the name of each person who is granted such a waiver and the date of the waiver. A copy of the Code of Business Conduct and Ethics is available on the Company’s website at http://ir.spirit.com.

Related Party Transactions

The Board monitors and reviews any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company is to be a participant, the amount involved exceeds $120,000 and a related party had or will have a direct or indirect material interest, including purchases of goods or services by or from the related party or entities in which the related party has a material interest, indebtedness, guarantees of indebtedness and employment by us of such related party. Furthermore, the Company’s directors and executive officers complete an annual questionnaire that requires them to identify and describe, among other items, any transactions that they or their respective related parties may have with the Company. For more information, see “Certain Relationships and Related Transactions” elsewhere in this Proxy Statement.

Limitation of Liability and Indemnification Related Party Transactions

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation provides that we may indemnify our directors and executive officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we are obligated to indemnify our directors and executive officers to the fullest extent permitted by Delaware law and advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of their actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by the Board. For more information, see “Certain Relationships and Related Transactions - Indemnification” elsewhere in this Proxy Statement. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe these limitations of liability provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation, amended and restated bylaws and indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. Our amended and restated certificate of incorporation provides that any such lawsuit must be brought in the Court of Chancery of the State of Delaware. The foregoing provisions may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that is expected to result in claims for indemnification.

Spirit Airlines	2024 Proxy Statement	13

Environmental, Social and Governance (ESG) Matters

Commitment

As part of our overall Corporate Social Responsibility (CSR) efforts, we are committed to integrate ESG practices into our business, increasing the sustainability and resiliency of our business model and Company. We are environmentally conscious and seek to operate our business in a sustainable manner that will benefit our Guests, employees, investors, and the communities we serve, and that will support our successful growth over the long term. We seek to build human rights awareness, and continuously strive to attract a diverse pipeline of talent for our Company. We adhere to strong corporate governance principles, while incorporating best practices to guide our corporate behavior and actions.

We recognize the importance of operating a long-term sustainable business and we believe our sustainability report provides more transparency on our objectives, practices, and accomplishments.

Board Oversight

Recognizing its fundamental importance, the Board and its committees provide guidance and oversight to management with respect to ESG matters. The Nominating and Corporate Governance Committee is responsible for the review of the Company’s ESG strategy and practices, and periodically reports on these matters to the Board. The Audit Committee is responsible for the oversight of any related risks having a possible effect on the integrity of financial reporting which are also reported to the Board, as necessary. Moreover, any pertinent feedback that management receives from stockholders as part of the Company’s stockholder engagement practices (described in detail under the “Compensation Discussion and Analysis” section of this Proxy Statement), is reported to the Board for its consideration.

Priorities and Goals

In addition to the information provided herein, for more information regarding our ESG initiatives and practices, please refer to our ESG webpage, which you can find at http://ir.spirit.com.

Environmental

We care about the impact of our airline’s operations on the environment, and we seek to pursue commercially viable options to improve the long-term sustainability of our business. We believe it is our responsibility and in our best interest to manage our environmental impact. In early 2020, the Company adopted an Environmental Policy to set out clear objectives and goals, and to cultivate environmental awareness among its Team Members and business partners. A copy of the policy can be found at http://ir.spirit.com.

We are proud of our approach to environmental responsibility, focused on operational and business efficiency. Our efficiency approach allows us to mitigate impacts while we pursue commercially viable options to improve the long-term sustainability of our business. With one of the youngest fleets of any U.S. airline, including newest-generation aircraft that provide substantially higher fuel efficiency and reduced carbon emissions, our unique model minimizes environmental impact. We were the first North American carrier to operate the “new engine option” (“neo”) version of the Airbus A320 aircraft, powered by the most fuel-efficient engine ever made for this aircraft class. This revolutionary technology advance reduces the acoustic footprint by up to 50% and consumes 15-20% less fuel, reducing greenhouse gas emissions. In December 2019, we entered into a new fleet purchase agreement with Airbus, providing for the delivery of 100 A320neo family aircraft. Over the long term, our NEO aircraft will allow Spirit to continue being one of the leaders in the industry in reduced carbon emissions.

During the fourth quarter of 2022, we made the decision to accelerate the retirement of 29 of our A319 aircraft. During the twelve months ended December 31, 2023, we completed the sale of 12 A319 airframes and 20 A319 engines. The remaining A319 aircraft had an average age of 16.9 years as of December 31, 2023. Excluding the A319 aircraft to be sold, the average age of our fleet would have been 5.5 years as of December 31, 2023. In 2023, we ended the year with 205 aircraft.

Our high-density seat configuration results in a smaller carbon footprint per passenger and increased fuel efficiency. Our fuel policy, adopted in 2019, aims to reduce any excess planned fuel to save weight and fuel burn on our flights, as well as optimizing landing approaches for reduced fuel consumption and aircraft noise. All of our aircraft are equipped with new-generation “thin and light” ergonomic seats which reduce weight on board, and our baggage policies incentivize our Guests to bring fewer and lighter bags when they fly with us (for example, charging for carry-on bags and having an overweight limit of 40 pounds, compared to 50 pounds on most airlines). We seek to improve upon the foregoing measures and policies over time, and we take great pride in our worldwide industry-leading position as a carrier with one of the lowest carbon footprints per passenger.

Social

We work to strengthen and support the communities we serve. We encourage and engage our employees to help assist people and communities in need, promote equality and basic rights, and support efforts to attract a more diverse pipeline of talent to join the aviation/aerospace industry. In late 2020, the Company adopted a Human Rights Policy Statement to express our commitment to promote human rights among our Guests, Team Members and business partners. A copy of the policy can be found at http://ir.spirit.com.

14	Spirit Airlines	2024 Proxy Statement

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) MATTERS (continued)

We are an official airline partner of the Department of Homeland Security and DOT Blue Campaign, which provides transportation companies with resources and awareness training materials to identify and prevent human trafficking. We also have an ongoing partnership with the International Aviation Women’s Association, or IAWA, an international organization for women who hold positions of impact in the aviation and aerospace industries.

As a responsible corporate citizen, we view diversity, equity, and inclusion as an integral part of our culture and have a diverse workforce. We view our Team Members as key human capital to deliver long-term value to our stockholders, and consistently support their professional development.

Since its inception in 2017, The Spirit Airlines Charitable Foundation’s main goal has been to provide assistance to individuals and groups facing financial and other hardships and to fund social projects, with a focus on children and families, service members, and the environment. To date, the Foundation has raised over $4,000,000.

Governance

We are committed to excellence in corporate governance and we seek to incorporate best practices to guide our corporate behavior. We believe that strong corporate governance principles benefit our stockholders, as well as our Guests, employees and the communities we serve. Many of the components of our governance profile are described in this Proxy Statement. A copy of our corporate governance guidelines and certain other policies related to corporate governance are available on the Company’s website at http://ir.spirit.com.

We consider employee engagement and development a critical aspect of our overall human resources strategy. Our leadership is committed to recruiting, retaining, and engaging a workforce that inspires people to succeed. By building a workplace that celebrates diversity and inclusion, we are able to generate an environment of mutual respect and acceptance. Among other initiatives, we have implemented a leadership training program for women leaders in the Company. The Nominating and Corporate Governance Committee is responsible for the oversight of the Company’s human capital management, and provides related guidance and advice. The Company’s main approach to human capital management is to promote effective recruitment, management, and development practices for our workforce.

The Nominating and Corporate Governance Committee is also responsible for reviewing with the Board, on an annual basis, the appropriate skills, experience and background required for the Board as a whole and its individual members. Diversity of personal and professional backgrounds is an important factor taken into account by the Nominating and Corporate Governance Committee. We currently have three female directors, one of whom is of Hispanic descent.

Diversity, Equity, Inclusion and Belonging

Diversity, equity, inclusion and belonging (DEI&B) falls under the social pillar of our ESG efforts. We believe that a diverse workforce brings expanded creativity and perspective, leading to enhanced engagement and problem-solving capabilities, which in turn ultimately enhances our performance. We seek diverse talent internally and externally in an effort to achieve broader diverse representation throughout our Company. Our leadership team works alongside our human resources department to cultivate and measure programs and practices to encourage a diverse talent pipeline and to provide career development opportunities for our Team Members. We believe that hiring and retaining top talent is fully consistent with building a leadership that is reflective of our Team Members and Guests. By building a workplace that celebrates and promotes DEI&B, we create an environment where all our Team Members are empowered to develop and contribute to our performance. In 2022, Spirit was recognized by Forbes as one of America’s best companies for diversity, equity, and inclusion. Forbes’ fourth annual list of America’s Best Employers for Diversity ranks the 500 employers that boast the most diverse boards and executive ranks, as well as the most proactive diversity and inclusion initiatives. In 2023, Spirit earned two acknowledgements from Newsweek, being recognized as one of America’s Greatest Workplaces for Diversity and for Parents and for Families, underscoring a continued commitment to promoting diversity and equity for all Team Members. In 2020, we launched DEI&B Council Groups as safe spaces where Team Members can be heard, seen, and feel a sense of belonging. Council Groups are led by Team Members, and each is supported by an Executive Champion. We continue to develop a comprehensive DEI&B strategy, which drives meaningful change within the organization and in the communities we serve. This effort includes providing internal education and training to increase awareness of systemic inequities and to reduce bias, as well as our Supplier Diversity program the promotes diversity in our supplier ecosystem by establishing bidding and other contracting practices that stimulate a network of minority-owned business partners and other diverse suppliers.

In pursuing our DEI&B initiatives, we have constituted the following Resource Groups, also known as Team Member Resource Groups:

-	Women’s Resource Group
-	Black Resource Group
-	LatinX Resource Group
-	Asian Resource Group
-	LGBTQIA+ Resource Group
-	Third Culture Individuals Resource Group
-	Veterans Resource Group

Our efforts also include:

-	opportunities to revise policies and talent processes to reduce bias and cultivate inclusivity
-	commitment to continue development opportunities
-

The Spirit Airlines Charitable Foundation offers scholarships to individuals from underrepresented socio-economic backgrounds, including women and minorities with financial needs who are pursuing their dreams of a career in aviation. Our annual and endowed scholarships are provided through several aviation organizations, universities, and colleges throughout the U.S.

Spirit Airlines	2024 Proxy Statement	15

Proposal No. 2: Ratification of Selection of Independent
Registered Public Accounting Firm

The Audit Committee of the Board has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024 and is seeking ratification of such selection by our stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since 1995. Representatives of Ernst & Young LLP are expected to attend our Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

To be approved, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm must receive a “FOR” vote from the holders of a majority in voting power of the shares of common stock which are present in person or represented by proxy and entitled to vote on the proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “AGAINST” vote for purposes of determining whether this matter has been approved. Broker non-votes will have no effect on the outcome of this proposal.

Principal Accountant Fees and Services

The following table provides information regarding the fees incurred by Ernst & Young LLP during the years ended December 31, 2023 and 2022. All fees described below were approved by the Audit Committee.

	(in the thousands)

	Year Ended December 31,

	2023	2022

Audit Fees	$1,873	$1,777

Audit-Related Fees	—	—

Tax Fees	281	725

All Other Fees	5	2

Total Fees	$2,159	$2,504

Audit Fees

Audit fees represent fees billed for professional services rendered for the audit of our annual financial statements, including reviews of our quarterly financial statements, as well as audit services provided in connection with certain other regulatory filings including our 2023 and 2022 filings of reports on Form 8-K, consents, and comfort letters.

Audit-Related Fees

There were no audit-related fees of Ernst & Young LLP during 2023 and 2022.

Tax Fees

Tax fees represent fees billed for professional services rendered for the review and advice on U.S. and foreign tax matters.

All Other Fees

All other fees represent an annual license fee for access to Ernst & Young LLP’s web-based accounting research tool during 2023 and 2022.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the Audit Committee and is available on the Company’s website at http://ir.spirit.com.

The Audit Committee approved all audit and other services provided by Ernst & Young LLP for 2023 and 2022 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the Audit Committee.

The Audit Committee periodically considers whether the non-audit services rendered by Ernst & Young LLP are compatible with maintaining Ernst & Young LLP’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR

THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024.

16	Spirit Airlines	2024 Proxy Statement

Proposal No. 3: Advisory Vote to Approve Executive Compensation

Pursuant to Section 14A of the Exchange Act, the Company is soliciting stockholders for a non-binding, advisory vote on compensation programs for our named executive officers (sometimes referred to as “say on pay”). In 2018, our stockholders voted on a proposal relating to the frequency of the “say-on-pay” vote. At that time, we recommended, and our stockholders approved on an advisory, non-binding basis, an annual say-on-pay vote. We agree with our stockholders and have included this advisory (non-binding) vote on the compensation of our named executive officers for fiscal year 2023.

Our stockholders have the opportunity to vote for, against or abstain from voting on the following resolution:

“RESOLVED, that the stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in this Proxy Statement.”

To be approved, this proposal must receive a “FOR” vote from the holders of a majority in voting power of the shares of common stock which are present in person or represented by proxy and entitled to vote on the proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “AGAINST” vote for purposes of determining whether this matter has been approved. Broker non-votes will have no effect on the outcome of this proposal.

At our 2023 annual meeting of stockholders, approximately 88% of the shares voted were cast in favor of our management “say on pay” resolution. The Compensation Committee believes those voting results affirm our stockholders’ support of our approach to executive compensation. The Company recommends that stockholders again approve and support the decisions pertaining to the compensation of our named executive officers and the Company’s executive compensation programs.

As described in detail under the “Compensation Discussion and Analysis” section of this Proxy Statement, our compensation programs are designed to motivate our executives to create a successful company. Our philosophy is to make a significant percentage of an executive officer’s compensation “at-risk” by linking it to the Company’s performance. We believe that our compensation program, with its balance of short-term incentives (including annual performance-based cash bonuses) and long-term incentives (including performance-based equity and cash awards), encourages and rewards sustained performance that is aligned with long-term stockholder interests. Our compensation programs are also designed to enable the Company to attract and retain superior executives in a highly competitive and challenging marketplace. Stockholders are encouraged to read the “Compensation Discussion and Analysis” section of this Proxy Statement, the accompanying compensation tables and the related narrative disclosure.

Among other programs applicable to executive officers, the Company (i) does not pay tax gross-ups to its executives with respect to retirement, severance or change-in-control payments; (ii) maintains stock ownership guidelines applicable to all officers (and directors); (iii) maintains robust clawback policies applicable to all executives; and (iv) has an anti-hedging and anti-pledging policy applicable to executives (and directors).

This vote is non-binding. The Board and the Compensation Committee expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results. Unless the Board modifies its determination on the frequency of future “say on pay” advisory votes, the next “say on pay” advisory vote will be held at the 2025 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR

THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION OF THIS PROXY STATEMENT, THE ACCOMPANYING COMPENSATION TABLES AND THE RELATED NARRATIVE DISCLOSURE.

Spirit Airlines	2024 Proxy Statement	17

Proposal No. 4: Advisory Vote on the Frequency of an Advisory
Vote to Approve Executive Compensation

Pursuant to Section 14A of the Exchange Act, in addition to providing stockholders with the opportunity to cast an advisory vote to approve executive compensation, the Company is providing stockholders with a non-binding, advisory vote on whether the advisory vote to approve executive compensation should be held every one, two, or three years (sometimes referred to as “say on frequency”). The Board has determined that an advisory “say on pay” vote on the compensation of our named executive officers that occurs on an annual basis is the most appropriate option for the Company. Accordingly, the Board recommends that the advisory vote to approve the compensation of our named executive officers occur on a frequency of “every one year.” The Board believes that a frequency of “every one year” for an advisory “say on pay” vote will allow our stockholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the Proxy Statement each year. The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining). To constitute the recommendation of the stockholders, the applicable “One Year,” “Two Years” or “Three Years” option must receive the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present in person or by proxy and entitled to vote on this proposal. However, if none of the frequency options (one year, two years or three years) receives a majority vote, we will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by our stockholders. Abstentions and broker non-votes will be counted towards a quorum but otherwise will have no effect on the outcome of this proposal. Although this advisory vote on the frequency of the “say on pay” vote is non-binding, the Board and the Compensation Committee will take into account the outcome of the vote, along with other relevant factors, when considering the frequency of future advisory votes to approve executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF EVERY

ONE YEAR

FOR FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION.

18	Spirit Airlines	2024 Proxy Statement

Proposal No. 5: Approval of the 2024 Incentive Award Plan

At this Annual Meeting, we are asking our stockholders to approve the Spirit Airlines, Inc. 2024 Incentive Award Plan (the “2024 Plan”), which, if approved, will replace and succeed the Spirit Airlines, Inc. 2015 Incentive Award Plan, which received stockholder approval on June 16, 2015 (the “2015 Plan”). The 2024 Plan was adopted by our Board on April 18, 2024, subject to stockholder approval, as further described below.

Purpose for Adopting the 2024 Incentive Award Plan

The use of incentive awards under the 2015 Plan is an important component of our compensation program. Since its adoption, the 2015 Plan has served to enhance the motivation and retention of our officers, key employees, non-employee directors and consultants, and align the interests of such participants with those of the Company’s stockholders.

On March 10, 2021, our Board approved the First Amendment to the 2015 Plan (the “2015 Amendment”), which increased the number of shares of common stock, par value $0.0001 per share (“Common Stock”), authorized for issuance under the 2015 Plan by 3,200,000. The 2015 Amendment was subsequently approved by our stockholders on May 20, 2021. At the time of approval, we expected the 3,984,157 shares of Common Stock available for issuance under the 2015 Plan to be sufficient to cover the Company’s equity compensation needs through 2026. However, our prior expectation was adversely impacted by several factors, including the volatility of our stock price and general deterioration of equity values in the post-pandemic environment. Our stock price was impacted by increased operating costs, pilot shortages, service availability constraints due to Pratt & Whitney PW 1100G-JM engines, and other unique events such as the Federal court ruling against the proposed merger with JetBlue. As a result, the number of shares available for issuance under the 2015 Plan has not been sufficient to cover our needs over the original time horizon and, as of April 12, 2024, there were 1,448,143 shares remaining available for new awards under the 2015 Plan. Additionally, the 2015 Plan will terminate effective December 17, 2024.

Our Board has determined that approval of the 2024 Plan is necessary, and in the best interests of the Company and its stockholders, to continue to allow the Company to make grants of long-term incentive awards going forward by increasing the number of shares of Common Stock available for future grants, as described below. Accordingly, on April 18, 2024, our Board, upon recommendation of the Compensation Committee, unanimously approved the 2024 Plan, subject to approval of the Company’s stockholders, and directed that the 2024 Plan be submitted for stockholder approval at the Annual Meeting.

The 2024 Plan, if approved by our stockholders, will replace and succeed the 2015 Plan, and be applicable to all awards granted on or after the date of stockholder approval of the 2024 Plan (the “Effective Date”). No further awards will be granted under the 2015 Plan from and after the Effective Date; however, the 2015 Plan and any underlying award agreement will continue to govern awards previously granted under the 2015 Plan and such awards will not be affected by the adoption or approval of the 2024 Plan.

If the 2024 Plan is approved by our stockholders, the aggregate number of shares of Common Stock available for issuance under the 2024 Plan, subject to the adjustment and recycling provisions of the 2024 Plan, as described below, will be (i) 2,200,000 shares of Common Stock newly reserved for issuance under the 2024 Plan, plus (ii) the number of shares of Common Stock remaining available for issuance under the 2015 Plan as of the Effective Date, plus (iii) the number of shares of Common Stock underlying any equity award previously granted under the 2015 Plan that become available for issuance again under the 2015 Plan upon the termination, forfeiture, repurchase, expiration or lapse of such award. If the 2024 Plan is not approved by our stockholders, we may continue to grant awards under the 2015 Plan until the termination date of the 2015 Plan. In that event, we may not have sufficient shares to cover our equity compensation needs in calendar year 2025, and our ability to utilize an important component of our compensation program, which is key to our ability to attract, motivate, retain and reward key personnel, will be impaired.

The 2024 Plan, as proposed for approval by our stockholders at the Annual Meeting, is set forth in Appendix A to this Proxy Statement. If the 2024 Plan is approved by our stockholders, we intend to file a registration statement on Form S-8 to register the shares of Common Stock available for issuance under the 2024 Plan.

Historical Equity Award Information

Current Outstanding Awards

As of April 12, 2024, 2,043,833 shares of Common Stock remained subject to outstanding equity-based awards under our equity incentive plans, as detailed in the following table:

Outstanding equity awards under equity incentive plans as of April 12, 2024	Number of Shares

Outstanding restricted stock and restricted stock units	1,133,920

Outstanding performance stock units eligible to be earned	909,913(1)

Total awards outstanding	2,043,833
(1)	Based on target level of performance.

Spirit Airlines	2024 Proxy Statement	19

PROPOSAL NO. 5: APPROVAL OF THE 2024 INCENTIVE AWARD PLAN (continued)

No other equity-based awards, including stock options or stock appreciation rights, were outstanding as of April 12, 2024. For additional information regarding equity-based awards previously granted under the 2015 Plan, please see Note 11 to our audited consolidated financial statements filed with our Form 10-K for the fiscal year ended December 31, 2023. As of April 12, 2024, the closing price per share of Common Stock on the New York Stock Exchange was $4.18.

Burn Rate

In considering the number of shares to reserve for issuance under the 2024 Plan, the Board and the Compensation Committee considered various factors, including potential burn rate. The table below summarizes our equity incentive grant practices during the three most recent fiscal years under the 2015 Plan and the gross burn rate for each fiscal year:

Year	Stock Options Granted (1)	Restricted Stock and Restricted Stock Units Granted (1)	Performance Stock Units Granted (1)	Aggregate Total Awards Granted	Weighted Average Common Stock Outstanding	Gross Burn Rate (2)

2023	—	500,648	237,836	738,484	109,152,113	0.68%

2022	—	404,062	154,668	558,730	108,750,500	0.51%

2021	—	399,179	194,523	593,702	105,000,254	0.57%

Three-year average	—	434,630	195,676	630,305	107,634,289	0.59%
(1)	Reflects number of awards granted in the identified year. Does not reflect subsequent forfeitures or cancellations.
(2)

Calculated as the total number of shares granted as restricted stock, restricted stock units and performance stock units throughout the identified year, divided by weighted-average common shares outstanding at fiscal year-end. The burn rate is not adjusted for forfeitures and expirations of awards or to only reflect earned performance stock units, which, in each case, would reduce the burn rate if taken into account.

Current and Potential Dilution

Our Board monitors share usage to manage the dilutive impact of awards granted under our equity compensation plans and recognizes the impact of dilution on our stockholders. As a result, our Board has evaluated the number of shares to be reserved for issuance under the 2024 Plan carefully in the context of the need to motivate, retain and ensure that our key personnel are focused on our strategic priorities, and believes that the proposed share reserve under the 2024 Plan represents a reasonable amount of potential equity dilution to accommodate our long-term objectives.

The table below shows the potential dilution or “overhang” from the 2015 Plan as of April 12, 2024:

Shares Outstanding	Shares

Stock Options Outstanding	—

Restricted Stock Units Outstanding	1,133,920

Performance Stock Units Outstanding	909,913

Total Shares Outstanding Subject to Awards	2,043,833

Total Shares Available for Future Grant as Awards	1,448,143

Common Shares Outstanding as of April 12, 2024	109,501,395

As noted above, we anticipate that the 2,200,000 shares of Common Stock to be newly reserved for issuance under the 2024 Plan, together with the existing shares remaining available for issuance under the 2015 Plan as of the Effective Date (and the shares of Common Stock underlying any equity award previously granted under the 2015 Plan that may become available for issuance again under the 2015 Plan upon the termination, forfeiture, repurchase, expiration or lapse of such award) will provide us with flexibility to continue to grant equity awards for approximately 1 year, based on current grant practices and other factors. However, this is only an estimate based on current circumstances, and the total number of shares that are subject to equity awards in any one year or from year-to-year may change based on a number of factors, including, without limitation, the value of our Common Stock, changes in competitors’ or market compensation practices, the need to attract, retain and incentivize key talent, and the types of awards we grant.

Summary of the 2024 Incentive Award Plan

The material terms of the 2024 Plan are summarized below. The following summary of the 2024 Plan does not purport to be a complete description of all the provisions of the 2024 Plan and is qualified in its entirety by reference to the 2024 Plan, a copy of which is attached as Appendix A to this Proxy Statement and incorporated in its entirety in this Proposal No. 5 by reference.

Key Features. The 2024 Plan includes the following key features, which we believe protect our stockholders’ interests and reflect compensation and governance best practices:

•	Administered by an Independent Committee. The 2024 Plan will be administered by the Compensation Committee of our Board, which is comprised entirely of independent non-employee directors;

20	Spirit Airlines	2024 Proxy Statement

PROPOSAL NO. 5: APPROVAL OF THE 2024 INCENTIVE AWARD PLAN (continued)

•	No “Evergreen” Feature for Our Share Reserve. The 2024 Plan does not provide for an automatic increase in the number of shares available for issuance thereunder;

•	No Liberal Share Recycling. Shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation with respect to any award, or shares covered by a stock-settled award that were not issued upon settlement, do not become available for issuance again under the 2024 Plan;

•	Minimum Vesting Requirement. Subject to acceleration of vesting upon or following a change in control as provided in the 2024 Plan, or a participant’s death or permanent disability, equity or equity-based awards granted to any eligible individual under the 2024 Plan generally become vested over a period of not less than one year following the grant date, except that (i) substitute awards granted in connection with a corporate transaction and (ii) awards with underlying shares that, in the aggregate, constitute 5% or less of the share reserve under the 2024 Plan, may be granted with a vesting period of less than one year;

•	No Single-Trigger CIC Vesting. Awards will not vest solely as a result of a change in control of the Company, unless the acquirer does not honor, assume or substitute the award;

•	No Liberal CIC Definition. The 2024 Plan contains 50% change in control and merger consummation triggers, and completion of the transaction is required to trigger a change in control;

•	No Dividends or Dividend Equivalents on Unvested Awards. Dividends or dividend equivalents will not be paid unless and until the underlying award has vested;

•	Limited Transferability of Awards. Awards generally may not be sold, pledged assigned or transferred by the participant, except in limited circumstances approved by the administrator;

•	No Tax Gross-Ups. The 2024 Plan does not provide for any tax-gross-ups with respect to any awards;

•	Clawback Policies. Awards are subject to the forfeiture and recoupment provisions specified in the applicable award agreements, and the clawback policies adopted and maintained by the Company, including the Spirit Airlines, Inc. Dodd-Frank Clawback Policy and the Spirit Airlines, Inc. Clawback Policy for Detrimental Conduct;

•	No Discount Options or Stock Appreciation Rights. The exercise price or base price of options and stock appreciation rights cannot be less than 100% of the fair market value of the Common Stock on the date of grant; and

•	No Repricing of Options or Stock Appreciation Rights. Options and stock appreciation rights granted under the 2024 Plan may not be repriced without prior stockholder approval.

Purpose. The 2024 Plan has the following purposes: (i) promote the success and enhance the value of the Company by aligning the personal interests of our officers, key employees, non-employee directors and consultants with those of our stockholders, (ii) providing such individuals with an incentive for outstanding performance to generate superior returns to our stockholders, consistent with the long-term sustainability and success of the Company, and (iii) provide flexibility to the Company in its ability to attract, motivate and retain the services of such individuals upon whose judgment, interests and special efforts the successful conduct of the Company’s business is largely dependent.

Share Reserve. Subject to adjustment as described below, the aggregate number of shares of Common Stock available for issuance under the 2024 Plan will be (i) 2,200,000 shares of Common Stock newly reserved for issuance under the 2024 Plan, plus (ii) the number of shares of Common Stock remaining available for issuance under the 2015 Plan as of the Effective Date, plus (iii) the number of shares of Common Stock underlying any equity award previously granted under the 2015 Plan that become available for issuance again under the 2015 Plan upon the termination, forfeiture, repurchase, expiration or lapse of such award.

The aggregate number of shares of Common Stock available for issuance under the 2024 Plan may be issued pursuant to the exercise of “incentive stock options” under the 2024 Plan. Shares issued under the 2024 Plan may be authorized and unissued shares or reacquired shares. Further, any shares of Common Stock covered by an award, or a portion of an award, granted under the 2024 Plan that terminates, expires, is forfeited, is repurchased (other than the repurchase of shares issued with respect to a vested award) or lapses for any reason or otherwise is settled without the issuance of shares of Common Stock will again be available for the grant of an award under the 2024 Plan; however, any shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligations with respect to any award, or shares of Common Stock covered by a stock-settled award that were not issued upon settlement, will not again be available for issuance under the 2024 Plan. Any shares of Common Stock issued pursuant to a substitute award granted under the 2024 Plan in connection with a corporate transaction will not be counted against the aggregate number of shares of Common Stock available for issuance under the 2024 Plan, subject to limited exceptions.

Individual Award Limits. The following limits apply to awards granted under the 2024 Plan:

•	Non-Employee Director Limit. With respect to any calendar year, the maximum number of shares of Common Stock that may be issued pursuant to awards granted to any non-employee director under the 2024 Plan, together with any cash fees paid to any such non-employee director during the calendar year, may not exceed the total value set forth in the Non-Employee Director Equity Compensation Policy (as described below under —Non-Employee Director Awards) (calculating the value of such awards based on the grant date fair value).

•	Limit for All Other Participants. With respect to any calendar year, the maximum number of shares of Common Stock that may be issued pursuant to awards granted to any participant (other than a non-employee director) under the 2024 Plan may not exceed $10,000,000 (calculating the value of such awards based on the grant date fair value).

Administration. The Compensation Committee of the Board (or another committee or sub-committee of the Board designated by the Board) has the power and authority to administer the 2024 Plan from and after the Effective Date; however, the Board may, in its discretion, exercise any of the powers and duties granted to the

Spirit Airlines	2024 Proxy Statement	21

PROPOSAL NO. 5: APPROVAL OF THE 2024 INCENTIVE AWARD PLAN (continued)

Compensation Committee under the 2024 Plan, except with respect to matters required to be determined by the Compensation Committee under Rule 16b-3 promulgated under Section 16 of the Exchange Act. The administrator may delegate its respective authority to grant and amend awards under the 2024 Plan to one or more members of the Board or one or more of the Company’s officers; however, in no case will an officer of the Company be delegated the authority to grant awards to, or amend awards held by, an executive officer of the Company who is subject to Section 16 of the Exchange Act.

Subject to the terms and conditions of the 2024 Plan, the power and authority of the 2024 Plan administrator includes, but is not limited to, (i) selecting the persons to whom awards are to be made, (ii) determining the type and number of awards to be granted to such individuals, and the terms and conditions of all such awards, (iii) construing and interpreting the terms of the 2024 Plan and any underlying award agreement, (iv) adopting, revising or revoking any rules relating to administration and interpretation of the 2024 Plan and (v) making all other determinations as set forth in the 2024 Plan and as otherwise required or advisable for the administration of the 2024 Plan. The administrator may exercise all power, authority and discretion granted to it under the 2024 Plan in a non-uniform manner among participants. Decisions of the administrator will be final, binding and conclusive on all parties.

Eligibility. Employees (including officers) of the Company, directors who are not also employees of the Company and consultants to the Company are eligible to participate in the 2024 Plan. Approximately 238 employees, 7 non-employee directors and no consultant of the Company participate in the 2015 Plan as of April 12, 2024.

Types of Awards. Awards under the 2024 Plan may be made in the form of stock options (either incentive or non-qualified); stock appreciation rights; restricted stock; restricted stock units; incentive performance awards; other incentive awards; performance awards; dividend equivalents; other stock-based awards and any combination thereof.

Terms and Conditions of Awards. Awards granted pursuant to the 2024 Plan are subject to the terms and conditions of the 2024 Plan, as summarized below, and the applicable award agreement, which will contain such terms and conditions as determined by the administrator consistent with the 2024 Plan:

•	Options. An option represents the right to purchase shares of our Common Stock at a specified exercise price, and are designated as either “incentive stock options,” which are intended to comply with the applicable provisions of Section 422 of the Code, or non-qualified stock options, which do not comply with such provisions of the Code. Options may be granted to any eligible individual, except that “incentive stock options” may only be granted to employees of the Company, in accordance with Section 422 of the Code. The exercise price of each option granted under the 2024 Plan may not be less than the fair market value of a share of Common Stock on the date of grant, except that (i) in the case of an option granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the exercise price must be at least 110% of such fair market value, and (ii) in the case of an option that is a substitute award granted under the 2024 Plan in connection with a corporate transaction, the exercise price may be less than such fair market value. The options will become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with the Company and/or subject to the satisfaction of specified corporate performance targets and individual performance targets established by the administrator; however, no option may be exercisable more than ten years from the grant date (or five years from the grant date in the case of an option granted to a greater than ten percent stockholder). The aggregate fair market value of shares of Common Stock with respect to which “incentive stock options” are first exercisable by a participant in any calendar year under the 2024 Plan may not exceed $100,000. In-the-money options that remain unexercised by a participant as of the expiration date of such options will be automatically exercised by the administrator in its sole discretion on the participant’s behalf, provided the participant continues employment or service with the Company. The administrator will determine the methods and form of payment for the exercise price of an option under the 2024 Plan, and the methods and forms in which shares of Common Stock are delivered to a participant.

•	Stock Appreciation Rights (SARs). A SAR represents the right to receive an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the exercise price of the SAR, and may be granted to any eligible individual in connection with options or other awards, or on a freestanding basis. The exercise price of any SAR granted under the 2024 Plan may not be less than 100% of the fair market value of a share of Common Stock on the date of grant, except with respect to a stock appreciation right that is substitute award granted under the 2024 Plan in connection with a corporate transaction. SARs may be exercised as the administrator determines, but not later than ten years from the date of grant. In-the-money SARs that remain unexercised by a participant as of the expiration date of such SARs will be automatically exercised by the administrator in its sole discretion on the participant’s behalf, provided the participant continues employment or service with the Company. The administrator will determine the methods and form of payment for the exercise price of a SAR under the 2024 Plan, and the methods and forms in which shares of Common Stock are delivered to a participant.

•

Restricted Stock. Restricted stock is a grant of shares of Common Stock to any eligible individual under the 2024 Plan that is subject to such restrictions and vesting conditions as may be determined by the administrator in its sole discretion. Restricted stock may be subject to forfeiture for no consideration or repurchase by the Company at the original purchase price if the applicable vesting conditions or other restrictions are not met. In general, restricted stock may not be sold or otherwise transferred until the applicable restrictions are removed or have expired. Unless otherwise determined by the administrator or as otherwise set forth in an applicable award agreement, recipients of restricted stock will have rights as a stockholder, including voting rights and the right to receive dividends, if any, prior to the time when the restrictions lapse;

22	Spirit Airlines	2024 Proxy Statement

PROPOSAL NO. 5: APPROVAL OF THE 2024 INCENTIVE AWARD PLAN (continued)

however, any dividends will be payable to the participant only if and when the underlying restricted stock has vested.

•	Restricted Stock Units. A restricted stock unit represents an unsecured and unfunded right to receive one share of Common Stock. Restricted stock units may be granted to any eligible individual under the 2024 Plan, subject to vesting conditions based on continued employment or service with the Company or achievement of specified performance goals established by the administrator, and such other terms, conditions and restrictions as determined by the administrator in its sole discretion. Restricted stock units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or have expired. Shares of Common Stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will not have voting or dividend rights until the applicable vesting conditions have been satisfied. Restricted stock units are generally exercisable or distributable only while the participant is employed or otherwise providing services to the Company; however, the administrator may, in its sole discretion, provide that a restricted stock unit may be exercised or distributed following a termination of service in certain events, including a change in control or a participant’s death or disability.

•	Incentive Performance Awards and Other Incentive Awards. The administrator may grant cash incentive performance awards and other cash incentive awards to any eligible individual under the 2024 Plan, either alone or in tandem with other awards under the 2024 Plan. Incentive performance awards will be subject to the achievement of one or more specified performance goals (whether or not objective). Incentive performance awards and other incentive awards will be granted in such amounts, and subject to such other terms, conditions and restrictions, as determined by the administrator in its sole discretion consistent with the 2024 Plan.

•	Awards Designated as Performance Awards. In addition to any incentive performance awards granted under the 2024 Plan, the administrator has the right, in its sole discretion, to designate any award granted under the 2024 plan as a performance award that is subject to the achievement of one or more specified performance goals, and such other terms, conditions and restrictions as determined by the administrator in its sole discretion. Performance awards, once vested, may be paid in cash or in shares of Common Stock (or a combination thereof), as determined by the administrator. The administrator has the discretion to modify or waive the performance goals or conditions applicable to any performance award, unless the applicable award agreement says otherwise. Performance awards are generally exercisable or distributable only while the participant is employed or otherwise providing services to the Company; however, the administrator may, in its sole discretion, provide that a performance award may be exercised or distributed following a termination of service in certain events, including a change in control or a participant’s death or disability.

•	Other Stock-Based Awards. The administrator may grant to any eligible individual under the 2024 Plan (i) awards of unrestricted shares of Common Stock, (ii) awards denominated in shares of

Common Stock, (iii) awards that are valued in whole or in part by reference to, or are otherwise based on, the value or future value of shares of Common Stock, (iv) awards denominated in shares of Common Stock with a deferral feature and (v) other forms of equity-based or equity-related awards. Such other stock-based awards may be granted alone or in tandem with other awards under the 2024 Plan, in such amounts, and subject to such terms and conditions as determined by the administrator in its sole discretion (including any purchase price applicable thereto). Such other stock-based awards may also be available as a form of payment in settlement of other awards granted under the 2024 Plan or as payment in lieu of compensation to which a participant is otherwise entitled, and may be paid in shares of Common Stock or cash, as determined by the administrator. Other stock-based awards are generally exercisable or distributable only while the participant is employed or otherwise providing services to the Company; however, the administrator may, in its sole discretion, provide that any other stock-based award may be exercised or distributed following a termination of service in certain events, including a change in control or a participant’s death or disability.

•	Dividends and Dividend Equivalents. The administrator may provide that an award (other than an option or SAR) includes dividends or dividend equivalents. A dividend equivalent represents the right to receive the equivalent value of the dividends, if any, paid on the Company’s Common Stock, calculated with reference to the number of shares of Common Stock covered by the award in respect of which such dividend equivalent was granted under the 2024 Plan. Dividend equivalents may also be granted to eligible individuals at such time or times as determined by the administrator, in tandem with, or in addition to, another award, or on their own, credited to an account for an eligible individual as of any dividend payment dates that occur between the grant date and vesting date of the award, and settled in cash or shares of Common Stock at such times as determined by the administrator in its sole discretion. Dividend Equivalents may, at the discretion of the administrator, be fully vested and nonforfeitable when granted or subject to such vesting conditions as determined by the administrator; however, dividend equivalents will be payable to the participant only if and when the related award has vested and will be forfeited if such related award is forfeited.

Non-Employee Director Awards. Awards granted to non-employee directors will be made pursuant to a written non-discretionary formula established by the administrator from time to time, which sets forth the types of awards to be granted to non-employee directors, the number of shares of Common Stock subject to such awards and such other terms and conditions as the administrator may determine in its discretion consistent with the 2024 Plan (the “Non-Employee Director Equity Compensation Policy”).

Substitute Awards. In connection with a corporate transaction, such as a merger, combination or consolidation of another entity with us, or the acquisition by us of property or stock of another entity, the administrator may grant awards in assumption of, or in substitution for, any equity awards previously granted by such entity or an affiliate thereof. Substitute awards will not count against the aggregate share reserve under the 2024 Plan.

Spirit Airlines	2024 Proxy Statement	23

PROPOSAL NO. 5: APPROVAL OF THE 2024 INCENTIVE AWARD PLAN (continued)

Minimum Vesting Period. Subject to acceleration of vesting upon or following a change in control as provided in the 2024 Plan, or a participant’s death or permanent disability, all equity and equity-based awards granted under the 2024 Plan will vest over a period of not less than one year following the date of grant; however, (i) substitute awards granted under the 2024 Plan in connection with a corporate transaction and (ii) awards with underlying shares of Common Stock that, in the aggregate, constitute 5% or less of the share reserve under the 2024 Plan, may, in each case, be granted with a vesting period that is less than one year.

Changes in Common Stock or Other Corporate Events. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of our assets to stockholders (other than normal cash dividends) or any other corporate event affecting the number of outstanding shares of Common Stock or the share price of our Common Stock, the administrator may make equitable adjustments, if any, to reflect such changes with respect to (i) the aggregate number and type of shares of Common Stock subject to the 2024 Plan, (ii) the number and kind of shares of Common Stock subject to outstanding awards under the 2024 Plan, (iii) the terms and conditions of such outstanding awards (including, without limitation, any applicable performance goals with respect to such awards) and (iv) the grant or exercise price per share of any outstanding awards under the 2024 Plan. The administrator may, in its sole discretion, also make appropriate adjustments to awards under the 2024 Plan to prevent dilution or enlargement of the benefits intended to be made available under the 2024 Plan, to facilitate any unusual or nonrecurring transactions or events or to give effect to any changes in applicable law or regulations, including, but not limited to, acceleration, cash-out, termination, assumption, substitution or conversion of such awards.

Change in Control. In the event of a change in control, unless otherwise determined by the administrator or as otherwise provided in the 2024 Plan or an applicable award agreement, outstanding awards under the 2024 Plan (other than incentive performance awards) will be assumed or substituted by the acquirer. Where the acquirer does not assume or substitute outstanding awards granted under the 2024 Plan upon a change in control, such awards will be subject to accelerated vesting as of immediately prior to the consummation of such change in control, and if not exercised by or paid for by the participants, as applicable, during the period specified by the administrator, the awards will terminate upon expiration of such period.

Clawback. Under the 2024 Plan, the administrator has the authority to include clawback and forfeiture provisions in any applicable award agreement that allow the Company to (i) recoup any proceeds, gains or economic benefits received by a participant under the 2024 Plan and (ii) terminate an award granted to any participant under the 2024 Plan (whether or not vested), in each case, in the event that (a) the employment or service of such participant is terminated for any reason prior to a specified date or within a specified time period, (b) the participant engages in competitive or other harmful activity at any time or within a specified time period as determined by the administrator or (c) the employment or service of such participant is terminated for “cause” (as defined in an employment agreement or applicable award agreement. Further, the 2024 Plan and all awards granted thereunder are subject to any clawback, forfeiture and similar requirements (i) as required by applicable law (including the rules and regulations of the exchange on which the Company’s shares of Common Stock are listed for trading) and (ii) as otherwise provided in a policy adopted or maintained by the Company as in effect from time to time, including, without limitation, the Spirit Airlines, Inc. Dodd-Frank Clawback Policy and the Spirit Airlines, Inc. Clawback Policy for Detrimental Conduct, as in effect or as may be amended from time to time, which allow the Company to recover certain incentive compensation (whether cash-or equity-based, and whether performance-or time-based). By accepting an award under the 2024 Plan, a participant is agreeing to be bound by the terms of such clawback provisions and policies.

No Repricing without Stockholder Approval. Options and stock appreciation rights may not be repriced, or replaced with a new option or stock appreciation right with a lower exercise price (or other award) that would result in, or be reportable as, repricing, unless prior stockholder approval is obtained or otherwise permitted pursuant to the adjustment provisions of the 2024 Plan.

Amendment and Termination. The administrator may amend, modify, suspend or terminate the 2024 Plan, in whole or in part, at any time and from time to time; however, prior stockholder approval of such amendment, modification, suspension or termination must be obtained if (i) any applicable tax law or regulatory requirement (including any applicable stock exchange rule) requires stockholder approval for any such amendment, modification, suspension or termination to be effective, or (ii) the amendment, modification, suspension or termination would increase the number of shares of Common Stock available for issuance under the 2024 Plan or would modify the prohibition on the repricing of options and stock appreciation rights under the 2024 Plan. Further, any amendment, modification, suspension or termination of the 2024 Plan that would materially and adversely affect the rights or obligations of any participant will not be effective without the participant’s consent, subject to limited exceptions.

Expiration Date. The 2024 Plan will expire on, and no awards may be granted pursuant to the 2024 Plan after, the tenth anniversary of the Effective Date. Any award that is outstanding under the 2024 Plan on such expiration date will remain in effect and subject to the terms of the 2024 Plan and the applicable award agreement.

Securities Laws. The 2024 Plan is intended to conform to all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder, including, without limitation, Rule 16b-3. The 2024 Plan will be administered only in such a manner as to conform to such laws, rules and regulations.

Section 409A of the Code. Certain awards under the 2024 Plan may be considered “nonqualified deferred compensation” subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code regarding the payment of deferred compensation are complied with, holders of such awards may be taxed earlier than would otherwise be the case and may be subject to an additional 20% excise tax and interest charge on the award. The terms of the 2024 Plan and each award granted thereunder are intended to comply with Section 409A of the Code, which imposes restrictions on nonqualified deferred compensation arrangements, and will be interpreted, administered and construed to comply with and preserve such exemption. If, after the Effective Date, the

24	Spirit Airlines	2024 Proxy Statement

PROPOSAL NO. 5: APPROVAL OF THE 2024 INCENTIVE AWARD PLAN (continued)

administrator determines that an award granted under the 2024 Plan may be subject to Section 409A of the Code, then, to the extent determined necessary or appropriate by the administrator, the 2024 Plan and award agreements may be amended to exempt such award from Section 409A of the Code or to comply with the requirements of Section 409A of the Code.

U.S. Federal Income Tax Consequences. The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards granted under the 2024 Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards, and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Non-Qualified Stock Options. No income will be realized by a participant upon grant of a nonqualified stock option. The participant will recognize ordinary income at the time of exercise equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon the sale of the shares acquired on exercise will be treated as capital gains or losses.

Incentive Stock Options (ISOs). No income will be realized by a participant upon grant of an “incentive stock option” under Section 422 of the Code. The exercise of an ISO will not result in taxable income to the participant if, at the time of exercise, the participant has been employed by the Company or its subsidiaries at all times beginning on the date the ISO was granted and ending not more than ninety days before the date of exercise. However, the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum tax liability for the year the shares are sold. If the participant does not sell the shares of Common Stock acquired on exercise within two years from the date of grant and one year from the date of exercise, then on the sale of the shares of Common Stock, any amount realized in excess of the exercise price will be taxed as capital gain. If the amount realized in the sale is less than the exercise price, then the participant will recognize a capital loss. If these holding requirements are not met, then the participant will generally recognize ordinary income at the time the shares of Common Stock are sold in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (b) the excess, if any, of the amount realized on the sale of the shares over the exercise price, and the Company will be entitled to a corresponding deduction.

Stock Appreciation Rights (SARs). No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the amount of cash received or the fair market value of the shares of Common Stock received in respect of the SAR. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Section 280G for compensation paid to certain executives designated in that Section. If the SAR is settled in shares of Common Stock, then when such shares are sold, the participant will recognize capital gain or loss on the difference between the sale price and the amount recognized at exercise. Whether it is a long-term or short-term gain or loss depends on how long the shares of Common Stock are held.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares of Common Stock on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b) within thirty days after the grant date, the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares of Common Stock on the date of grant over the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for the value of any shares of Common Stock which may be subsequently forfeited. Special rules apply to the receipt and disposition of restricted stock received by officers and directors who are subject to Section 16(b) of the Exchange Act. The Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Section 280G for compensation paid to certain executives designated in that Section.

Restricted Stock Units. A participant will not be subject to tax upon the grant of a restricted stock unit. Rather, upon the delivery of shares of Common Stock or cash upon the settlement of a restricted stock unit, the participant will have taxable compensation equal to the fair market value of the number of shares of Common Stock (or the amount of cash) the participant actually receives with respect to the award. The Company will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Section 280G for compensation paid to certain executives designated in that Section.

Other Stock-Based Awards. A participant will have taxable compensation equal to the difference between the fair market value of the shares on the date the award is made over the amount the participant paid for such shares of Common Stock, if any. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Section 280G of the Code for compensation paid to certain executives designated in that Section.

Incentive Performance Awards, Other Incentive Awards, and Dividends and Dividend Equivalents. A participant will recognize ordinary compensation income upon the payment of an incentive performance award, other incentive award or any dividends or dividend equivalents in an amount equal to the amount of cash received.

Spirit Airlines	2024 Proxy Statement	25

PROPOSAL NO. 5: APPROVAL OF THE 2024 INCENTIVE AWARD PLAN (continued)

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE 2024 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

New Plan Benefits

Grants of awards under the 2024 Plan to the Company’s executive officers, non-employee directors and other eligible participants have not yet been determined, and will be made at the discretion of our Compensation Committee. Accordingly, the future benefits that will be received by these participants under the 2024 Plan are not currently determinable. Equity-based awards granted to our named executive officers in fiscal year 2023 under the 2015 Plan are set forth in the Grants of Plan-Based Awards table on page 53 of this Proxy Statement. The approval of the 2024 Plan by our stockholders will have no effect on the terms and conditions of the outstanding awards previously granted under the 2015 Plan. For information regarding our recent practices with respect to long-term incentive compensation granted under the 2015 Plan to our non-employee directors and named executive officers, please see the “Non-Employee Director Compensation” and “Compensation, Discussion and Analysis—Long-Term Incentives” sections of this Proxy Statement.

Vote Required

To be approved, this proposal must receive a “FOR” vote from the holders of a majority in voting power of the shares of common stock which are present in person or represented by proxy and entitled to vote on the proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “AGAINST” vote for purposes of determining whether this matter has been approved. Broker non-votes will have no effect on the outcome of this proposal.

***

THE BOARD, UPON RECOMMENDATION OF THE COMPENSATION COMMITTEE, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR

THE APPROVAL OF THE SPIRIT AIRLINES, INC. 2024 INCENTIVE AWARD PLAN.

26	Spirit Airlines	2024 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the Record Date (April 12, 2024), information regarding beneficial ownership of our capital stock by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each named executive officer as set forth in the summary compensation table below;

•	each of our directors; and

•	all current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that persons have beneficial ownership of a security if they possess sole or shared voting or investment power of that security, including options and warrants that are currently exercisable or exercisable within 60 days and restricted stock units that vest within 60 days. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable.

Common stock subject to stock options and warrants currently exercisable or exercisable within 60 days of the Record Date and restricted stock units that vest within 60 days of the Record Date are deemed to be outstanding for computing the percentage ownership of the person holding these options, warrants and restricted stock units and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.

Beneficial ownership is based on there having been 109,501,395 shares of our voting common stock outstanding as of the Record Date. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Spirit Airlines, Inc., 2800 Executive Way, Miramar, Florida 33025.

Shares of Common Stock Beneficially Owned

Name of Beneficial Owner	Common Stock (1)	Securities Exercisable or Vesting Within 60 Days	Number of Shares Beneficially Owned (1)	Percent

5% Stockholders:

The Vanguard Group (2)	10,418,903	—	10,418,903	9.5%

BlackRock, Inc. (3)	8,421,544	—	8,421,544	7.7%

Named Executive Officers and Directors:

Edward M. Christie III	229,497	—	229,497	*

Scott M. Haralson	59,566	—	59,566	*

John Bendoraitis	75,070	—	75,070	*

Matthew H. Klein	68,669	—	68,669	*

Rocky B. Wiggins	33,839	—	33,839	*

Mark B. Dunkerley	20,217	—	20,217	*

H. McIntyre Gardner	46,302	—	46,302	*

Robert D. Johnson	24,734	—	24,734	*

Barclay G. Jones III	29,688	—	29,688	*

Christine P. Richards	30,217	—	30,217	*

Myrna M. Soto	10,570	—	10,570	*

Dawn M. Zier	27,801	—	27,801	*

All 16 current directors and executive officers as a group	783,233	—	783,233	*

*	Represents beneficial ownership of less than one percent of the outstanding shares of common stock.
(1)	Amounts shown do not include any unvested units nor any deferred vestings. For more information, please refer to the “Non-Employee Director Compensation” section below.
(2)	Has a principal business address at 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(3)	Has a principal business address at 50 Hudson Yards, New York, New York 10001.

Spirit Airlines	2024 Proxy Statement	27

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2023, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

28	Spirit Airlines	2024 Proxy Statement

Non-Employee Director Compensation

2023 Non-Employee Director Compensation

We compensate our non-employee directors for their service on the Board, but do not pay director compensation to any director who is also an employee. The Compensation Committee will periodically review the overall compensation of our non-employee directors in consultation with the Board and, from time to time, the assistance of the Compensation Committee’s compensation consultant. The Compensation Committee did not make any changes to the non-employee director compensation policy for fiscal year 2023, which is summarized in the table below:

Non-Employee Director Compensation Policy

General annual cash retainer (1)	$70,000

Supplemental annual retainer: (1)

Chairman of the Board (2)	$100,000

Chair of the Audit Committee (in cash)	$17,500

Chair of the Compensation Committee (in cash)	$15,000

Chair of other standing committees (in cash)	$6,000

Audit Committee members (in cash) (3)	$10,000

Compensation Committee members (in cash) (3)	$7,500

Other standing committee members (in cash) (3)	$5,000

Supplemental meeting fee (4)	$1,000

Annual equity-based grant (5)	$120,000

Initial equity-based grant for new directors (6)	$20,000

(1)	Paid in quarterly installments.
(2)	Paid 50% in cash and 50% in restricted stock units vesting 100% on the one-year anniversary of the grant date.
(3)	Includes committee chairs.
(4)	Paid in cash for each in-person or virtual Board meeting attended in excess of eight meetings over the course of a calendar year.
(5)

Grant of restricted stock units, vesting 100% on the one-year anniversary of the grant date. Any new non-employee director appointed after annual equity based grants have been made to incumbent directors in any year, is entitled to receive an annual equity grant of restricted stock units, prorated to reflect their start date, vesting 100% on the one-year anniversary of the grant date of the annual equity based grants made to incumbent directors.

(6)	Grant of restricted stock units, vesting 100% on the one-year anniversary of the grant date.

We maintain a Non-Employee Director Compensation Policy, which is designed to ensure alignment with long-term stockholder interests. The policy is also designed to (i) ensure that the Company can attract and retain outstanding director candidates, (ii) recognize the substantial time commitment necessary to oversee the affairs of the Company and (iii) support the independence of thought and action expected of directors.

Under our current Non-Employee Director Compensation Policy, the aggregate value of the cash compensation paid and the equity awards granted to any non-employee director during any calendar year may not exceed $400,000 (or $500,000 in the case of the Chairman of the Board, with the value of any such equity awards based on the grant date fair value). Under limited and extraordinary circumstances, the Compensation Committee can make exceptions to the foregoing annual limit, provided that the non-employee director receiving the additional compensation may not participate in the decision to award such compensation. The Compensation Committee’s discretion to waive the annual limit has not been exercised to date.

Commencing in 2022, each non-employee director is eligible to receive a supplemental fee of $1,000 per in-person or virtual Board meeting attended in excess of eight meetings over the course of a calendar year. Our Compensation Committee and Board believe that this supplemental fee recognizes the dramatic increase in the required engagement of each of our non-employee directors over the last two years as we evaluated and negotiated successive merger proposals from Frontier and JetBlue, and our business continued to manage challenges in our operations arising from the aftermath of the pandemic.

Further, pursuant to the Non-Employee Director Compensation Policy, our non-employee directors are reimbursed for travel and other expenses incurred for attending meetings. Furthermore, consistent with prevailing practice in the airline industry, our incumbent non-employee directors and their immediate family members are afforded free positive-space personal air travel benefits on our airline, up to a maximum value of $5,000 per year. Our retired non-employee directors who had served on the Board for a period of at least five years ended on or after June 1, 2015, are eligible for lifetime post-retirement positive-space air travel on our airline for the former non-employee director and, until the death of the former non-employee director, for their spouse or designated travel companion and dependent children,

Spirit Airlines	2024 Proxy Statement	29

NON-EMPLOYEE DIRECTOR COMPENSATION (continued)

up to a maximum value of $5,000 per year. Our non-employee directors are not eligible for retirement benefits or other perquisites provided by the Company, such as life or medical insurance.

We maintain a deferral program under which each non-employee director may, at his or her election and prior to the grant date, defer settlement of 100% of his or her vested restricted stock units until the earliest of (a) 360, 720 or 1,080 days following the vesting of the restricted stock units (with the non-employee director affirmatively selecting the number of days); (b) a change of control; and (c) a termination of service.

Under the Company’s stock ownership guidelines, non-employee directors are required to meet a share ownership level with a minimum value equal to 5.0 times the base annual cash retainer payable to non-employee directors (one-third of which must be owned outright in the form of shares of our common stock). Non-employee directors are expected to meet their ownership levels within five years of becoming subject to the guidelines. Due to the recent decline of our stock price, none of our non-employee directors who have served at least five years are currently in compliance with these guidelines.

The following table sets forth information concerning the compensation earned by or paid to our non-employee directors during the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

Mark B. Dunkerley	91,000	119,994	210,994

H. McIntyre Gardner	130,000	169,979	299,979

Robert D. Johnson	102,500	119,994	222,494

Barclay G. Jones, III	97,500	119,994	217,494

Christine P. Richards	82,500	119,994	202,494

Myrna M. Soto	82,500	119,994	202,494

Dawn M. Zier	88,500	119,994	208,494

(1)

In 2023, general and supplemental annual cash retainers were paid to our non-employee directors per the terms of our Non-Employee Director Compensation Policy. As noted above, Mr. Gardner’s supplemental annual retainer for fiscal year 2023 was paid 50% in cash and 50% in restricted stock units. The amount reflected in this column for Mr. Gardner therefore reflects the value of his general annual cash retainer and 50% of the value his supplemental annual retainer which was paid in cash. None of our non-employee directors were paid a supplemental meeting fee in 2023, as none attended more than eight Board meetings over the course of the calendar year.

(2)

On January 30, 2023, each of our non-employee directors received a grant of 6,088 restricted stock units under our 2015 Incentive Award Plan and the related award agreement, with 100% of such grants vesting on January 30, 2024. On January 30, 2023, Mr. Gardner also received an additional grant of 2,536 restricted stock units, representing 50% of the value of his supplemental annual retainer as Chairman of the Board, with 100% of such grant vesting on January 30, 2024. Prior to the 2023 restricted stock unit grants, Ms. Soto elected to defer settlement of her restricted stock units to the earliest to occur of 720 days following the vesting of such units, a change of control or a termination of service as a director. Amounts shown in the “Stock Awards” column represent the aggregate grant date fair value of such restricted stock units granted to our non-employee directors during 2023, computed in accordance with FASB ASC Topic 718, using the valuation methodology and assumptions set forth in Note 11 to our audited consolidated financial statements for the fiscal year ended December 31, 2023, which are incorporated by reference herein. The amounts in this column do not reflect the value, if any, that ultimately may be realized by each non-employee director. The table below shows the aggregate numbers of unvested restricted stock unit awards outstanding for each non-employee director as of December 31, 2023. None of the non-employee directors held any stock option awards as of December 31, 2023.

Name	Restricted Stock Units

Mark B. Dunkerley	6,088

H. McIntyre Gardner	8,624

Robert D. Johnson	6,088

Barclay G. Jones, III	6,088

Christine P. Richards	6,088

Myrna M. Soto	6,088

Dawn M. Zier	6,088

30	Spirit Airlines	2024 Proxy Statement

NON-EMPLOYEE DIRECTOR COMPENSATION (continued)

2024 Non-Employee Director Compensation

It has been the practice of the Compensation Committee to review the competitiveness of our compensation program for non-employee directors every two years rather than annually. As such, the Compensation Committee has determined to maintain our current Non-Employee Director Compensation Policy as described above for fiscal year 2024. Accordingly, on January 24, 2024, each of our non-employee directors received a grant of 16,901 restricted stock units with 100% of such grants vesting on January 24, 2025. Also on January 24, 2024, Mr. Gardner received an additional grant of 7,042 restricted stock units with 100% vesting on January 24, 2025, representing 50% in value of his annual retainer as Chairman of the Board. Ms. Soto elected to defer settlement of her 2024 grant of restricted stock units to the earliest to occur of 720 days following the vesting of such units, a change of control or a termination of service as a director. For 2024, general and supplemental annual cash retainers are expected to be paid to our non-employee directors per the terms of our current program, as set forth above.

Spirit Airlines	2024 Proxy Statement	31

Compensation Discussion and Analysis

Introduction

The following Compensation Discussion and Analysis (“CD&A”) provides information about our executive compensation programs for our named executive officers (or “NEOs”), who consist of our principal executive officer, principal financial officer and our three other most highly compensated executive officers, and our compensation decisions for the fiscal year ended December 31, 2023. The CD&A should be read together with the compensation tables and related disclosures in the “Executive Compensation” section of this Proxy Statement. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.

On February 5, 2022, we entered into an Agreement and Plan of Merger (as amended, the “Frontier Merger Agreement”) with Frontier Group Holdings, Inc., a Delaware corporation (“Frontier”) and Top Gun Acquisition Corp., a Delaware corporation and a direct, wholly owned subsidiary of Frontier (“Frontier Merger Sub”), pursuant to which Frontier Merger Sub would have been merged with and into the Company, with the Company continuing as the surviving entity (the “Frontier Merger”). The Frontier Merger Agreement and the Frontier Merger were terminated on July 27, 2022, as previously disclosed in our Current Report on Form 8-K filed with the SEC on July 28, 2022.

On July 28, 2022, we entered into an Agreement and Plan of Merger (the “JetBlue Merger Agreement”) with JetBlue Airways Corporation, a Delaware corporation (“JetBlue”), and Sundown Acquisition Corp., a Delaware corporation and a direct, wholly owned subsidiary of JetBlue (“JetBlue Merger Sub”), pursuant to which, and subject to the terms and conditions therein, JetBlue Merger Sub would have been merged with and into the Company, with the Company continuing as the surviving entity (the “JetBlue Merger”). The JetBlue Merger Agreement and the JetBlue Merger were terminated on March 1, 2024, as previously disclosed in our Current Report on Form 8-K filed with the SEC on March 4, 2024.

The CD&A discusses the impacts of the terminated Frontier Merger and the terminated JetBlue Merger on the overall compensation of our named executive officers, and other actions taken after the end of fiscal year 2023, to the extent that such actions could affect a fair understanding of a named executive officer’s compensation for 2023.

Our NEOs for fiscal year 2023 were as follows:

•	Edward M. Christie III, President and Chief Executive Officer

•	Scott M. Haralson, Executive Vice President and Chief Financial Officer*

•	John Bendoraitis, Executive Vice President and Chief Operating Officer

•	Matthew H. Klein, Executive Vice President and Chief Commercial Officer

•	Rocky B. Wiggins, Senior Vice President and Chief Information Officer

*

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on February 7, 2023, Mr. Haralson was promoted from Senior Vice President to Executive Vice President of the Company effective February 1, 2023.

32	Spirit Airlines	2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Executive Compensation Philosophy

The market for experienced management talent is highly competitive inside and outside our industry. Airline industry consolidation, new airline startups as well as a tight labor market have intensified that competitiveness. Our goal is to attract, motivate and retain executives with the talent and experience necessary for us to achieve our strategic business plan and to effectively manage each of our business functions. In doing so, we draw upon a pool of talent that is highly sought after within the airline industry and elsewhere in the travel and hospitality sectors and in comparable businesses in general industries. Within this talent pool, we seek individuals who we believe will be able to contribute to our unique ultra-low-cost operating model and our vision of future success, support our culture and values, and enhance the cohesiveness and productivity of our leadership team.

Since our initial public offering in 2011, and with the input and assistance of an independent compensation consultant, the Compensation Committee of our Board of Directors (the “Compensation Committee”) has adhered to a comprehensive executive compensation program designed to provide an appropriately balanced mix of (i) fixed versus at-risk variable compensation, (ii) annual versus long-term compensation and (iii) cash- versus equity-based compensation. As further described below, our executive compensation program for fiscal year 2023 consisted of three primary components: fixed base salary, annual cash incentive (bonus) compensation linked to performance targets and equity-based compensation consisting of a combination of restricted stock units (“RSUs”) and performance share units (“PSUs”). Each of these components was designed to attract and retain highly talented and experienced executives who are key to our success, while also incentivizing such individuals to achieve our short-term and long-term goals and objectives. We believe that our compensation program reflects a pay-for-performance philosophy, where our NEOs are rewarded for their contributions to the Company’s success.

Our executive compensation philosophy is based on the following principles:

•	Attract and retain highly talented and experienced executives;

•	Align executive compensation with our business strategy and objectives;

•	Remain competitive within the airline industry and elsewhere in the travel, hospitality and general industries where we draw talent from;

•	Reward both short-term and long-term performance and create long-term value for our stockholders;

•	Encourage executive ownership in our Company; and

•	Ensure that our executive compensation practices are transparent, fair and consistent with market practices.

Spirit Airlines	2024 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Key Executive Compensation Practices

To further align our executives’ interests with those of our stockholders and ensure adherence to corporate governance best practices related to executive compensation, our compensation program incorporates the following key practices:

WE DO	WE DO NOT

Target each compensation component (salary, STI, LTI, etc.) for our NEOs generally at the market median (50th percentile)	Allow hedging or pledging of Company securities

Pay for performance and, accordingly, a significant portion of each NEO’s total compensation opportunity is “at risk” and dependent upon achievement of specific corporate and individual performance goals	Encourage unnecessary or excessive risk taking as a result of our compensation policies and practices

Base our short-term incentive plan on multiple performance measurements, including financial and operational metrics and strategic goals	Have employment agreements with any of our NEOs other than with our CEO

Complement our annual compensation to each NEO with time-based and performance-based multi-year vesting schedules and performance periods for equity incentive awards	Provide a defined benefit pension plan or any supplemental executive retirement plan or other form of non-qualified retirement plan for our NEOs

Determine any annual base salary adjustments and annual long-term equity awards to our NEOs, partially, on prior-year individual performance	Provide for any “gross ups” for any excise taxes imposed with respect to Section 280G (change-in-control payments) or Section 409A (nonqualified deferred compensation) of the U.S. Internal Revenue Code of 1986, as amended (which we refer to as the “Code”)

Select and use a compensation peer group of similarly sized companies that reflect the marketplace for talent in which we compete, and select and use a peer group of publicly traded airline companies to compare and rank the Company’s short-term and long-term incentive metrics	Provide for single-trigger vesting acceleration of equity awards upon a change in control of the Company unless the acquirer does not assume or replace such awards

Maintain robust clawback policies pursuant to which the Company can seek recovery of certain cash- or equity-based incentive compensation (both performance- and time-based) to ensure accountability	Allow any repricing of stock options/stock appreciation rights without stockholder approval or unlimited transferability of awards

Have stock ownership guidelines for our executives and non-employee directors	Pay dividends on unvested stock awards

Engage an independent compensation consultant to advise the Compensation Committee, which is comprised solely of independent directors

Provide for minimum vesting of awards (i.e., one year following the date of grant) and maximum award limits (i.e., 1,000,000 shares for options and stock appreciation rights and 300,000 shares or $10 million for other types of awards)

Conduct regular executive sessions of our Compensation Committee from which executives and other employees are excluded

Ensure that a significant portion of our non-employee director compensation consists of time-vested restricted stock units

Have an annual limit on the compensation (both cash and equity-based) that may be paid to any non-employee director during any calendar year

34	Spirit Airlines	2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

2023 Company Performance Highlights

Leisure travel demand remained relatively strong during the first half of 2023. However, shifts in the balance of supply and demand for domestic air travel in leisure markets during the summer and fall of 2023 had a very profound negative impact on revenue trends for the second half of 2023, resulting in lower fare and load factor levels across Spirit’s network. Compared to 2022, total operating revenues increased 5.8% on a capacity increase of 14.6%. Throughout much of 2023, Spirit’s ability to fully utilize its fleet was constrained due to pilot shortages which, together with general inflationary pressures, led to higher unit costs. The Company also experienced issues due to problems with Pratt & Whitney PW 1100G-JM (“GTF”) engines on its Airbus A320NEO aircraft. Together, this resulted in lower operating margins and larger net losses, excluding special items.

In fiscal year 2023, the Company generated a net loss of $447.5 million compared to a net loss of $554.2 million in 2022. Excluding special items, the Company reported an adjusted net loss of $359.5 million for the full year 2023 compared to an adjusted net loss of $189.4 million for the full year 2022. The adjusted net loss for 2023 and 2022 excluded special charges primarily related to merger-related costs, as well as losses recorded on sale-leaseback and other aircraft transactions. Given the current environment, the Company has taken steps to modify the cadence of aircraft deliveries through the end of the decade and to slow capacity growth in the near term. The Company has also completed several initiatives to strengthen its balance sheet, as described below.

Key Financial and Operational Metrics

During 2023:

•	The Company generated operating revenues of $5.4 billion, a 5.8% increase compared to 2022;

•	TRASM for 2023 was 9.63 cents, a decrease of 7.8% compared to 2022, primarily as a result of a 7.0% decrease in operating yield, year-over-year;

•	Non-ticket revenue per passenger flight segment increased by $0.64, from $67.93 in 2022 to $68.57 in 2023;

•	The Company grew passenger flight segments by 14.7%, on strong air travel demand trends;

•	The Company maintained an adjusted cost per available seat mile ex-fuel among the lowest of any airline in the U.S. at 7.06 cents; and

•	The Company surpassed pre-pandemic capacity levels, increasing capacity by 14.6% compared to 2022 and by 33.2% compared to 2019.

Measures Taken to Preserve Cash and Enhance Liquidity

•

In December 2023, the Company completed sale-leaseback transactions for 20 aircraft, resulting in repayment of approximately $325 million of indebtedness on those aircraft and net cash proceeds of approximately $320 million. In January 2024, the Company completed sale-leaseback transactions for an additional five aircraft, resulting in repayment of approximately $140 million of indebtedness on those aircraft and net cash proceeds of approximately $99 million. In total, these transactions resulted in net cash proceeds to the Company of approximately $419 million.

•

During the fourth quarter of 2023, the Company amended the agreement for the senior secured revolving credit facility to extend the final maturity of the facility to September 30, 2025 and adjust other terms. As of December 31, 2023, the entire $300 million under the credit facility remained undrawn and available.

Fleet

•	Spirit added 23 aircraft to its growing fleet and retired 12, ending the 2023 year with 205 aircraft.

•	As of year-end 2023, our aircraft fleet had an average age of 6.6 years, making it one of the youngest and most fuel-efficient fleets of any major U.S. airline.

•

During 2023, we completed the sale of 12 A319 aircraft, the oldest and least fuel-efficient aircraft model in our fleet. We plan to retire the remaining 17 owned A319 aircraft during 2024, and return the last two remaining A319s to their lessor upon lease expiration in 2025.

•

The Company inaugurated its first Airbus A321neo aircraft into its young, fuel-efficient fleet, ending 2023 with eight A321neos in its fleet, with plans to take delivery of an additional 20 of such aircraft in 2024.

Network Development

The Company expanded its network during 2023 by initiating service to three new destinations: Charleston, South Carolina; Norfolk, Virginia and San Jose, California, contributing to the inauguration of 54 new routes, and bringing Spirit’s total markets served to over 350 and average daily flights to nearly 830.

Spirit Airlines	2024 Proxy Statement	35

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Recognitions & Accomplishments

During 2023, Spirit was:

•	Named Value Airline of the Year by Aviation Week Network’s Air Transport World (ATW);

•	Recognized for safety with the FAA’s “Aviation Maintenance Technician Diamond Award of Excellence” for the sixth consecutive year;

•	Named a Four-Star Low-Cost Carrier by the Airline Passenger Experience Association (APEX) for consistently providing passengers with exceptional experiences;

•	Awarded the San Diego International Airport Fly Quiet Award in the small domestic category;

•	Recognized by Los Angeles World Airports as a bronze winner of the LAX Fly Quieter Award; and

•	Named Most Affordable Airline and No. 2 of 11 overall by WalletHub in its 2023 Best Airline Awards.

Covid-19 Related Compensation Restrictions

In April 2020, we entered into a Payroll Support Program (“PSP”) agreement with the United States Department of the Treasury under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). In connection with our participation in the PSP agreements, we were subject to restrictions on the amount of total compensation that we could provide to our NEOs. In January 2021 and April 2021, we entered into additional PSP agreements, which effectively extended the same compensation restrictions through April 1, 2023. The restrictions included limiting annual compensation and benefits for our NEOs, and the amount of severance compensation payable to our NEOs upon certain terminations. We considered the CARES Act compensation restrictions when designing the compensation program for our NEOs in fiscal year 2023, and effective April 2, 2023, we are no longer subject to such restrictions.

Pay-For-Performance Alignment

As noted below, we have designed the compensation program for our executive officers to be responsive to the performance of our Company by making a high percentage of our NEOs’ annual compensation “at risk” and tied to various performance metrics. In the case of awards with a performance period ending in 2023 or otherwise approved for payment in 2023, such metrics included (i) Company financial and operating metrics and strategic goals, which were used to determine payouts under our annual short-term cash incentive plan; (ii) Company stock price performance, which was used to determine the settlement amount of the Market Stock Units (“MSUs”) and (iii) relative adjusted operating margin performance, which was used to determine the settlement amount of our adjusted operating margin PSUs (“Op-Margin PSUs”) and long-term performance cash awards. Consistent with the foregoing pay-for-performance philosophy, the variability of the following 2023 performance-driven payouts also demonstrates the alignment of our executives’ interests with our stockholders’ interests:

Short-Term Incentive (STI) Payouts

The Company divided the 2023 STI plan into two semi-annual performance periods consistent with 2022. The Compensation Committee approved a payout with respect to the first performance period equal to 115% of the target in December 2023, and a payout with respect to the second performance period equal to 112.7% of target in February 2024, resulting in an annualized opportunity of 113.9% of target.

MSU Payouts

The MSUs measured on absolute share price performance granted in 2021 to our executive officers for the 2021-2023 performance period were settled in December 2023 with a 71.4% payout, based on year-end share price performance banking at -11%.

Op Margin PSU Payouts

The PSUs measured on adjusted operating margin granted in 2021 to our executive officers for the 2021-2023 performance period were settled in March 2024 with a 43.6% payout, based on operating margin performance ranking eighth out of a nine-member peer group.

Performance-Based Cash Award Payouts

The second performance period (2021-2023) with respect to the cash-based long-term incentive awards measured on adjusted operating margin, granted in 2021 to our executive officers, was settled in March 2024 with a 50% payout, based on three-year relative cumulative adjusted operating margin performance ranking eighth out of a nine-member peer group.

36	Spirit Airlines	2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

The first performance period (2022-2023) with respect to the cash-based long-term incentive awards measured on adjusted operating margin, granted in 2022 to our executive officers was settled in March 2024 with a 50% payout, based on two-year relative cumulative adjusted operating margin performance ranking ninth out of a ten-member peer group.

With respect to long-term incentive awards, the Compensation Committee also monitors the actual amounts received, or realized, upon settlement by the Company’s executive officers to assess the effectiveness of the pay-for-performance program and gauge the alignment of our executives’ interests with those of our stockholders.

The graphics below illustrate the mix of compensation elements for our NEOs in 2023, reflecting our emphasis on performance-based compensation:

Chief Executive Officer	Other NEOs

Note: The compensation data summarized in the above pie charts was determined as follows: “Salary” represents the 2023 annual salary for each NEO; “Target STI Amount” represents the target bonus opportunity for each NEO, expressed as a percentage of base salary (described in more detail in the “Performance-Based Short-Term Cash Incentive Program” subsection below); and “LTI Awarded” represents the aggregate grant date fair value of the equity-based awards granted to our NEOs in 2023 (described in more detail in the “Equity-based long-term incentives” subsection below).

2023 Say-on-Pay and Frequency of Future Advisory Votes on Executive Compensation

Each year, our Compensation Committee considers the results of stockholder advisory votes on executive compensation from the prior year when making decisions relating to our executive compensation programs and the compensation of our NEOs. At our 2023 annual meeting of stockholders, our stockholders once again expressed support for our executive compensation programs and the compensation paid to our NEOs in a non-binding, advisory vote, with an approval rate of approximately 88% for our “say-on-pay” proposal. The Compensation Committee viewed the stockholders’ support for the “say-on-pay” proposal at our 2023 annual meeting as indicative of general approval of our approach to executive compensation, and determined that our approach to executive compensation should remain generally consistent in 2023 and 2024. The Company also communicates regularly with stockholders on various matters, including executive compensation, and seeks to incorporate stockholder input into its executive compensation practices. The Compensation Committee takes into account stockholder feedback received through such communications and the “say-on-pay” vote, as well as evolving best practices when making compensation decisions for our NEOs, and endeavors to ensure that management’s interests are aligned with those of our stockholders and support long-term value creation for the Company.

At our 2018 annual meeting of stockholders, our stockholders voted on a non-binding, advisory basis, on a proposal relating to the frequency of the “say-on-pay” vote. At that time, we recommended, and our stockholders approved, to hold future advisory votes to approve executive compensation once a year. In accordance with our stockholders’ recommendation, our Board and Compensation Committee determined to include a non-binding stockholder advisory vote on the compensation of our named executive officers in our proxy materials every year until the next required advisory vote on the frequency of the “say-on-pay” vote, which “say on frequency” vote will occur at this year’s Annual Meeting. As discussed above under “Proposal No. 3—Advisory Vote to Approve Executive Compensation,” the Board and Compensation Committee recommend that stockholders vote in favor of the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in this Proxy Statement. Further, as discussed above under “Proposal No. 4— Advisory Vote on the Frequency of an Advisory Vote to Approve Executive Compensation,” the Board and Compensation Committee recommend that stockholders vote for an annual advisory vote to approve executive compensation.

Spirit Airlines	2024 Proxy Statement	37

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Determination of Executive Compensation

Role of the Compensation Committee and Management in Compensation Decisions

Our Compensation Committee is appointed by the Board and is responsible for establishing, implementing, and monitoring adherence to our compensation philosophy and programs. We seek to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive. The Compensation Committee meets periodically to specifically review and determine adjustments, if any, to the CEO’s compensation, including his base salary, annual bonus compensation and long-term incentive awards, and to review and consider recommendations of the CEO with respect to the other NEOs’ base salaries, annual bonus compensation and long-term incentive awards. For 2023, as more fully described below, the Compensation Committee determined each individual component of compensation for our NEOs. The Compensation Committee annually evaluates our company-wide performance against the approved operating plan for the prior fiscal year. The Compensation Committee also meets periodically to discuss compensation-related matters as they arise during the year. For each year, our CEO evaluates each other NEO’s individual performance and contributions to the Company’s success and reports to the Compensation Committee his recommendations regarding each element of the other NEOs’ compensation. The CEO does not participate in any formal discussion with the Compensation Committee regarding decisions on his own compensation, and on request of the Compensation Committee, he recuses himself from meetings where his individual performance is evaluated, and his compensation is discussed and decided.

With respect to executive compensation approved for the year 2023, the Compensation Committee based its decisions in part on comparative compensation market data provided by its independent compensation consultant, as more fully described below. The Compensation Committee also considered input provided by Mr. Christie with respect to the compensation of our other NEOs. However, Mr. Christie does not provide input for the Compensation Committee’s determination of his own compensation. Decisions of our Compensation Committee pertaining to the compensation of our NEOs and the Company’s executive compensation programs are regularly reported to, and in some instances presented for approval by, the full Board. We continue to be committed to stockholder engagement, communication and transparency, and in designing our compensation policies, we endeavor to ensure that management’s interests are aligned with those of our stockholders and that such policies support long-term value creation. Our long-standing compensation philosophy to pay our executive officers for performance, measured against Company goals, remained an integral part of our overall compensation program in 2023.

Role of Independent Compensation Consultant and Other Advisors

During fiscal year 2023, the Compensation Committee retained Korn Ferry as the Compensation Committee’s independent compensation consultant to assist it in its comprehensive review of Spirit’s executive compensation program. The Compensation Committee also consulted with external legal counsel during 2023. Each year, the Compensation Committee evaluates the qualifications, performance, and independence of its compensation consultant and its external legal counsel. During 2023, the Compensation Committee reviewed information regarding the independence and potential conflicts of interest of Korn Ferry and its external legal counsel. The Compensation Committee members took into account, among other things, the factors enumerated by the SEC and the NYSE for evaluating compensation advisor independence and concluded that Korn Ferry and the Compensation Committee’s external legal advisor are independent and that no conflict of interest currently exists. Representatives of Korn Ferry and external legal counsel have direct access to Compensation Committee members (and vice versa) without management involvement. The Compensation Committee has sole authority to replace its compensation consultant and/or external legal counsel from time to time and to hire additional consultants and external legal counsel at any time. Representatives of Korn Ferry participated in all meetings of the Compensation Committee in 2023.

Korn Ferry worked closely with the Compensation Committee in fiscal year 2023 to determine an appropriate executive compensation strategy that supports our core business objectives: maintaining low costs, profitable growth, safe and reliable operations, sound cash flow and long-term value creation. In considering approaches to executive compensation, the Compensation Committee continuously reviews ways to strengthen the alignment of management’s interests with the interests of stockholders, strengthen the Company’s ability to attract, motivate and retain key executive talent, and design plans that account for the relatively high volatility and cyclicality of our industry.

38	Spirit Airlines	2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Setting Executive Compensation: Comparative Compensation Market Data and Peer Group

The Compensation Committee believes that to keep the Company’s executive compensation program competitive, the target value of each element of compensation should approximate the market median of the companies within our Compensation Peer Group (“CPG”). In addition, the Compensation Committee uses general industry market data with revenues approximating the revenues of the Company to gain insight into general compensation trends, and annually evaluates each compensation element relative to the market for each officer’s role. The Compensation Committee considers peer group benchmarking and other market compensation data as critical inputs, but not the sole factors in the overall assessment of competitiveness of our executive compensation program, and individual compensation may vary from market median benchmarks based on the Compensation Committee’s assessment of other factors that it considers relevant, including complexity of the functions the officer oversees, job scope, individual performance, retention risk and internal pay equity.

For setting 2023 executive compensation, the Compensation Committee referred to the expanded peer group developed in 2022 by Korn Ferry for compensation benchmarking. With the assistance of Korn Ferry, the Compensation Committee reviews the composition of the peer group annually to ensure that companies are relevant for comparative purposes and satisfy our selection criteria. Our peer group was selected to include companies that are representative of the sector in which we operate and our competitive talent marketplace, which extends beyond the airline industry. In selecting companies for our peer group, the Compensation Committee considers companies that meet one or more of the following criteria: size-relevant airline peers, companies in the hospitality and logistic industry with revenues approximating the revenues of the Company and size-relevant Florida-based companies. The Parameters for the size-and revenue-related criteria for selecting the companies in our peer group were (i) 3-year revenues between 0.25x – 3.0x Spirit’s revenue, and (ii) asset intensity (i.e., Assets / Revenue) > 1.0. Sykes Enterprises Inc. and Welbilt Inc. were removed from the 2023 CPG due to M&A activity. Our 2023 CPG consists of the following companies:

Size-relevant Airlines
ALASKA AIR GROUP (ALK)
ALLEGIANT TRAVEL COMPANY (ALGT)
FRONTIER GROUP HOLDINGS, INC (ULCC)
HAWAIIAN HOLDINGS, INC. (HA)
JETBLUE AIRWAYS CORPORATION (JBLU)

Hospitality & Logistics
AVIS BUDGET GROUP, INC. (CAR)
HILTON WORLDWIDE HOLDINGS INC. (HLT)
ROYAL CARIBBEAN CRUISES LTD. (RCL)
NORWEGIAN CRUISE LINE HOLDINGS LTD. (NCLH)
HYATT HOTELS CORPORATION (H)
TRAVEL + LEISURE CO. (TNL)
MARRIOTT VACATIONS WORLDWIDE CORPORATION (VAC)
VAIL RESORTS, INC. (MTN)
WYNDHAM HOTELS & RESORTS, INC. (WH)
HILTON GRAND VACATIONS INC. (HGV)
SIX FLAGS ENTERTAINMENT CORPORATION (SIX)
SEAWORLD ENTERTAINMENT, INC. (W2L.MU)
CEDAR FAIR, L.P. (FUN)
RYDER SYSTEM, INC. (R)
KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC. (KNX)
SCHNEIDER NATIONAL, INC. (SNDR)
ATLAS AIR WORLDWIDE HOLDINGS, INC.*
UNIVERSAL LOGISTICS HOLDINGS, INC. (ULH)
AIR TRANSPORT SERVICES GROUP, INC. (ATSG)

Florida-based Companies
ROPER TECHNOLOGIES, INC. (ROP)
ADT INC. (ADT)
WATSCO, INC. (WSO)
BLOOMIN’ BRANDS, INC. (BLMN)
LANDSTAR SYSTEM, INC. (LSTR)
DYCOM INDUSTRIES, INC. (DY)
CITRIX SYSTEMS, INC.*
TOPBUILD CORP. (BLD)
BROWN & BROWN, INC. (BRO)
MASONITE INTERNATIONAL CORPORATION (DOOR)
HEICO CORPORATION (HEI)
HERC HOLDINGS INC. (HRI)
ELEMENT SOLUTIONS INC (ESI)
TUPPERWARE BRANDS CORPORATION (TUP)
PRIMO WATER CORPORATION (PRMW)
MEDNAX, INC. (PDC.SG)
VECTOR GROUP LTD. (VGR)
KFORCE INC. (KFRC)
ACI WORLDWIDE, INC. (ACIW)
MARINEMAX, INC. (HZO)
BLACK KNIGHT, INC.*

*	These companies are not currently publicly traded

Spirit Airlines	2024 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS (continued)

The Company draws executive talent not only from the airline industry, but also from a broader marketplace that includes hospitality and logistics companies and Florida-based companies, which is why our Compensation Committee continues to refer to the robust CPG developed in 2022 for compensation benchmarking and setting 2023 executive compensation. This CPG allows us to better evaluate our executive compensation practices in comparison to the true talent market with which we compete and companies that operate in similar business and market conditions.

With respect to the Company’s 2023 Short-Term Incentive Plan (as described in more detail below), the Compensation Committee believes that a tailored peer group that includes only companies in the airline industry is more appropriate for purposes of determining A:14 ranking and performance achievement under that plan. As a result, in December 2022, the Compensation Committee approved the following group of publicly-traded airline companies as a relevant peer group for purposes of the 2023 Short-Term Incentive Plan:

STI Peer Group

Airline	Short-Term Incentive (A:14 metric relative ranking)

Alaska	X

Allegiant	X

American	X

Delta	X

Frontier	X

Hawaiian	X

JetBlue	X

Southwest	X

United	X

Spirit	Compared to Group Performance

With respect to the long-term incentive awards granted under the Company’s 2015 Plan in fiscal year 2023, the Compensation Committee adopted an absolute metric for performance achievement measurement, so it did not reference the CPG or a tailored peer group for purposes of determining performance achievement in respect of those awards.

For fiscal year 2023, the Compensation Committee opted to continue the past practice of setting the target-pay positioning at the median (50th percentile) for each element of pay (including long-term incentive awards), based on peer group benchmarking analysis and input from Korn Ferry, along with feedback from our CEO (with respect to other NEOs’ compensation). Note that, for building the 2023 comparative compensation market data, Korn Ferry used data taken from proxy filings for certain positions (e.g. CEO) and survey data from Mercer and Willis Towers Watson. The Compensation Committee determined that continuing this past practice was necessary to attract and retain seasoned and industry-leading executive talent to support Spirit’s growth profile. The CARES Act compensation restrictions placed certain limits on increases to the NEO’s compensation until the end of the restriction period on April 1, 2023, which restrictions limited the scope of our ability to make compensation changes for our NEOs through the end of such period. Within this general framework and based on Korn Ferry’s recommendation, the Compensation Committee has approved the following compensation elements for our NEOs for 2023 based on our objectives and unique business model, each of which is described in greater detail below under “Elements of Executive Compensation Program”:

•

Base Salary: Determined based on scope of responsibility, experience, and performance. It is set at a competitive level based on market median to attract and retain high-performing and experienced leaders.

•	Short-Term Incentive: In order to appropriately reward achievement of our annual business and financial objectives, target short-term incentives are set at market median levels.

•

Long-Term Incentive: To incentivize profitable longer-term growth, increase alignment with stockholder interests and provide for retention of key talent, target long-term incentives are set at market median levels.

•	Benefits and Perquisites: In order to recruit and retain the executive talent, we provide Benefits and Perquisites that are consistent with market practice.

Along with the above-described elements of compensation, the Compensation Committee seeks to align target total cash compensation (“TCC,” which is comprised of base salary and target short-term incentive) and target total direct compensation (“TDC,” which is comprised of TCC and long-term incentive) with market median levels.

40	Spirit Airlines	2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

We believe our executive compensation philosophy will enable us to maintain our competitive position for key executive talent by targeting market median for each element of compensation. The Compensation Committee reserves discretion to deviate from the above guidelines as necessary to account for changing industry characteristics, our particular business model, individual performance, economic factors outside our control, and other factors. An analysis prepared by Korn Ferry in December 2022 indicated that our NEOs’ 2023 Compensation is aligned with the desired pay positioning, approximating the 50th percentile of the market.

Elements of Executive Compensation Program

During fiscal year 2023, demand for domestic travel was weaker than it was in 2022, and Spirit continued to see large industry capacity increases in the markets it serves, which, together, negatively impacted operating yields. The Company also experienced engine availability issues due to problems with Pratt & Whitney PW 1100G-JM (“GTF”) engines on its Airbus A320NEO aircraft. In addition, as discussed above, the Company entered into the now-terminated JetBlue Merger Agreement in 2022, which contained certain contractual restrictions relating to our compensation programs, and subjected Spirit to uncertain regulatory approval processes throughout 2023.

In light of these challenges, our Compensation Committee generally adopted and implemented the same executive compensation philosophy and program in 2023 as it did in 2022, with certain periodic adjustments, as it deemed necessary and appropriate and in the best interests of the Company. We remain committed to our executive compensation philosophy and long-term strategic goals and objectives as outlined in this Proxy Statement, and our executive compensation program for 2023 was designed to support our business strategy and navigate the Company’s existing business environment.

Set forth below is a discussion of the elements of our executive compensation program, the reason that we provide each element, and how that element fits into our overall compensation philosophy. We are continuing to build our executive compensation program around each of the above elements because they are, both individually and collectively, useful in achieving one or more of the objectives of the program.

1. Base Salary. We provide our NEOs and other employees with a base salary to compensate them for services rendered during the year and to provide them with a minimum level of guaranteed pay. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salary amounts are established based on consideration of, among other factors, the scope of the NEOs’ responsibilities, ability to contribute to the Company’s success, years of service and individual job performance and the Compensation Committee’s general knowledge of the competitive market, based on, among other things, experience with other companies and our industry and market data provided by Korn Ferry, as discussed above under “Setting Executive Compensation: Comparative Compensation Market Data and Peer Group.”

In 2023, the Compensation Committee decided to increase the base salary of NEOs to bring their salaries closer to the market median. These salary increases became effective February 1, 2023. Prior to 2023, Mr. Christie’s base salary had not been increased since January 1, 2019, and the other NEOs’ base salaries had not been increased since 2021, in each case, due to the CARES Act restrictions.

In fiscal year 2023, annual base salaries for the NEOs were as follows:

Named Executive Officers	2022 Annual Base Salary ($)	2023 Annual Base Salary ($)	Increase %

Edward M. Christie III	700,000	750,000	7.1%

Scott M. Haralson	400,000	425,000	6.3%

John Bendoraitis	440,000	460,000	4.5%

Matthew H. Klein	400,000	425,000	6.3%

Rocky B. Wiggins	375,000	395,000	5.3%

The NEOs’ 2023 base salaries are set forth in the “Summary Compensation Table” below, and are prorated, when applicable, to reflect the increases described above. The base salary for Mr. Haralson is reflective of his promotion to Executive Vice President & CFO on February 1, 2023.

2. Short-Term Cash Incentive Program (the “STI Plan”).

Overview

Cash bonuses are intended to provide incentives to meet or exceed company-wide financial, operating performance and strategic objectives. Generally, all of our NEOs and other executive officers are eligible for annual cash bonuses, which are determined annually based on achievement of a set of pre-established financial and operational performance and strategic objective metrics. In fiscal year 2022, the Company divided the STI Plan for 2022 into two semi-annual performance periods (the “first measurement period” and the “second measurement period”), with two sets of semi-annual performance metrics in respect of such periods. This design allowed the Compensation Committee to be flexible in setting the right short-term business focused objectives to prioritize the Company’s recovery from a challenging operating environment caused by the aftermath of the COVID-19 pandemic, along with a rapid recovery in travel demand and acute labor shortage conditions while adjusting to meet high travel demands. Some of these challenges continued into fiscal year 2023. In 2023, Spirit ran into challenges of weaker domestic travel demand, large industry seat capacity increases and engine

Spirit Airlines	2024 Proxy Statement	41

COMPENSATION DISCUSSION AND ANALYSIS (continued)

availability issues due to problems with Pratt & Whitney GTF engines on Spirit’s Airbus A320NEO aircraft. As a result, in December 2022, the Compensation Committee, after considering the Company’s objectives and operating plan for 2023 and current market conditions, decided to adopt a similar design for the STI Plan established for fiscal year 2023, which consisted of two semi-annual performance periods and two sets of semi-annual performance metrics in respect of such periods, as summarized in the tables below. The purpose of continuing this design was to align the STI Plan for fiscal year 2023 with a more near-term business focus, improve management’s line of sight to incentive awards and provide flexibility to shift focus during the course of the year as appropriate.

Our STI Plan is administered by the Compensation Committee. Prior to each semi-annual measurement period, the Compensation Committee approves (i) the performance metrics; (ii) the weighting of the performance metrics; (iii) the threshold, target and stretch (maximum) performance levels for each metric and the percentage payouts for the performance levels (usually zero for less than threshold performance, 100% of target value for target performance and 200% of target value for stretch or maximum performance); and (iv) the target bonus opportunity for officer positions, expressed as a percentage of base salary. After the performance results are available (which, for fiscal year 2023, was after each semi-annual performance period), the specific bonus payments are calculated using the formula embodied in the STI Plan based on the extent to which the performance metric were achieved during the relevant measurement period, and may include discretionary adjustments or reductions as the Compensation Committee may determine based on individual performance and other factors it deems relevant, including, but not limited to, the Company’s safety performance and the impact of any unanticipated events. Any earned incentive bonuses are paid to executive officers following the end of the applicable measurement period, subject to continued employment through the payment date. Incentive bonuses for executives are subject to the terms and conditions of our 2015 Incentive Award Plan (the “2015 Plan”) described below. Moreover, as described below, we maintain robust clawback policies covering incentive compensation (both cash and equity-based) paid to our executive officers to further align management with the interests of stockholders over the long term.

Performance Metrics

The following tables set forth the performance metrics and the weightings for each of the semi-annual performance periods under the 2023 STI Plan:

2023 STI Plan – First Measurement Period

Metric	Weighting	Definition/Description

CASM ex-Fuel	30%	Operating costs less fuel and special items per available seat mile, adjusted for stage length.

Adjusted EBITDA Performance	10%	Adjusted EBITDA, expressed in dollars equal to the sum of (i) Revenue, less Adjusted Operating Expenses excluding special items and gains/losses on assets, plus (ii) Depreciation and Amortization Expenses.

A:14 % Ranking and Performance Achievement	25%	Percentage of flights that arrive at the destination gate within 14 minutes of scheduled arrival time is defined as A:14 performance percent achievement. Design of this metric used absolute A:14 performance with 50% weight and A:14 relative ranking performance with 50% weight.

Strategic Goals	35%	Strategic goals for the first measurement period fell under the following categories: - Operational Improvements - Fleet management - Recruitment efficiency - Reducing Turnover

42	Spirit Airlines	2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

2023 STI Plan – Second Measurement Period

Metric	Weighting	Definition/Description

CASM ex-Fuel	30%	Operating costs less fuel and special items per available seat mile, adjusted for stage length.

Adjusted EBITDA Performance	10%	Adjusted EBITDA, expressed in dollars equal to the sum of (i) Revenue, less Adjusted Operating Expenses excluding special items and gains/losses on assets, plus (ii) Depreciation and Amortization Expenses.

A:14 % Ranking and Performance Achievement	25%	Percentage of flights that arrive at the destination gate within 14 minutes of scheduled arrival time is defined as A:14 performance percent achievement. Design of this metric used absolute A:14 performance with 50% weight and A14 relative ranking performance with 50% weight.

Strategic Goals	35%

Strategic goals for the second measurement period fell under the following categories:
- Operational Improvements to address the Engine issues and guest experience
- Information Technology infrastructure.

- Recruitment efficiency

- Reducing Turnover

Payouts for each of the above metrics vary, on a linear basis (i.e., payout increases directly in relation to performance metric between threshold and Stretch performance levels) or ordinal basis (i.e., payout is determined in relation to where Company performance rank falls between threshold and stretch performance levels), based on achievement of the performance metrics, as follows:

Stretch Performance	200%

Target Performance	100%

Threshold Performance	50% for A:14, CASM, and Adjusted EBITDA (Absolute performance); 0%-100% for Strategic goals.

Below Threshold	0%

In setting the foregoing goals and corresponding payout levels, the Compensation Committee carefully considered and scrutinized certain industry data and the Company’s past performance, and approved criteria which, while considered difficult to achieve, incentivizes our executive officers to deliver strong performance against our financial and operational objectives. As in prior years, the Compensation

Committee also reserved discretion to reduce payouts in light of safety events occurring during the year and also to adjust for other factors it deems relevant in assessing actual performance in 2023 as compared to our 2023 operating plan.

2023 STI Plan – Financial Performance Goals

Metric	2023 STI Plan – First Measurement Period			2023 STI Plan – Second Measurement Period
	Threshold	Target	Stretch	Threshold	Target	Stretch

CASM ex-Fuel	7.53 cents	7.13 cents	6.93 cents	7.35 cents	6.95 cents	6.75 cents

Adjusted EBITDA Performance	$41 million	$131 million	$166 million	$56 million	$140 million	$280 million

A:14 % Ranking and Performance Achievement	9th Rank /60%	7th Rank /70%	Ranking Between 1 to 4 /80%	9th Rank /60%	7th Rank /68%	Ranking Between 1 to 4 / 78%

2023 STI Plan Payouts

Each NEO’s target bonus opportunity and actual payout with respect to each measurement period under the 2023 STI Plan is set forth in the tables below, as well as the performance results for each of the applicable performance metrics on which such payouts were determined. Payment for the first measurement period under the 2023 STI Plan was made in December 2023 and payment for the second measurement period was made in February 2024, subject to each executive officer’s continued employment through such payment dates. Based on the Company’s overall financial performance during 2023, the Compensation Committee exercised its discretion and determined not to pay Mr. Christie an incentive bonus under the 2023 STI Plan for the second measurement period (even though Mr. Christie technically qualified for a bonus for such measurement period based on Company performance against the applicable performance metrics).

For the first measurement period in 2023:

•	Spirit’s CASM ex-Fuel was 7.18 cents compared to target level performance level of 7.13 cents, resulting in a payout percentage of 93%.

Spirit Airlines	2024 Proxy Statement	43

COMPENSATION DISCUSSION AND ANALYSIS (continued)

•	Adjusted EBITDA was $114 million compared to target level performance of $131 million, resulting in a payout percentage of 91%.

•

Absolute A:14 performance was 66.9% compared to target level performance of 70% and A14 relative ranking performance was between target and threshold level, resulting in an overall A:14 payout percentage of 67%.

•	With respect to our strategic goals:

(i)

Operational Improvements: The Company deployed a dynamic irregular operations monitoring dashboard during the first half of 2023. This dashboard has enhanced our real-time responsiveness to operational disruptions, such as delays and cancellations, and has significantly improved our visibility to manage and mitigate irregular operations. As we continue to improve the capabilities of this dashboard, the effectiveness of this tool has led to increased operational performance through greater transparency. The Company also accelerated its flight capacity planning by three weeks and its flight schedule timeline release by two weeks. This has allowed for better resource allocation, reduced operational conflicts, and it has improved the overall network reliability. The results of these operational improvement objectives exceeded the target and were completed ahead of the scheduled timeline.

(ii)

Fleet Management: The company took delivery of 11 new aircraft during the first six months of 2023, including the successful integration of a new aircraft type, the A321neo, into its fleet. This required extensive readiness preparation across multiple departments. To launch the A321neo aircraft, the company successfully completed all FAA requirements to obtain the applicable Supplemental Type Certificate. In addition, the company completed the necessary training for all impacted work groups, including pilots and flight attendants. Spirit aims to operate one of the youngest and most fuel-efficient fleets in the U.S. As such, the company successfully retired 8 A319 aircraft, the oldest and least fuel-efficient aircraft model in our fleet. The results of the fleet management objectives exceeded the target.

(iii)

Recruitment efficiency: For the first half of 2023, the Company’s target was to improve the Pilot conversion rate (ratio of number of offers extended to employees released to the line) by 5% and to improve the Flight Attendant conversion rate by 2.5%. The Company improved the Pilot conversion rate by 27% and the Flight Attendant conversion rate by 25%. These conversion rates metrics exceeded the stretch goal.

(iv)

Reducing Turnover: In the first half of 2023, the Company created a detailed action plan for reducing turnover for eight of its major employee workgroups and executed on the action plans ahead of the set timeline. These action plans played a key role in reducing turnover. The Company executed on all action plans set to reduce team member turnover on time or earlier, thereby exceeding the set the target.

•	The collective results of the above strategic goals resulted in a payout percentage of 175% with respect to such goals for the first measurement period in 2023.

•

Collective performance of the financial, operational and strategic goals resulted in an overall payout percentage (performance factor) of 115% with respect to such goals for the first measurement period in 2023.

Named Executive Officers	2023 1st Half Base Salary Earnings	2023 1st Half Individual STI Target % (as a percentage of Base Salary Earned)	2023 1st Half STI Target Incentive Amount ($)*	2023 1st Half STI Performance Factor	2023 1st Half STI Amount Earned ($)

Edward M. Christie III	$370,833	125%	$463,542	115%	$533,073

Scott M. Haralson	$210,417	90%	$186,042	115%	$213,948

John Bendoraitis	$228,333	90%	$205,500	115%	$236,326

Matthew H. Klein	$210,417	90%	$189,375	115%	$217,782

Rocky B. Wiggins	$195,833	70%	$137,083	115%	$157,646

*

Mr. Haralson was promoted to the Executive Vice President effective February 1, 2023. His Individual target bonus opportunity was 80% until the effective date of his promotion. Accordingly, the amount in this column reflects 80% of his 2023 1st Half Base Salary Earnings, prorated for the period from January 1, 2023 through January 31, 2023, and 90% of his 2023 1st Half Base Salary Earnings, prorated for the period from February 1, 2023 through June 30, 2023.

For the second measurement period in 2023:

•	Spirit’s CASM ex-Fuel was 6.93 cents compared to target level performance level of 6.95 cents, resulting in a payout percentage of 108%.

•	Adjusted EBITDA was negative $180 million compared to target level performance of $140 million, resulting in a zero payout percentage.

•	Absolute A:14 performance was between target and maximum level and A:14 relative ranking performance was between target and threshold level, resulting in a combined A:14 payout percentage of 111%.

44	Spirit Airlines	2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

•	With respect to our strategic goals:

(i)

Operational Improvements to address the Engine issues and guest experience: To address the GTF Engine during the second half of 2023, the Company conducted a comprehensive strategic engine review initiative, which consisted of a complete review of Sprit’s fleet, as well as engine status review and various planning scenarios, a feasibility study of various self-help models and operational interventions, development of a robust damage assessment model, and the effectively negotiating a strategy for engine maintenance and repairs. The Company also introduced two major in-flight initiative reports: “to Gate” and “Auto boarding.” Both initiatives were completed on time and resulted in reducing the boarding time for our Guests and improving the overall boarding experience. As a result, the results of these operational improvements objectives exceeded the target.

(ii)

Information Technology infrastructure: During the second half of 2023, the Company (a) launched a Crew App with features such as Position Assignment, Manifest, Schedule Viewer and Enabling Check-in at gate or airport; and (b) implemented Company-wide Data Loss Prevention (DLP) policies. These projects improved the IT infrastructure and operational reliability for the Company and were completed ahead of the set timeline.

(iii)

Recruitment efficiency: For the second half of 2023, the Company’s target was to improve the Pilot’s conversion rate by 5% and to achieve Flight Attendant conversion rate of 55%. The Company did not meet the set target for Pilot’s conversion rate, but achieved Flight Attendant conversion rate of 65.25%, which exceeded the stretch goal for this objective.

(iv)

Reducing Turnover: Following on the detailed action plan for reducing turnover created by the Company during the first half of 2023, the Company set turnover percentage target for each of its major workforce with an overall target averaging approximately 22% for 2023 and the Company achieved an impressive overall average turnover percentage of 15.6%. This significant reduction in turnovers reflects the effectiveness of our enhanced employee engagement strategies, improved workplace conditions, and targeted programs. This resulted in a more stable and committed workforce, which translates into improved operational continuity and reduced costs related to recruiting and training new employees.

The performance achievement of the above individual strategic goals resulted in a payout percentage of 150% for the second measurement period in 2023; and

•	Collective performance of the financial, operational and strategic goals resulted in in an overall payout percentage (performance factor) of 112.7% for the second measurement period in 2023.

Named Executive Officers	2023 2nd Half Base Salary Earnings	2023 2nd Half Individual STI Target % (as a percentage of Base Salary Earned)	2023 2nd Half STI Target Incentive Amount ($)	2023 2nd Half STI Performance Factor	2023 2nd Half STI Amount Earned ($)

Edward M. Christie III (1)	$375,000	125%	$468,750	0%	$0

Scott M. Haralson	$212,500	90%	$191,250	112.70%	$215,539

John Bendoraitis	$230,000	90%	$207,000	112.70%	$233,290

Matthew H. Klein	$212,500	90%	$191,250	112.70%	$215,539

Rocky B. Wiggins	$197,500	70%	$138,250	112.70%	$155,808

(1)

As noted above, based on the Company’s overall financial performance during 2023, the Compensation Committee exercised its discretion and determined not to pay Mr. Christie a bonus under the 2023 STI Plan for the second measurement period (even though Mr. Christie technically qualified for a bonus for such measurement period based on Company performance against the applicable performance metrics).

3 Long-Term Incentives.

Overview

We believe that long-term performance is strengthened through an ownership culture that rewards and encourages long-term performance by our executive officers through the use of equity-based awards. The equity-based awards granted to our NEOs under the 2015 Plan are designed to incentivize demonstrable long-term Company performance by rewarding superior individual and Company performance, to align the NEOs’ interest in building value with that of our stockholders by promoting long-term equity ownership and to enhance the retention of key senior management talent. All grants of equity awards are evidenced by an individual award agreement between the Company and the individual.

In setting the target value of our NEOs’ long-term incentive awards, the Compensation Committee considers and generally follows target-pay positioning at the median. The Compensation Committee may adjust target grant date values for the NEOs based on the Compensation Committee’s general assessment of the executive’s ability to contribute to the Company’s success, performance of job responsibilities and future potential. As such, the target value of the long-term incentive awards granted to our NEOs in 2023 were set at or below the 50th percentile of the Comparative Compensation Market Data.

Spirit Airlines	2024 Proxy Statement	45

COMPENSATION DISCUSSION AND ANALYSIS (continued)

After consultation with Korn Ferry, to address the difficulties in setting meaningful long-term goals due to general uncertainty in the airline industry, the high volatility of airline share prices and the uncertainty created by the protracted JetBlue merger process, and to enhance the retention of the key leadership talent, the Compensation Committee decided to modify its mix of long-term incentives and replace the MSUs, Op-Margin PSUs and Earnings Hurdle PSUs that were previously part of the Company’s 2021 and 2022 long-term incentive plan designs with PSUs performance metrics based on achievement of specified CASM ex-Fuel goals and cumulative adjusted EBITDA over a three-year performance period ending December 31, 2025.

The Compensation Committee approved the use of CASM ex-Fuel in both our short-term and long-term incentive plans because it aligns with our strategic focus on enhancing operational efficiency and controlling costs. As a key metric, CASM provides a comprehensive measure of the cost-effectiveness of our operations, encapsulating essential aspects such as operational efficiency, financial management, labor efficiency, and overhead management. By tying output of the long-term incentive awards to CASM, we aim to incentivize our leadership to pursue innovations and efficiencies that reduce operational costs without compromising service quality. This focus is crucial not only for maintaining competitive fares but also for ensuring our airline’s sustainability and profitability in a highly competitive industry.

The Compensation Committee, following consultation with Korn Ferry, determined that equity awards granted to our NEOs in 2023 would be structured as follows:

LTI Vehicle	Performance Metric	Percentage of LTI Grant	Performance Period	Vesting Period

RSU	N/A	50%	N/A	1/3rd every year

PSU	CASM ex-Fuel(1) with adjusted EBITDA(2) as the circuit breaker	50%	Cumulative 3-year performance	3-year

(1)	CASM ex-Fuel is the Company’s operating costs per available seat mile, excluding fuel and other special charges.
(2)

Adjusted EBITDA is the Company’s earnings before interest, taxes, depreciation and amortization, as adjusted to reflect the following: acquisitions, divestitures, major capital programs, any stock option or other stock-based compensation charges, fees or expenses related to any equity offering or re-payment or refinancing of indebtedness.

Restricted Stock Units (RSUs)

In fiscal year 2023, the Compensation Committee granted time-based RSUs to each of our NEOs, which vest in equal annual installments on the first three anniversaries of the grant date, subject to continued service through each applicable vesting date. Subject to the NEO’s continued employment, these RSUs will be fully vested in January 2026.

Performance Stock Units (PSUs)

In fiscal year 2023, the Compensation Committee granted PSUs to our NEOs that vest subject to achievement of performance metrics that are based on achievement of specified CASM ex-Fuel goals and cumulative adjusted EBITDA over a three-year performance period. The PSUs, if vested, will be settled in a number of shares of common stock ranging from 0% to 200% of the number of shares underlying the PSU, based on the Company’s achievement of the annual CASM ex-Fuel goals established by the Compensation Committee for each year of the performance period, and achievement of a cumulative three-year CASM ex-Fuel goal (which is the sum of the annual goals set by the Compensation Committee). The vesting of the PSUs is also subject to a performance hurdle, or circuit breaker, which requires the Company to achieve a positive three-year cumulative adjusted EBITDA over the three-year performance period ending December 31, 2025 for the PSU award to vest. If a positive three-year cumulative adjusted EBITDA is not achieved, the achievement of the CASM ex-Fuel goals will be disregarded, and the PSUs will not vest.

The Compensation Committee determined that having a design where the CASM ex-Fuel goals are established at the beginning of each fiscal year in the three-year performance period (instead of at the outset of such three-year performance period) will allow the Company to set meaningful performance goals in its current environment and enhance the retention value of the PSUs, while the circuit breaker feature that measures performance over a three-year cumulative period will keep our executives focused on the importance of long-term revenue generation and getting the Company back to profitability. As noted above, the general uncertainties within the airline industry, the high volatility of airline share prices and the uncertainty created by the now-terminated JetBlue merger made long-term performance goal-setting difficult for our us, so the long-term incentive plan design adopted by our Compensation Committee in 2023 focuses on performance over a shorter period of time to allow us to maintain strategic flexibility and provide a more direct line of sight for our executives to return the Company to profitability. This design is intended to safeguard our Company’s adaptability and continued growth, while ultimately supporting our commitment to enhancing shareholder value in a volatile and uncertain business environment. The CASM ex-Fuel threshold, target, and stretch for 2023 were 7.36 cents, 6.94 cents and 6.73 cents respectively.

46	Spirit Airlines	2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

The table below sets forth the number of RSUs and PSUs awarded to our NEOs in fiscal year 2023:

		LTI Award Value Mix		LTI Award (#)

Named Executive Officers	LTI Award Value ($)	RSUs %	PSU %	RSUs (#)*	PSUs (#)*

Edward M. Christie III	$2,912,500	50%	50%	74,813	82,835

Scott M. Haralson	$1,100,000	50%	50%	28,907	31,285

John Bendoraitis	$1,100,000	50%	50%	27,904	31,285

Matthew H. Klein	$1,000,000	50%	50%	25,367	28,441

Rocky B. Wiggins	$600,000	50%	50%	15,220	17,064

*

PSUs were granted to our NEOs in April 2023. With the exception of certain RSU granted to Messrs. Christie and Haralson, all RSUs were granted in January 2023. Mr. Christie’s RSU award consisted of 66,210 RSUs granted in January 2023 and 8,603 RSUs granted in April 2023. Mr. Haralson’s RSU award consisted of 19,624 RSUs granted in January 2023 and 9,283 RSUs granted in April 2023. Even though the Compensation Committee approved the target value of each NEO’s long-term incentive award in January 2023, a portion of each NEO’s award was granted in January 2023, with remaining value granted in April 2023. Given the volatility of our share price in 2023, This grant practice resulted in each NEO receiving a greater number of PSUs in April 2023, although the overall LTI mix remained 50%/50% between RSUs and PSUs for each NEO.

2023 Equity-Based and Cash-Based Long-Term Incentive Payouts:

1.

The MSUs based on absolute stock price granted in 2021 to our NEOs for the 2021-2023 performance period were settled in December 2023 with a 71.4% payout, based on the first year-end share price performance banking at -11%.

2.

The Op Margin PSUs granted in 2021 to our NEOs for the 2021-2023 performance period were settled in March 2024 with a 43.6% payout, for the performance measurement of ranking eighth out of a nine-member peer group.

3.

The second performance period (2021-2023) of the long-term performance-based cash awards granted to our NEOs in 2021 was settled in March 2024 with a 50% payout, based on three-year relative cumulative adjusted operating margin performance ranking eighth out of a nine-member peer group.

4.

The first performance period (2022-2023) of the long-term performance-based cash awards granted to our NEOs in 2022 was settled in March 2024 with a 50% payout, based on two-year relative cumulative adjusted operating margin performance ranking ninth out of a ten-member peer group.

Below is the number of shares of the Company’s common stock issued to our NEOs in 2023 in settlement of their MSUs and PSUs, and the actual cash payments made to each of our NEOs in 2023 in settlement of their performance-based cash awards. All payouts were below target-level performance. The target payouts disclosed in the table below underscore the Committee’s belief that these LTI awards were structured to strongly align executive pay with performance.

Named Executive Officers	2021-2023 MSUs		2021-2023 Op Margin PSUs		Performance-Based Cash Award (2021-2023 Second Performance Period)		Performance-Based Cash Award (2022-2023 Performance Period)
	Target # of Shares Granted	# of Shares Settled	Target # of Shares Granted	# of Shares Settled	Target $ Amount Granted	$ Amount Settled	Target $ Amount Granted	$ Amount Settled

Edward M. Christie III	23,847	17,017	8,506	3,709	$350,000	$175,000	$853,000	$426,500

Scott M. Haralson	8,048	5,743	3,067	1,337	$187,500	$93,750	$155,200	$77,600

John Bendoraitis	9,936	7,090	9,936	4,332	$220,000	$110,000	N/A	N/A

Matthew H. Klein	9,936	7,090	9,936	4,332	$200,000	$100,000	$82,500	$41,250

Rocky B. Wiggins	6,210	4,431	4,318	1,883	$180,000	$90,000	$133,800	$66,900

Payout of Mr. Haralson’s Retention Awards: As disclosed in the Company’s proxy statement filed with the SEC on March 30, 2022, the Compensation Committee approved certain adjustments to Mr. Haralson’s compensation effective July 1, 2021 to bring his compensation within market range. In connection with those adjustments, Mr. Haralson was awarded (i) a time-based cash award in July 2021, in the amount of $200,000, and (ii) a time-based cash award in January 2022 in the amount of $400,000, each of which was payable in April 2023, subject to his continued employment through the scheduled payment date. These time-based cash awards were paid to Mr. Haralson in April 2023.

4. Merger-Related Compensation Payments

As discussed above, the Company entered into the now-terminated Frontier Merger Agreement and the now-terminated JetBlue Merger Agreement in 2022, each of which involved the risk of protracted and uncertain regulatory approval processes.

Spirit Airlines	2024 Proxy Statement	47

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Frontier Merger

Retention Program. As previously disclosed in our Current Report on Form 8-K filed with the SEC on February 7, 2022, and in our annual proxy statement filed with the SEC on March 30, 2023, on February 5, 2022, the Compensation Committee approved a key employee retention program in connection with the transactions contemplated by the now-terminated Frontier Merger Agreement to incentivize and encourage the continued employment of certain key employees through and following the consummation of the Frontier Merger. The Frontier Merger Agreement and the Frontier Merger were terminated on July 27, 2022. Pursuant to the retention program, each participant with a title of Vice President and above, including our NEOs, was entitled to receive a payment equal to 50% of such participant’s original retention award in connection with the termination of the Frontier Merger. Such amounts were payable to the participants within 30 days following the termination of the Frontier Merger, but in no event earlier than April 2, 2023, subject to continued employment through the payment date.

The following table sets forth (i) the amount of the original retention award granted to each of our NEOs pursuant to this retention program, which they would have been eligible to receive if the Frontier Merger had successfully closed, and (ii) the amount paid to each of our NEOs in respect of such retention awards in connection with the termination of the Frontier Merger Agreement, which amount is equal to 50% of each NEO’s original retention award. These amounts were paid to the NEOs on April 2, 2023, pursuant to the terms of the retention program in recognition of their continued employment with the Company.

Named Executive Officers	Original Retention Award (Payable Upon Merger Closing)	Retention Amount Paid (Upon Termination of Frontier Merger)

Edward M. Christie III	$2,362,500	$1,181,250

Scott M. Haralson	$1,080,000	$540,000

John Bendoraitis	$1,254,000	$627,000

Matthew H. Klein	$1,140,000	$570,000

Rocky B. Wiggins	$956,250	$478,125

JetBlue Merger

Retention Program. As previously disclosed in our Current Report on Form 8-K filed with the SEC on July 28, 2022, and in our annual proxy statement filed with the SEC on March 30, 2023, on July 27, 2022, the Compensation Committee approved a retention program in connection with the transactions contemplated by the now-terminated JetBlue Merger Agreement to incentivize and encourage the continued employment of certain key employees through and following the consummation of the JetBlue Merger. The JetBlue Merger Agreement and the JetBlue Merger were terminated on March 1, 2024.

Pursuant to the terms of the retention program, each participant with a title of Vice President and above, including our NEOs, (i) received a payment equal to 25% of the participant’s retention award on July 28, 2023 (subject to continued employment through such payment date) in light of the protracted regulatory approval process and (ii) in connection with the termination of the JetBlue Merger, received a payment equal to 25% of the participant’s retention award on March 22, 2024 (subject to continued employment through the date on which the JetBlue Merger was terminated).

The following table sets forth (i) the amount of the original retention award granted to each of our NEOs pursuant to this retention program, which they would have been eligible to receive if the JetBlue Merger had closed, (ii) the amount paid to each of our NEOs in respect of such retention awards on July 28, 2023, which amount is equal to 25% of each NEO’s original retention award and (iii) the amount paid to each of our NEOs in respect of their retention awards in connection with the termination of the JetBlue Merger Agreement (which amount is equal to 25% of each NEO’s original retention award) in recognition of their continued employment with the Company.

Named Executive Officers	Retention Award (Payable Upon Merger Closing)	Retention Amount Paid (Partial Payment in July 2023)	Retention Amount Paid (Upon Termination of JetBlue Merger)

Edward M. Christie III	$2,362,500	$590,625	$590,625

Scott M. Haralson	$1,080,000	$270,000	$270,000

John Bendoraitis	$1,254,000	$313,500	$313,500

Matthew H. Klein	$1,140,000	$285,000	$285,000

Rocky B. Wiggins	$956,250	$239,063	$239,063

The retention programs established in connection with each of the now-terminated Frontier Merger and JetBlue Merger were extraordinary, one-time programs that the Compensation Committee determined were essential and in the best interests of the Company for securing and encouraging the continued employment of certain key employees of the Company, including our NEOs, during periods of uncertainty

48	Spirit Airlines	2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

created by each of the proposed mergers. The retention programs were also designed to increase the incentive for employees to contribute to the success of the Company’s business and facilitate a continuity of operations and participant engagement during the period between the announcement and potential closing of each merger.

5. 280G Mitigation Actions

Several employees, including our NEOs, who were eligible to receive payments in connection with the closing of the now-terminated JetBlue Merger would have been subject to an excise tax under Section 280G of the Code, and such payments would not have been deductible by the Company for federal income tax purposes. On December 7, 2023, the Compensation Committee evaluated these potential adverse impacts under Sections 280G and 4999 of the Code on the employees and the Company, and determined to take certain reasonable actions in an effort to mitigate these potential impacts in the event that the now-terminated JetBlue Merger closed in fiscal year 2024. The Compensation Committee determined that it was in the best interests of the Company and its employees to:

•

Accelerate the vesting and settlement of the MSUs granted in January 2021 that were scheduled to vest and settle on December 31, 2023, to December 29, 2023, based on absolute Spirit share performance at the end of each performance period; and

•	Accelerate the vesting of the RSUs granted in January 2021 that were scheduled to vest in full in January 2024 to December 2023.

6. Benefits. We provide the following benefits to our NEOs (and provide similar benefits to all our employees):

•	medical, dental and vision insurance;

•	life insurance, accidental death and dismemberment and business travel and accident insurance;

•	employee assistance program;

•	health and dependent care flexible spending accounts;

•	short and long-term disability; and

•	401(k) plan.

In addition, we also provide:

•	supplemental life insurance to our employees at the director level and above, including our officers;

•	annual Executive Physical to our officers; and

•	retiree Travel Benefit for our officers.

Additional Compensation Information

1. Change in Control-Based Compensation.

Severance. All of our NEOs are covered by the Company’s 2017 executive severance plan (the “2017 Executive Severance Plan”), which was adopted in March 2017 by the Board on the recommendation of the Compensation Committee. Pursuant to the 2017 Executive Severance Plan and subject to an exception applicable only to Mr. Christie as noted below, each executive who holds a senior vice president or higher position is entitled to receive, in each case, conditioned upon the executive officer’s execution and non-revocation of a release of claims, and continued compliance with any applicable restrictive covenant:

(a)

in the event of an involuntary termination by the Company without cause unrelated to a change in control, (i) a cash severance amount equal to 100% of his or her annual base salary for the year of termination, payable in equal installments over twelve months, (ii) continuation of COBRA coverage for twelve months, (iii) a free family travel pass on our flights for twelve months and (iv) the use of a Company-owned mobile phone for up to thirty days; and

(b)

in the event of an involuntary termination by the Company without cause or a voluntary termination by the executive for good reason, in each case occurring within eighteen months following a change in control (i) a cash severance amount equal to two times the sum of his or her annual base salary for the year of termination plus his or her target incentive bonus for the year of termination, payable in equal installments over twenty four months, (ii) his or her incentive bonus for the year of termination, prorated from the beginning of the year to the date of termination based on actual incentive plan performance as of the date of termination, (iii) outplacement services not to exceed $10,000, (iv) a continuation of COBRA coverage for twelve months, (v) a free family travel pass on our flights for twelve months and (vi) the use of a Company-owned mobile phone for up to thirty days.

As for severance and other benefits under the 2017 Executive Severance Plan that (i) constitute “parachute payments” within the meaning of Section 280G of the Code (“280G Payments”), and (ii) would otherwise be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the 280G Payments will be either: (i) delivered in full, or (ii) delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by the executive officer on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. The Company is not required to provide “gross-ups” for any excise taxes.

Spirit Airlines	2024 Proxy Statement	49

COMPENSATION DISCUSSION AND ANALYSIS (continued)

The 2017 Executive Severance Plan provides, with respect to participants whose employment with the Company commenced on or after September 1, 2014, that (i) the Board is permitted to terminate an officer for poor performance without triggering severance benefits; and (ii) unpaid severance benefits would be offset by compensation earned by a former employee from a new employer during the applicable severance period.

The benefits provided under the 2017 Executive Severance Plan are in lieu of any other severance benefits provided under any other Company policy, plan or arrangement, including any benefits provided under any employment agreement. As a condition to receiving benefits under the 2017 Executive Severance Plan, participants must execute a general release.

The Company and Mr. Christie entered into a letter agreement, dated March 15, 2018 setting forth the terms and conditions under which he would serve as President and CFO and starting on January 1, 2019, as CEO and President. Under the letter agreement, Mr. Christie is eligible for participation in the 2017 Executive Severance Plan; provided, however, that in the event of a non-change in control termination without cause, Mr. Christie shall be entitled to receive a cash severance amount equal to 150% of base salary rather than 100% of base salary and the other terms of the 2017 Executive Severance Plan shall continue to apply. In the event Mr. Christie ceases to be employed by the Company for any reason other than death or a termination by the Company for cause (as defined in the 2017 Executive Severance Plan), subject to his execution of a release of claims in favor of the Company and compliance with the restrictive covenants set forth in the letter agreement (which are described in the next sentence), the Company shall provide him (and his spouse and dependent children) a lifetime travel pass for the Company’s flights enabling them to travel for free in any class of service that is available at the time of reservation. Mr. Christie’s letter agreement with the Company also includes restrictive covenants, including non-solicitation and non-competition provisions that cover the period during which Mr. Christie is employed with the Company and for twelve months following the termination of his employment, along with a perpetual confidentiality provision.

The Company has entered into offer letter agreements with each of Messrs. Haralson, Bendoraitis, Klein and Wiggins that provide for severance solely in accordance with the Company’s 2017 Executive Severance Plan.

2. Limited Perquisites.

Generally: Perquisites are not a significant part of our executive compensation program. As is common in the airline industry, senior executives and their immediate families are entitled to certain travel privileges on our flights, which may be on a positive space basis. The same travel benefits are afforded to all of our director-level employees and above. The value of such flight benefits for the director-level employees and above is reported as taxable income. We also provide our senior executives with an annual executive physical to promote their health and well-being and to provide them with access to comprehensive and convenient preventative care. The value of such benefits does not exceed more than $5,000 in a given year for each NEO. We believe that providing these benefits is a relatively inexpensive way to enhance the competitiveness of our executive compensation package. We do not provide any other significant perquisites or personal benefits to our NEOs. In circumstances where the Company is recruiting an executive candidate who would have to relocate to accept our job offer, we provide such executive with relocation assistance, which includes travel, shipping household goods and temporary housing. Relocation benefits are an important tool for us to recruit and retain key management talent.

Post-Employment Flight Benefits: A senior executive who retires from Spirit will be eligible to receive the “Officer Retiree Travel” benefit as described below. The value of such flight benefits will be reported as taxable income and the value of the free travel provided during any calendar year would be subject to an aggregate cap of $10,000. Notwithstanding the eligibility criteria noted below, to receive this benefit, the senior executive’s service as an officer of the Company must have ended on or after January 13, 2022:

(1)

A senior executive who served five years as an officer of the Company and has a minimum of ten years of service with the Company, will receive unlimited positive space travel privileges for the former officer and, until the death of the former officer, for his or her spouse or designated travel companion and dependent children.

(2)

A senior executive who served less than five years as an officer, but has a minimum of ten years of service with the Company, will receive unlimited positive-space air travel for the former officer and his or her spouse or designated travel companion and dependent children, for the number of years for which he or she served as an officer. After completion of this term, the former officer may be eligible for lifetime unlimited standby travel if his or her years of service plus the age at the time of retirement is greater than 65 with a minimum of ten years of service.

3. Stock Ownership Guidelines for Executives.

We maintain stock ownership guidelines for our executive officers. Under the guidelines, our NEOs are required to meet a share ownership level (consisting of shares of common stock and RSUs but excluding PSUs) with a minimum value equal to two times base salary (five times base salary for the CEO) of which at least one-third must be owned outright in the form of shares of our common stock. Under the guidelines, our other executive officers who are not NEOs for purposes of this Proxy Statement are required to meet a share ownership level (consisting of shares of common stock and RSUs but excluding PSUs) with a minimum level equal to 1.5 times base salary of which one-third must be owned outright in the form of shares of our common stock. The Company’s officers are expected to meet their ownership

50	Spirit Airlines	2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

levels within five years of becoming subject to the guidelines. Due to the recent decline of our stock price, none of our executive officers, including our NEOs, who have served at least five years are currently in compliance with the guidelines. The following table sets forth, as of April 12, 2024 information regarding the equity ownership of our NEOs.

Named Executive Officers	Shares of Common Stock Owned Outright	Market Value of Shares of Common Stock Owned Outright (1)	Restricted Stock Units and Restricted Stock Awards Unvested	Performance Share Units Unvested (2)

Edward M. Christie III (President)	229,497	$959,297	58,846	314,852

Scott M. Haralson (EVP)	59,566	$248,986	22,180	117,473

John Bendoraitis (EVP)	75,070	$313,793	24,911	127,671

Matthew H. Klein (EVP)	68,669	$287,036	22,062	114,317

Rocky B. Wiggins (SVP)	33,839	$141,447	12,460	62,734
(1)	The market value of shares of common stock owned outright is calculated based on the closing price of our common stock as of April 12, 2024 which was $4.18.

4. Clawback Policies.

In October 2023, the Compensation Committee adopted, and the Board ratified, a clawback policy in compliance with Section 10D of the Securities Exchange Act and the New York Stock Exchange listing standards (the “Dodd-Frank Clawback Policy”). Under the Dodd-Frank Clawback Policy, the Company is required to recoup certain incentive-based compensation (whether cash- or equity-based) from its current or former executive officers in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, without regard to any misconduct on the part of the executive and subject to certain limited exceptions. The Company’s Dodd-Frank Clawback Policy applies to incentive-based compensation received by current and former executive officers of the Company during the three fiscal years preceding an accounting restatement and after the effective date of the NYSE listing standards, which was October 2, 2023.

In October 2023, with input from its independent legal advisor, the Compensation Committee adopted, and the Board ratified, a supplemental discretionary clawback policy (the “Discretionary Clawback Policy”) that allows the Company to seek recoupment of any type of incentive compensation from our executive officers and a broader group of employees, even when a mandatory recoupment is not required under the Dodd-Frank Clawback Policy. Under the Discretionary Clawback Policy, the Company may, but is not required to, seek recoupment of incentive compensation (whether cash- or equity-based, and whether time- or performance-based) paid to any of its current or former executive officers or employees at the director level or above in scenarios involving, among other circumstances, (i) a miscalculation or misreporting of financial or operating results or other performance metric criteria, whether or not the employee from which the Company is seeking recoupment was responsible, (ii) knowing or intentional alteration of financial results or operating metrics, even if no accounting statement was required, (iii) fraud, misrepresentation or a material error that causes significant reputational or financial harm to the Company, (iv) a willful or knowing violation of applicable law and (v) a material breach of any applicable restrictive covenant. The Discretionary Clawback Policy applies to all incentive compensation approved, granted or awarded on or after October 2, 2023. The clawback policy previously approved by the Compensation Committee in March 2019 remains in effect with respect to all incentive compensation approved, granted or awarded prior to October 2, 2023.

In addition, the Company’s 2015 Plan and the award agreements applicable to awards granted thereunder incorporate the provisions of any clawback policies maintained by the Company from time to time, and contain additional clawback provisions providing for the termination and forfeiture of outstanding incentive compensation awards and recoupment of any proceeds, gains or other economic benefit actually or constructively received in respect of such awards, in each case, where the employee has engaged in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as determined by the Compensation Committee, or upon the termination of the employee’s employment by the Company for “cause” (as defined in the applicable award agreement).

Taken together, all of the Company’s clawback rights and remedies are believed to be consistent with best corporate governance practices.

6. Tax and Accounting Considerations.

The Board and the Compensation Committee generally consider the financial accounting and tax implications of their executive compensation decisions. Under Section 162(m) of the Code, compensation paid to certain of our NEOs in excess of $1.0 million per year was not deductible unless the compensation was “performance-based” as described in the regulations under Section 162(m). Our 2015 Plan was generally designed to comply with Section 162(m) (if applicable and practicable) in order to enable the Company to take company tax deductions in respect of certain performance-based compensation payable to our Section 162(m) executive officers without regard to the limitations of Section 162(m).

Spirit Airlines	2024 Proxy Statement	51

COMPENSATION DISCUSSION AND ANALYSIS (continued)

The exemption from Section 162(m)’s deduction limit for performance-based compensation was repealed in 2017, effective for taxable years beginning after December 31, 2017, subject to certain grandfathered provisions. Due to uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of certain transition relief under the legislation repealing Section 162(m)’s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will be deductible. The Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

Our Compensation Committee does not believe that compensation decisions should be determined solely by how much compensation is deductible for federal income tax purposes. As a result, our Compensation Committee has authorized non-deductible compensation and reserves its right to, and retains the discretion to, authorize payments that may not be deductible if it believes that such payments are in the best interests of the Company and its stockholders. Moreover, further changes in applicable tax laws and regulations as well as factors beyond the control of the Compensation Committee can adversely impact the deductibility of compensation paid to our executive officers.

52	Spirit Airlines	2024 Proxy Statement

Report of the Compensation Committee of
the Board of Directors on Executive Compensation

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Spirit under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s 2023 Annual Report on Form 10-K.

   Compensation Committee

   Barclay G. Jones III, Chair

   Christine P. Richards

   Myrna M. Soto

   Dawn M. Zier

Spirit Airlines	2024 Proxy Statement	53

Compensation Tables

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to our NEOs during the past three calendar years.

Name and Principal Position (1)	Year		Salary ($) (2)	Bonus ($) (3)	Stock Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	All Other Compensation ($) (6)	Total ($)

Edward M. Christie III President and Chief Executive Officer	2023		745,833	1,771,875	2,912,479	1,134,573	36,644	6,601,404
	2022	(7)	700,000	—	1,320,730	1,300,934	37,191	3,358,855
	2021		700,000	—	2,101,739	1,037,535	32,007	3,871,281

Scott M. Haralson Executive Vice President and Chief Financial Officer	2023		422,917	1,410,000	1,099,974	600,837	34,304	3,568,032
	2022	(7)	400,000	—	428,154	508,538	35,992	1,372,684
	2021		387,500	—	714,245	337,052	26,825	1,465,622

John Bendoraitis Executive Vice President and Chief Operating Officer	2023		458,333	940,500	1,099,978	579,616	20,948	3,099,375
	2022	(7)	440,000	—	928,621	622,688	22,516	2,013,825
	2021		440,000	—	1,036,524	469,557	23,993	1,970,074

Matthew H. Klein Executive Vice President and Chief Commercial Officer	2023		422,917	855,000	999,976	574,571	30,755	2,883,219
	2022	(7)	400,000	—	758,405	566,082	33,361	1,757,848
	2021		400,000	—	1,036,524	426,875	29,789	1,893,188

Rocky B. Wiggins Senior Vice President and Chief Information Officer	2023		393,333	717,188	599,971	470,354	26,003	2,206,849

(1)	Reflects each NEO’s title in fiscal year 2023.
(2)

Each NEO’s salary is prorated to reflect the increases described above in “Compensation Discussion and Analysis—Elements of Executive Compensation Program—Base Salary.” The salary for Mr. Haralson is reflective of his promotion to Executive Vice President & CFO effective February 1, 2023.

(3)

Amounts shown in the “Bonus” column represent the sum of (i) the one-time partial retention award paid to each of our NEOs in connection with the termination of the Frontier Merger Agreement in April 2023, which amount is equal to 50% of the NEO’s original retention award, and (2) the one-time partial retention award paid to each of our NEOs in connection the now-terminated JetBlue Merger in July 2023 in light of the protracted regulatory approval process, which amount is equal to 25% of each NEO’s original retention award. The details of these partial retention award payments are disclosed more fully under the “Compensation Discussion and Analysis—Elements of Executive Compensation Program—Merger-Related Compensation Payments” section of this Proxy Statement. For Mr. Haralson, this amount also includes the value of (a) a time-based cash award granted to him in July 2021 in the amount of $200,000, and (b) a time-based cash award granted to him in January 2022 in the amount of $400,000, each of which was paid to Mr. Haralson in April 2023.

(4)

Amounts shown in the “Stock Awards” column represent the aggregate grant date fair value of the restricted stock units and performance share units granted to our NEOs in fiscal year 2023, as indicated and computed in accordance with FASB ASC Topic 718, modified to exclude the effect of estimated forfeitures. The fair value was determined using the methodology and assumptions set forth in Note 11, “Stock-Based Compensation,” to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, which are hereby incorporated herein by reference. The restricted stock units granted to each of our NEOs in 2023 vest solely based on the NEO’s continued employment with the Company through the applicable vesting dates. The grant date fair value of the restricted stock units reflected in this column would be as follows: Mr. Christie: $1,456,240; Mr. Haralson: $549,984; Mr. Bendoraitis: $549,988; Mr. Klein: $499,984 and Mr. Wiggins: $299,986. The performance share units granted to each of our NEOs in 2023 vest based on achievement of specified cumulative CASM ex fuel objectives and positive cumulative adjusted EBITDA over a three-year performance period, as defined under FASB ASC 718 and described above under “Elements of Executive Compensation—Equity-Based Long-Term Incentives” in the Compensation Discussion and Analysis. Assuming the maximum level of performance is achieved, the grant date fair value of the performance share units reflected in this column would be as follows: Mr. Christie: $2,912,479; Mr. Haralson: $1,099,981; Mr. Bendoraitis: $1,099,981; Mr. Klein: $999,986 and Mr. Wiggins: $599,970.

(5)

Amounts shown in the “Non-Equity Incentive Plan Compensation” column represent the sum of (i) the annual cash bonuses paid to each of our NEOs in respect of each measurement period under the Company’s STI Plan for fiscal year 2023, as described above, (ii) the amounts earned by each NEO in respect of the second performance period (2021-2023) of the cash-based long-term incentive awards granted to the NEOs in 2021, measured based on adjusted operating margin, and (iii) the amounts earned by each of our NEOs in respect of the first performance period (2022-2023) of the cash-based long-term awards granted to the NEOs in 2022, measured based on adjusted operating margin. The amounts received by each of our NEOs in respect of the second measurement period of the cash-based long-term incentive awards granted in 2021 is as follows: Mr. Christie: $175,000, Mr. Haralson: $93,750, Mr. Bendoraitis: $110,000; Mr. Klein $100,000 and Mr. Wiggins: $90,000. The amount received by each NEO in respect of the first measurement period of the cash-based long-term incentive award granted in 2022 is as follows: Mr. Christie: $426,500, Mr. Haralson: $77,600, Mr. Klein $41,250 and Mr. Wiggins: $66,900. For additional detail regarding our STI Plan, see “Compensation Discussion and Analysis—Elements of Executive Compensation Program—Short-Term Cash Incentive Program,” and for additional detail regarding the cash-based long-term incentive awards, see “Compensation Discussion and Analysis—Elements of Executive Compensation Program—Long-Term Incentives.”

54	Spirit Airlines	2024 Proxy Statement

COMPENSATION TABLES (continued)

(6)	The following table sets forth the amounts reflected in the “All Other Compensation” column for fiscal year 2023:

Name	401(k) Plan Company Contributions ($) (a)	Health & Welfare Benefits ($) (b)	Travel Benefits ($) (c)	Total

Mr. Christie	9,900	22,050	4,694	36,644

Mr. Haralson	9,900	20,913	3,491	34,304

Mr. Bendoraitis	9,900	9,319	1,729	20,948

Mr. Klein	9,900	20,059	796	30,755

Mr. Wiggins	9,900	14,149	1,954	26,003

(a)

Represents 401(k) company-match contributions. See Note 15, “Defined Contribution 401(k) Plan,” to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, for a description of employer matching contributions made under our defined contribution 401(k) plans.

(b)

This total represents the costs associated with Company-covered health and welfare benefits, life insurance and accidental death and dismemberment premiums, short-term and long-term disability premiums, and annual executive physicals.

(c)	Represents positive-space air travel on our airline provided to each of our NEOs.
(7)

The amounts reported in the “Non-Equity Incentive Plan Compensation” column for Messrs. Christie, Haralson, Bendoraitis and Klein were understated in fiscal year 2022 due to an administrative error that led to the omission of the amounts earned by each such NEO in respect of the first performance period (2021-2022) of the cash-based long-term incentive awards granted in 2021, which were measured based on adjusted operating margin. Discussion about actual performance against the targets can be found in the “Compensation Discussion and Analysis—Elements of Executive Compensation Program—Long-Term Incentives” section of the Company’s 2023 Proxy Statement filed with the SEC on March 30, 2023. The amounts earned by Messrs. Christie, Haralson, Bendoraitis and Klein in respect of the first performance period (2021-2022) of the cash-based long-term incentive awards granted in 2021 are as follows: $192,745, $103,256, $121,154 and $110,140, respectively. The amounts reported in this row in the “Non-Equity Incentive Plan Compensation” column have been updated to reflect these earned amounts, thereby correcting the administrative error.

Grants of Plan-Based Awards in 2023

The following table sets forth certain information with respect to grants of plan-based awards to our NEOs for 2023.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (3) (#)	Grant Date Fair Market Value of Stock Awards (4) ($)
Name	Grant Date	Committee Action Date		Threshold	Target	Maximum	Threshold	Target	Maximum

Edward M. Christie III			(1)	—	932,291	1,864,582	—	—	—	—	—

	4/3/2023	4/3/2023	(2)	—	—	—	41,418	82,835	165,670	—	1,456,239

	1/30/2023	1/30/2023		—	—	—	—	—	—	66,210	1,304,999

	4/3/2023	4/3/2023		—	—	—	—	—	—	8,603	151,241

Scott M. Haralson			(1)	—	380,625	761,250	—	—	—	—	—

	4/3/2023	4/3/2023	(2)	—	—	—	15,643	31,285	62,570	—	549,990

	1/30/2023	1/30/2023		—	—	—	—	—	—	19,624	386,789

	4/3/2023	4/3/2023		—	—	—	—	—	—	9,283	163,195

John Bendoraitis			(1)	—	412,500	825,000	—	—	—	—	—

	4/3/2023	4/3/2023	(2)	—	—	—	15,643	31,285	62,570	—	549,990

	1/30/2023	1/30/2023		—	—	—	—	—	—	27,904	549,988

Matthew H. Klein			(1)	—	380,625	761,250	—	—	—	—	—

	4/3/2023	4/3/2023	(2)	—	—	—	14,221	28,441	56,882	—	499,993

	1/30/2023	1/30/2023		—	—	—	—	—	—	25,367	499,984

Rocky B. Wiggins			(1)	—	275,333	550,666	—	—	—	—	—

	4/3/2023	4/3/2023	(2)	—	—	—	8,532	17,064	34,128	—	299,985

	1/30/2023	1/30/2023		—	—	—	—	—	—	15,220	299,986

Spirit Airlines	2024 Proxy Statement	55

COMPENSATION TABLES (continued)

(1)

These amounts reflect the estimated [threshold] target and maximum payouts to our NEOs under the Company’s 2023 STI Plan, as disclosed more fully under the “Compensation Discussion and Analysis—Elements of Executive Compensation Program—Short-Term Cash Incentive Program” section of this Proxy Statement. For Mr. Haralson, the target amount reflects a prorated amount of his target annual cash bonus based on his promotion to Executive Vice Present effective February 1, 2023.

(2)

These amounts reflect the estimated threshold, target and maximum number of shares issuable with respect to performance share units granted to our NEOs in April 2023 under our 2015 Plan, which vest based on achievement cumulative CASM ex-fuel objectives and positive cumulative adjusted EBITDA over a three-year performance period commencing on January 1, 2023 and ending on December 31, 2025. The performance share units are settled in shares of common stock, in an amount from 50% to 200% of the number of units awarded, based on actual performance against the metrics. Performance share units that do not vest at the end of the three-year performance period are forfeited without payment. For a more detailed discussion of the 2023 performance share units, see “Compensation Discussion and Analysis—Elements of Executive Compensation Program—Long-Term Incentives.”

(3)

These amounts reflect restricted stock units awarded to our NEOs on January 2023 and April 2023 under our 2015 Plan, vesting in 33.33% increments over three years based on continued employment with the Company through each applicable vesting date. For a more detailed discussion of the 2023 restricted stock units, see “Compensation Discussion and Analysis—Elements of Executive Compensation Program—Long-Term Incentives.”

(4)

Amounts shown in this column represent the aggregate grant date fair value of the restricted stock units and performance share units granted to our NEOs in fiscal year 2023, as indicated and computed in accordance with FASB ASC Topic 718, modified to exclude the effect of estimated forfeitures and, for the performance share units, based on the probable outcome of the applicable performance metrics. The fair value was determined using the methodology and assumptions set forth in Note 11, “Stock-Based Compensation”, to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, which are hereby incorporated by reference.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

Employment Agreements and Offer Letters

Edward M. Christie III. The Company and Mr. Christie entered into a letter agreement, dated March 15, 2018 (the “Christie Letter Agreement”), setting forth the terms and conditions under which he would serve as President and Chief Financial Officer and, starting on January 1, 2019, as CEO and President. Mr. Christie also became a member of the Board, effective as of January 1, 2018. Under the Christie Letter Agreement, Mr. Christie received an annual base salary from us of $550,000 for 2018, which was increased to $700,000 for 2019 and a target bonus of 100% of base salary for 2018 and 125% of base salary for 2019 with a maximum payout for each year capped at 200% of target bonus. In addition, pursuant to the Christie Letter Agreement, Mr. Christie was granted a one-time off-cycle promotion equity-based incentive award of restricted stock unit with a grant date value of $2,500,000, vesting over four years subject to Mr. Christie’s continued service through each vesting date. Mr. Christie will also be eligible to receive annual long-term incentive equity awards while employed with the Company, with his 2018 grant having a target grant date value of $1,250,000 and his 2019 grant having a target grant date value of $1,750,000. Mr. Christie’s compensation in 2023 is discussed in the “Compensation Discussion and Analysis” section. Under the Christie Letter Agreement, Mr. Christie is eligible for participation in the 2017 Executive Severance Plan; provided, however, that in the event of a non-change in control termination without cause, Mr. Christie, shall be entitled to receive a cash severance amount equal to 150% of base salary rather than 100% of base salary and the other terms of the 2017 Executive Severance Plan shall continue to apply. In the event Mr. Christie ceases to be employed by the Company for any reason other than death or a termination by the Company for cause (as defined in the 2017 Executive Severance Plan), subject of his execution of a release of claims in favor of the Company and compliance with a certain non-competition restriction, the Company shall provide him (and his spouse and dependent children) a lifetime travel pass for the Company’s flights, enabling them to travel for free in any class of service that is available at the time of reservation.

Scott M. Haralson. On August 1, 2012, we entered into an offer letter with Scott Haralson to join our Company as Vice President, Financial Planning and Analysis. Under that letter agreement, Mr. Haralson is entitled to receive an annual base salary from us initially set at $225,000 and a target bonus initially set at 50% of base salary with a maximum payout capped at 200% of target bonus. In addition, the agreement provided for a grant of 12,500 restricted stock units and 12,500 performance share units in connection with his commencement of employment, in accordance with the terms of our 2011 Equity Incentive Award Plan (the “2011 Plan”). The

letter agreement also provided for a relocation allowance for Mr. Haralson and his family of up to $50,000 (subject to documentation of expenses actually incurred) and positive space travel on our airline for the executive and his immediate family. Mr. Haralson was promoted to Senior Vice President and Chief Financial Officer, effective October 16, 2018. Mr. Haralson was promoted from Senior Vice President and Chief Financial Officer to Executive Vice President and Chief Financial Officer, effective February 1, 2023. His compensation in 2023 is discussed in the “Compensation Discussion and Analysis” section.

John Bendoraitis. On September 7, 2013, we entered into an offer letter with John Bendoraitis to join our Company as Senior Vice President and Chief Operating Officer. Under that letter agreement, Mr. Bendoraitis is entitled to receive an annual base salary from us initially set at $320,000 and a target bonus initially set at 70% of base salary with a maximum payout capped at 200% of target bonus. In addition, his employment letter agreement provided for a sign-on grant of 32,394 units of equity-based long-term incentive, under our 2011 Plan, which grant was comprised 50% of time-vested restricted stock units and 50% of performance share units, on the same terms as the 2013 grants for other senior officers. The letter agreement also provided for a signing cash bonus of $115,000, a relocation allowance for Mr. Bendoraitis and his family of up to $60,000 (subject to documentation of expenses actually incurred) and positive space travel on our airline for the executive and his immediate family. Mr. Bendoraitis was promoted from Senior Vice President and Chief Operating Officer to Executive Vice President and Chief Operating Officer, effective December 13, 2017. Mr. Bendoraitis’ compensation in 2023 is discussed in the “Compensation Discussion and Analysis” section.

Matthew H. Klein. On July 26, 2016, we entered into an offer letter with Matthew H. Klein to join our Company as Senior Vice President & Chief Commercial Officer (the “Klein Letter Agreement”). Under the agreement, Mr. Klein is entitled to receive an annual base salary from us initially set at $325,000 and a target bonus initially set at 70% of base salary with a maximum payout capped at 200% of target bonus. In addition, the Klein Letter Agreement provided for a sign-on grant of 4,944 restricted stock units under our 2015 Plan. The Klein Letter Agreement also provided for a signing cash bonus of $50,000, a relocation allowance for Mr. Klein and his family for up to $75,000 (subject to documentation of expenses actually incurred), and positive space travel on our airline for the executive and his immediate family. Mr. Klein was promoted from Senior Vice President and Chief Commercial Officer to Executive Vice President and Chief Commercial Officer, effective December 16, 2019. Mr. Klein’s compensation in 2023 is discussed in the “Compensation Discussion and Analysis” section.

Rocky Wiggins. On July 25, 2016, we entered into an offer letter with Rocky Wiggins to join our Company as Senior Vice President & Chief Information

56	Spirit Airlines	2024 Proxy Statement

COMPENSATION TABLES (continued)

Officer (the “Wiggins Letter Agreement”). Under the agreement, Mr. Wiggins is entitled to receive an annual base salary from us initially set at $335,000 and a target bonus initially set at 70% of base salary with a maximum payout capped at 200% of target bonus. In addition, the Wiggins Letter Agreement provided for a sign-on grant of Restricted Stock Units with a grant date value of $900,000 of equity-based long-term incentive, under our 2015 Plan. The Wiggins Letter Agreement also provided for a sign-on cash bonus of $175,000, and a relocation reimburse allowance of up to $100,000 in relocation expense. Mr. Wiggins’ compensation in 2023 is discussed in the “Compensation Discussion and Analysis” section.

Restrictive Covenants

The Christie Letter Agreement contains non-competition and non-solicitation provisions that cover the period during which Mr. Christie is employed by the Company and twelve months following the termination of his employment for any reason, as well as a perpetual confidentiality provision. Mr. Haralson’s offer letter with the Company contains a non-solicitation provision that covers the period during which he is employed with the Company and twelve months following the termination of employment for any reason, along with a perpetual non-disparagement provision. If the NEO violates one of these covenants, the Company has the discretion under the 2015 Plan (including the award agreements thereunder) and its discretionary clawback policy to recover and/or otherwise require the forfeiture or disgorgement of any cash- or equity-based incentive compensation previously granted to such NEO (including gains on the sale of the stock, if any).

2015 Plan

Each grant of restricted stock units and performance share units, and each long-term performance-based cash award, to our NEOs is governed by our 2015 Plan and the applicable award agreement thereunder, which specify, among other things, the vesting provisions of such awards and any applicable performance conditions. For a more detailed discussion of the vesting provisions and performance conditions applicable to the long-term incentive awards granted to our NEOs, see “Compensation Discussion and Analysis—Elements of Executive Compensation Program—Long-Term Incentives” and the “Grants of Plan-Based Awards in 2023” table above. In addition, our 2015 Plan and the award agreements governing the outstanding long-term incentive awards held by our NEOs include provisions related to the treatment of such awards upon a termination of employment and a change in control, as summarized below:

Restricted Stock Units. Restricted stock units granted to our NEOs under our 2015 Plan are subject to accelerated vesting (to the extent unvested) in the event of (i) the NEO’s death or permanent disability while still employed by the Company, or (ii) a terminations of the NEO’s employment by the Company without “cause” or by the NEO for “good reason” (in each case, as defined in the 2017 Executive Severance), in either case, after the Company has entered into a definitive agreement that, if consummated, would constituted a change in control of the Company. In the event of a change in control, the restricted stock units will be assumed or substituted by a successor corporation, and remain outstanding and subject to vesting based on the NEO’s continued employment through the original applicable vesting date; however, if the NEO’s employment is terminated by the Company without “cause” or by the NEO for “good reason” (in each case, as defined in the 2015 Executive Severance Plan) within one year following the effective date of the change in control (a “Qualifying Termination”), then the unvested restricted stock units held by the NEO will vest in full as of such termination date. If a successor corporation does not assume or substitute the restricted stock units upon a change in control of the Company, then any unvested restricted stock units will vest in full as of immediately prior to the change in control. Upon a termination of employment for any other reason (other than due to the NEO’s death or disability or upon a Qualifying Termination), all unvested restricted stock units will be forfeited without payment.

Performance Share Units. In the event of a NEO’s death or permanent disability while still employment by the Company, any performance share units granted to such NEO will vest pro rata according to the time elapsed from January 1 of the year in which the grant date occurs to the date of the NEO’s death or permanent disability. Further, in the event of a change in control, the performance share units will be assumed or substituted by a successor corporation (at target levels), and remain outstanding and subject to vesting based solely on the NEO’s continued employment through the original applicable vesting date without regard to any performance conditions; however, if the NEO experiences a Qualifying Termination, then the unvested performance share units held by the NEO will vest in full as of such termination date. If a successor corporation does not assume or substitute the performance share units upon a change in control of the Company, then any unvested performance share units will vest as of immediately prior to the change in control at target levels, and will be (i) settled in shares of common stock of the Company or (ii) converted into a cash right. Upon a termination of employment for any other reason (other than due to the NEO’s death or disability or upon a Qualifying Termination) prior to the end of the applicable performance period, all unvested performance share units will be forfeited without payment.

Long-Term Performance-Based Cash Awards. In the event of a NEO’s death or permanent disability while still employment by the Company, any long-term performance-based cash awards granted to such NEO will vest pro rata according to the time elapsed from January 1 of the year in which the grant date occurs to the date of the NEO’s death or permanent disability. Further, in the event of a change in control, the long-term performance-based cash awards will be assumed or substituted by a successor corporation (at target levels), and remain outstanding and subject to vesting based solely on the NEO’s continued employment through the original applicable vesting date without regard to any performance conditions; however, if the NEO experiences a Qualifying Termination, then any unvested long-term performance-based cash awards held by the NEO will vest in full as of such termination date. If a successor corporation does not assume or substitute the long-term performance-based cash awards upon a change in control of the Company, then any unvested long-term performance-based cash awards will vest as of immediately prior to the change in control at target levels. Upon a termination of employment for any other reason (other than due to the NEO’s death or disability or upon a Qualifying Termination) prior to the end of the applicable performance period, all unvested long-term performance-based cash awards will be forfeited without payment.

Spirit Airlines	2024 Proxy Statement	57

COMPENSATION TABLES (continued)

Outstanding Equity Awards at Fiscal Year-End 2023

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2023.

Name	Vesting Commencement Date		Number of Shares or Units that Have Not Vested (#)	Market Value of Shares or Units that Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($) (1)

Edward M. Christie III	4/3/2023	(2)	8,603	141,003	—	—

	4/3/2023	(3)	—	—	165,670	2,715,331

	1/30/2023	(2)	66,210	1,085,182	—	—

	1/13/2022	(2)	17,942	294,069	—	—

	1/13/2022	(4)	—	—	13,456	220,544

	1/13/2022	(5)	—	—	16,820	275,680

Scott M. Haralson	4/3/2023	(2)	9,283	152,148	—	—

	4/3/2023	(3)	—	—	62,570	1,025,522

	1/30/2023	(2)	19,624	321,637	—	—

	1/13/2022	(2)	5,817	95,341	—	—

	1/13/2022	(4)	—	—	4,362	71,493

	1/13/2022	(5)	—	—	5,453	89,375

John Bendoraitis	4/3/2023	(3)	—	—	62,570	1,025,522

	1/30/2023	(2)	27,904	457,347	—	—

	1/13/2022	(2)	12,615	206,760	—	—

	1/13/2022	(4)	—	—	9,461	155,066

	1/13/2022	(5)	—	—	11,826	193,828

Matthew H. Klein	4/3/2023	(3)			56,882	932,296

	1/30/2023	(2)	25,367	415,765	—	—

	1/13/2022	(2)	10,303	168,866	—	—

	1/13/2022	(4)			7,727	126,646

	1/13/2022	(5)	—	—	9,659	158,311

Rocky B. Wiggins	4/3/2023	(3)	—	—	34,128	559,358

	1/30/2023	(2)	15,220	249,456	—	—

	1/13/2022	(2)	4,625	75,804	—	—

	1/13/2022	(4)	—	—	3,469	56,857

	1/13/2022	(5)	—	—	4,336	71,067

1.	The market value of shares or units that have not vested is calculated based on the closing price of our common stock as of December 29, 2023, which was $16.39.
2.

The time-vested restricted stock units reported in these rows vest 33.33% on each of the three anniversary dates following the vesting commencement date, subject to continued employment through each such date, as disclosed more fully under the “Compensation Discussion and Analysis—Elements of Executive Compensation Program—Long-Term Incentives” section of this Proxy Statement.

3.

The performance share units reported in these rows are settled in shares of common stock, in an amount ranging from 50% to 200% of the number of units awarded, based on the Company’s cumulative CASM ex-fuel objectives, and subject to the Company’s attainment of positive cumulative adjusted EBITDA, over the three-year performance period commencing on January 1, 2023, and ending on December 31, 2025. In accordance with the SEC rules, the number of performance share units reported in these rows is based on achieving maximum performance goals (200%), as actual performance in the last completed fiscal year was at target level of performance. Payouts at 200% of target for the 2023 grants of performance share units that vest based on the Company’s cumulative CASM ex-fuel objectives, modified by the Company’s attainment of positive cumulative adjusted EBITDA, through December 31, 2023 would be as follows: Mr. Christie: 165,670 shares ($2,715,331); Mr. Haralson: 62,570 shares ($1,025,522); Mr. Bendoraitis: 62,570 shares ($1,025,522); Mr. Klein: 56,882 shares ($932,296) and Mr. Wiggins: 34,128 shares ($559,358).

58	Spirit Airlines	2024 Proxy Statement

COMPENSATION TABLES (continued)

4.

The performance share units reported in these rows are settled in shares of common stock, in an amount ranging from 0% to 200% of the number of units awarded, based on the Company’s adjusted operating margin compared to that of the Performance Share Op Margin Peer Group over the three-year performance period commencing on January 1, 2022 and ending on December 31, 2024. In accordance with the SEC rules, the number of performance share units reported in this row is based on achieving target performance goals (100%), as the Company’s adjusted operating margin ranked ninth among its peer group based on actual adjusted operating margin results through December 31, 2023, which resulted in actual performance in the last fiscal year falling above threshold level of performance. Payouts may vary based on the linear interpolation calculation mentioned in the “Compensation Discussion and Analysis” above. Payouts at 100% of target for the 2022 grants of performance share units that vest based on adjusted operating margin results through December 31, 2023 would be as follows: Mr. Christie: 13,456 shares ($220,544); Mr. Haralson: 4,362 shares ($71,493); Mr. Bendoraitis: 9,461 shares ($155,066); Mr. Klein: 7,727 shares ($126,646) and Mr. Wiggins: 3,469 ($56,857).

5.

The performance share units reported in these rows are settled in shares of common stock, in an amount ranging from 0% to 125% of the number of units awarded, based on the Company’s cumulative adjusted EBITDA, modified by the Company’s total shareholder return, over the three-year performance period commencing on January 1, 2022 and ending on December 31, 2024. In accordance with the SEC rules, the number of performance share units reported in these rows is based on achieving maximum performance goals (125%), as actual performance in the last completed fiscal year was at target level of performance. Payouts at 125% of target for the 2022 grants of performance share units that vest based on the Company’s cumulative adjusted EBITDA, modified by the Company’s total shareholder return, through December 31, 2023 would be as follows: Mr. Christie: 16,820 shares ($275,680); Mr. Haralson: 5,453 shares ($89,366); Mr. Bendoraitis: 11,826 shares ($193,832); Mr. Klein: 9,659 shares ($158,307) and Mr. Wiggins: 4,336 shares ($71,071).

Stock Vested in 2023

The following table summarizes the stock award held by each of our NEOs that vested during the year ended December 31, 2023.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)

Edward M. Christie	61,492	1,115,179

Scott M. Haralson	22,026	396,245

John Bendoraitis	34,245	615,680

Matthew H. Klein	33,088	591,777

Rocky B. Wiggins	16,906	304,902

(1)	Represents the vesting date closing market price of a share of our common stock multiplied by the number of shares that have vested.

Pension Benefits

None of our NEOs participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our NEOs participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Spirit Airlines	2024 Proxy Statement	59

COMPENSATION TABLES (continued)

Potential Payments upon Termination or Change in Control

The information below describes and quantifies certain compensation and benefits that would have become payable to each of our NEOs if our NEO’s employment had terminated on December 31, 2023 as a result of each of the termination scenarios described below, taking into account the named executive’s compensation as of that date. Amounts that could be recognized under equity-based and long-term cash-based awards that were vested as of December 31, 2023 are not included below. In the case of Mr. Christie, the table below captures the provisions under the Christie Letter Agreement with the Company, described in more detail above.

Name of Executive Officer	Termination Scenario	Severance ($) (1)	Value of Unvested Equity- Based and Long-term Cash-Based Awards ($) (2)	Contingent Merger Retention Payments (3)	Value of Continued Health Care Coverage Premiums ($) (4)	Life Insurance Proceeds ($) (5)	Other ($) (6)	Total ($)

Edward M. Christie III	Resignation or Termination for Cause	—	—	—	—	—	—	—

	Termination without Cause	1,125,000	—	1,771,875	19,283	—	60,908	2,977,066

	Change in Control (No Termination)	—	—	1,771,875	—	—	—	1,771,875

	Qualifying Termination	4,436,355	4,172,008	1,771,875	19,283	—	60,908	10,460,429

	Death or Disability	—	2,834,788	—	—	500,000	—	3,334,788

Scott M. Haralson	Resignation or Termination for Cause	—	—	—	—	—	—	—

	Termination without Cause	425,000	—	810,000	18,254	—	16,436	1,269,690

	Change in Control (No Termination)	—	—	810,000	—	—	—	810,000

	Qualifying Termination	2,044,487	1,380,074	810,000	18,254	—	16,436	4,269,251

	Death or Disability	—	938,571	—	—	425,000	—	1,363,571

John Bendoraitis	Resignation or Termination for Cause	—	—	—	—	—	—	—

	Termination without Cause	460,000	—	940,500	6,611	—	12,195	1,419,306

	Change in Control (No Termination)	—	—	940,500	—	—	—	940,500

	Qualifying Termination	2,217,616	1,486,999	940,500	6,611	—	12,195	4,663,921

	Death or Disability	—	1,041,404	—	—	460,000	—	1,501,404

Matthew H. Klein	Resignation or Termination for Cause	—	—	—	—	—	—	—

	Termination without Cause	425,000	—	855,000	17,400	—	16,436	1,313,836

	Change in Control (No Termination)	—	—	855,000	—	—	—	855,000

	Qualifying Termination	2,048,321	1,386,570	855,000	17,400	—	16,436	4,323,727

	Death or Disability	—	963,550	—	—	425,000		1,388,550

Rocky B. Wiggins	Resignation or Termination for Cause	—	—	—	—	—	—	—

	Termination without Cause	395,000	—	717,188	11,532	—	12,195	1,135,915

	Change in Control (No Termination)	—	—	717,188	—	—	—	717,188

	Qualifying Termination	1,656,454	718,652	717,188	11,532	—	12,195	3,116,021

	Death or Disability	—	494,126	—	—	395,000	—	889,126

60	Spirit Airlines	2024 Proxy Statement

COMPENSATION TABLES (continued)

1.	The amounts in this column generally represent, for each NEO in the order presented, the aggregate value of the cash severance payments that each NEO is entitled to receive pursuant to:

a.

the 2017 Executive Severance Plan (and, solely with respect to Mr. Christie, pursuant to the Christie Letter Agreement, as described above under “Compensation Discussion and Analysis—Elements of Executive Compensation—Additional Compensation Information” in the Compensation Discussion and Analysis) upon termination of the NEO’s employment by the Company without cause (as defined in the 2017 Executive Severance Plan) (“Termination without Cause”). In such case, the amount shown for each NEO represents a cash severance amount equal to (i) for Messrs. Haralson, Bendoraitis, Klein and Wiggins, the NEO’s base salary as in effect on the termination date payable in equal installments over a twelve-month period pursuant to the 2017 Executive Severance Plan, and (ii) for Mr. Christie, 150% of his base salary payable in equal instalments over a twelve-month period pursuant to the terms of the Christie Letter Agreement; and

b.

the 2017 Executive Severance Plan upon a termination of the NEO’s employment by the Company without “cause” or resignation by the NEO for “good reason” (as defined in the 2017 Executive Severance Plan) (“Qualifying Termination”), in either such case, occurring within eighteen months following a change in control (each, a “Qualifying Termination”). In such case, the amount shown for each NEO represents the amount payable under the 2017 Executive Severance Plan in the event of such Qualifying Termination, and includes (1) a cash severance amount equal to the sum of two times the NEO’s annual base salary in effect on the termination date, plus two times the NEO’s target incentive bonus for the year of termination, payable in equal installments over twenty-four months, and (2) the NEO’s incentive bonus for the year of termination, prorated from the beginning of the year to the date of termination based on actual incentive plan performance as of the date of termination (since we have assumed that each NEO experienced a Qualifying Termination on December 31, 2023, the amounts shown include the full value of each NEO’s incentive bonus for 2023).

The receipt of the foregoing payments is conditioned upon the NEO’s execution and non-revocation of a release of claims and continued compliance with any applicable restrictive covenants.

2.

In the event of a “Change in Control (No Termination)”, we have assumed, solely for purposes of the amounts represented for each NEO, that the unvested restricted stock units granted to each NEO in 2022 and 2023, performance share units granted to each NEO in 2022 and 2023, and long-term performance-based cash awards granted to each NEO in 2022 would be assumed or substituted by the successor corporation upon the occurrence of the change in control pursuant to the terms of the applicable award agreements, with any applicable performance-based metrics lapsing on the change in control, and that such awards would remain outstanding following the change in control and subject to vesting based on the NEO’s continued service through the otherwise applicable vesting dates, as described above under “Elements of Executive Compensation—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—2015 Incentive Award Plan.”

In the event of an NEO’s “Qualifying Termination”, the amount in this column represents, for each NEO, the sum of (1) the aggregate value of the restricted stock units granted in 2022 and 2023, and the performance share units (at target) granted to each NEO in 2022 and 2023 under our 2015 Plan that would vest upon a Qualifying Termination, determined by multiplying the number of shares underlying each such award by the closing price of our common stock on the date of such Qualifying Termination ($16.39 as of December 29, 2023), and (2) the aggregate target value of the unvested long-term performance-based cash awards granted to each NEO in 2022 under our 2015 Plan that would vest upon a Qualifying Termination. We have assumed, for purposes of this disclosure, that each NEO’s Qualifying Termination occurs on the date of the change in control.

In the event of an NEO’s “Death or Disability”, the amount in this column represents, for each NEO, the sum of (1) the aggregate value of each NEO’s unvested restricted stock units that would vest in full upon an NEO’s death or disability, determined by multiplying the number of shares underlying such restricted stock units by the closing price of our common stock on the date of such death or disability ($16.39 as of December 29, 2023), and (2) the aggregate value of (a) the target number of performance share units granted to each NEO in 2022 and 2023, in each case, which would vest pro rata according to the time elapsed from January 1 of the year in which the grant date occurs to the date of the death or disability, and (b) the target value of the long-term performance-based cash awards granted to each NEO in 2022, which would vest pro rata according to the time elapsed from January 1 of the year in which the grant date occurs to the date of the death or disability.

3.

The amounts in this column represent, for each NEO, the sum of (i) the value of the one-time partial (50%) retention award that each NEO was eligible to receive in connection with the termination of the Frontier Merger Agreement (assuming all other terms and conditions were satisfied as of December 31, 2023), and (ii) the value of the one-time partial (25%) retention award that each NEO was eligible to receive in connection with the JetBlue Merger in light of the protracted regulatory approval process (assuming all other terms and conditions were satisfied as of December 31, 2023). These amounts were actually paid to our NEOs in April 2023. See “Compensation Discussion and Analysis—Elements of Executive Compensation—Merger-Related Compensation” for further discussion of these retention awards.

4.

The amounts in this column represent continued coverage under COBRA for each NEO for a period of twelve months following the termination of an NEO’s employment by the Company without cause or a Qualifying Termination under the 2017 Executive Severance Plan. The value of such continued coverage is based on the incremental cost of the Company’s contribution as of December 31, 2023, to provide this coverage. Receipt of these benefits is contingent on the NEO timely and properly electing continuation coverage under COBRA, and the NEO’s execution and non-revocation of a release of claims and continued compliance with any applicable restrictive covenants.

5.

Each NEO is eligible to receive life insurance proceeds of one-times base salary up to $500,000 upon death, which amounts have been included in the table. We pay the premiums for life insurance for all eligible employees providing coverage ranging between $25,000 and $500,000.

6.

The amounts in this column represent the sum of the value of the benefits that the NEOs are entitled to receive pursuant to the 2017 Executive Severance Plan (and, solely with respect to Mr. Christie, pursuant to the Christie Letter Agreement) upon a termination of the NEO’s employment by the Company without cause or a Qualifying Termination, and include (i) (a) for Messrs. Haralson, Bendoraitis, Klein and Mr. Wiggins (and their spouses and dependents), a free travel pass for the Company’s flights for a period of twelve months pursuant to the 2017 Executive Severance Plan, and (b) solely for

Spirit Airlines	2024 Proxy Statement	61

COMPENSATION TABLES (continued)

Mr. Christie (and his spouse and dependents), a free lifetime travel pass for the Company’s flights pursuant to the Christie Letter Agreement, (ii) outplacement services for each NEO pursuant to the 2017 Executive Severance Plan and (iii) use of a Company-owned mobile phone for a period of thirty days following the NEO’s termination of employment pursuant to the 2017 Executive Severance Plan solely to allow the NEO to transition to another device. The receipt of such foregoing benefits is conditioned upon the NEO’s execution and non-revocation of a release of claims, and continued compliance with any applicable restrictive covenants. For Messrs. Haralson, Bendoraitis, Klein and Mr. Wiggins, the value of the twelve-month travel pass was calculated using an incremental cost approach, assuming that executives and eligible family members would each take ten round trip flights during the period, each with an incremental cost that includes the estimated cost of incremental fuel, insurance, security, station cleaning, facility rent and station baggage rent, but excludes fees and taxes paid by the named executive officer for the air transportation. For Mr. Christie, the present value of the lifetime travel pass was calculated using a discount rate of 7.00% and mortality assumptions based on the United States Statistics Life Expectancy Tables. The value was calculated using an incremental cost approach, assuming that Mr. Christie and his eligible family members would each take ten round trip flights during each year, each with an incremental cost that includes the estimated cost of incremental fuel, insurance, security, station cleaning, facility rent and station baggage rent, but excludes fees and taxes paid by Mr. Christie for the air transportation. For each NEO, the value of the outplacement services reflect the maximum of $10,000 that may be incurred by the Company for such services in respect of each NEO, and the value of an NEO’s use of a Company-owned mobile phone is based on the incremental cost to the Company of providing each NEO with continued use of a mobile phone for a period of thirty days following the NEO’s termination of employment.

Equity Compensation Plan Information

The table below provides information relating to our equity compensation plans under which our common stock is authorized for issuance as of December 31, 2023:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (2)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)

Equity Compensation Plans Approved by Security Holders (1)	1,427,400	N/A	3,123,563

Equity Compensation Plans Not Approved by Security Holders	—	N/A	—

Total	1,427,400	$0.00	3,123,563

(1)	Includes only the 2015 Plan.
(2)

Includes shares subject to restricted stock units and performance share units granted under our 2015 Plan and the applicable award agreements. With respect to performance share units, this amount assumes maximum settlement payout achievement. For performance share units that vest based on achievement of a specified adjusted operating margin, actual achievement may result in the issuance of shares of common stock ranging between 0% to 200% of target, based on the Company’s adjusted operating margin, as applicable, compared to a peer group over the applicable three-year performance period. For the performance share units that vest based on achievement of specified cumulative adjusted EBITDA, actual achievement may result in the issuance of shares of common stock ranging between 0% to 125% of target, based on the Company’s cumulative adjusted EBITDA, modified by the Company’s total shareholder return, over the applicable three-year performance period. For the performance share units that vest based on achievement of specified CASM ex-Fuel goals and cumulative adjusted EBITDA, actual achievement may result in the issuance of shares of common stock ranging between 50% to 200% of target, based on the Company’s share price growth over the applicable three-year performance period.

(3)	The weighted-average exercise price does not take into account shares issuable upon vesting of outstanding restricted stock units and performance share units.

Compensation Risk Assessment

In March 2023, the Compensation Committee was presented with the results of management’s analysis on our compensation policies and practices for our employees to determine if these policies and practices give rise to risks that are reasonably likely to have a material adverse effect on us or encourage our employees to take excessive risks in order to receive larger awards.

This risk assessment process included a review by management of our compensation policies and practices and identification of risks and risk controls related to the programs. Although management reviewed all compensation programs, it focused on the programs with variability of payout, which means the participant is able to directly affect payout. Management assessed our compensation programs against potential compensation risks relating to pay mix, performance metrics, payment timing and adjustments, equity incentives, performance appraisals, and leadership and culture.

The Compensation Committee agreed with management findings that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

In reaching its conclusion that our compensation policies and practices do not give rise to risks that are reasonably likely to have a material adverse effect on us or encourage our employees to take excessive risks in order to receive larger awards, management considered the following:

•	For most of our employees, cash compensation is fixed in the form of base salaries or hourly cash compensation. For our officers and director-level employees, the majority of cash compensation is also fixed in the form of base salaries. Fixed compensation in the form of base salaries or hourly compensation provide income regardless of our short-term performance and do not create an incentive for employees to take unnecessary risks.

62	Spirit Airlines	2024 Proxy Statement

COMPENSATION TABLES (continued)

•	In evaluating our performance for purposes of our cash incentive plans, the Compensation Committee reviews our performance under a mix of financial and operating measures to provide a balanced perspective.

•	The Compensation Committee generally exercises broad discretion in determining compensation amounts, and qualitative factors beyond quantitative financial and operating metrics are a key consideration in the determination of individual cash bonuses and long-term equity awards.

•	The financial opportunity in our long-term incentive program is best realized through long-term appreciation of our stock price, which mitigates excessive short-term risk-taking. Annual equity-based awards vest over multiple years, in the case of restricted stock units or restricted shares, or are settled in a single payment after three years, in the case of our performance share units, in each case subject to the holder’s continuing service with us. This promotes alignment of our employees’ interests with our long-term objectives and interests and with stockholders’ interests.

•	The following risk mitigating controls: (i) stock ownership guidelines for non-employee directors and executive officers; (ii) code of business conduct and ethics and anti-hedging and anti-pledging policy applicable to NEOs and members of the Board; (iii) clawback policy on compensation to executive officers; (iv) basing our short term incentive plan on more than one performance measurement, including both financial and operational metrics; (v) periodic review of our compensation policies and programs by the Company’s internal audit group; (vi) using different performance metrics for our long-term incentive performance share units; (vii) overlapping the performance periods for our long-term incentive performance share units; and (viii) using our internal audit group and our independent consultants to review calculations of short-term and long-term incentive payouts.

•	We maintain caps on the maximum payouts under our short-term incentive plan and our long-term incentive performance share units.

•	We utilize individual performance assessments in determining executive compensation. These assessments take into account whether or not the individual’s behavior was consistent with our code of business conduct and ethics and with our ethics-based corporate culture.

This Proxy Statement, including the preceding paragraphs, contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events. Forward-looking statements contained in this Proxy Statement should be considered in light of the many uncertainties that affect our business and specifically those factors discussed from time to time in our public reports filed with the SEC, such as those discussed under the heading, “Risk Factors,” in our most recent Annual Report on Form 10-K, and as may be updated in subsequent SEC filings.

Spirit Airlines	2024 Proxy Statement	63

CEO Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are hereby disclosing the ratio of the median of the annual total compensation of all employees to the annual total compensation of our CEO.

We determined the pay ratio under the requirements of Item 402(u) of Regulation S-K. Mr. Christie was our principal executive officer during all of 2023, and his annual total compensation is disclosed, in detail, in the “Summary Compensation Table” in this Proxy Statement.

We identified the median employee by examining the 2023 total compensation for all individuals, excluding Mr. Christie, who were employed by us on December 31, 2023, the last day of our payroll year. For the identified median employee, we did not make any assumptions, adjustments, or estimates to calculate the pay ratio, and only employees who were employed by us as of December 31, 2023 were included. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our NEOs as outlined in the “Summary Compensation Table” in this Proxy Statement. The SEC rules allow for varying methodologies for companies to identify their median employee. Other companies may have different employment and compensation practices and may utilize different methodologies, estimates and assumptions in calculating their own pay ratios. Therefore, the pay ratios reported by other companies are unlikely to be relevant for purposes of comparison to our pay ratio.

The median of the annual total compensation of all employees in 2023, excluding our CEO, was $61,919. The annual total compensation of Mr. Christie in 2023 was $6,601,404. Accordingly, for 2023, the ratio of annual total compensation of our principal executive officer to the annual total compensation of our median employee was 107:1.

64	Spirit Airlines	2024 Proxy Statement

Pay Versus Performance
The following table sets forth information concerning the compensation of our PEO and other NEOs for each of the fiscal years ending December 31, 2020, 2021, 2022, and 2023, and certain measures of our financial performance for each such fiscal year.

(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)

					Value of Initial Fixed $100 Investment Based on: (5)

Year	Summary Compensation Table Total for PEO (1) (2)	Compensation Actually Paid to PEO (3)	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs (3)	Total Shareholder Return	Peer Group Total Shareholder Return (4)	Net Income (Loss) (6) (in thousands)	Adjusted CASM ex-fuel (7)

2023	$6,601,404	$6,020,729	$2,939,369	$2,707,786	$43.70	$61.60	($447,464)	$0.0706

2022	$3,358,855	$2,638,268	$1,667,353	$1,317,722	$48.33	$48.03	($544,150)	$0.0673

2021	$3,871,281	$3,113,927	$1,671,535	$1,368,937	$54.20	$74.24	($472,569)	$0.0674

2020	$2,591,445	$618,389	$1,064,081	$370,397	$60.65	$75.55	($428,700)	$0.0790

(1)	Edward M. Christie III served as the principal executive officer (“PEO”) of the Company during 2020, 2021, 2022 and 2023.
(2)
The dollar amounts reported as total compensation for the Company’s PEO for each corresponding year are the amounts reported in the “Total” column of the Summary Compensation Table (“SCT”) for the PEO, and the dollar amounts reported for the Company’s other NEOs as a group for each corresponding year are the average of the amounts reported in the “Total” column of the SCT for such non-PEO NEOs. Refer to “Compensation Discussion and Analysis–Compensation Tables–Summary Compensation Table” of this Proxy Statement and the Company’s proxy statements for fiscal years 2022, 2021 and 2020 for additional information. The individuals comprising the non-PEO NEOs in each applicable year are as follows: (i) for 2023, Scott M. Haralson, John Bendoraitis, Matthew H. Klein, and Rocky B. Wiggins; (ii) for 2022, Scott M. Haralson, John Bendoraitis, Matthew H. Klein, and Melinda C. Grindle; (iii) for 2021, Scott M. Haralson, John Bendoraitis, Matthew H. Klein, and Thomas C. Canfield; and (iv) for 2020, Scott M. Haralson, John Bendoraitis, Matthew H. Klein, and Thomas C. Canfield.

(3)
The dollar amounts reported as “compensation actually paid” (“CAP”) to the Company’s PEO, and the dollar amounts reported as average CAP to the non-PEO NEOs as a group, were computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to such PEO and NEOs during the applicable fiscal year. The valuation methodologies and assumptions used when calculating the equity values included in CAP are not materially different than those used when calculating the amounts included in the SCT. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the SCT for the PEO and Average SCT Total for the non-PEO NEOs for each applicable year to determine the CAP for our PEO and non-PEO NEOs for each such year:

Adjustments to PEO SCT Total
and Non-PEO NEO Average SCT Total

Year	PEO or NEOs	Reported Summary Compensation Table Total	Less Reported Value of Equity Awards (a)	Plus Fair Value at Fiscal Year- End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	Plus/(Minus) Change in Fair Value as of Fiscal Year- End from Prior Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	Plus Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year that Vested During Covered Fiscal Year
Plus/(Minus)
Change in Fair
Value as of
vesting Date
from Prior
Fiscal Year-
End of Option
Awards and
Stock Awards
Granted in
Prior Fiscal
Years for
Which
Applicable
Vesting
Conditions
Were Satisfied
During Fiscal
Year
								Less Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	Plus Value of Dividends or other Earnings or Paid on Stock or Option Awards Not Otherwise Reflected in Total Compensation	Equals Compensation Actually Paid

2023	PEO	$6,601,404	$2,912,479	$2,738,976	($125,628)	($281,544)	$0	$0	$0	$6,020,729

2023	NEOs	$2,939,369	$949,975	$892,563	($58,396)	($115,775)	$0	$0	$0	$2,707,786

(a)
For the PEO, the grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year. For the NEOs, the grant date fair value of equity awards represents the average of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

(4)
The selected TSR peer group is the NYSE Arca Airline Index (^XAL), which is an independently prepared index that includes companies in the airline industry, and which we used in the stock performance graph required by Item 201(e)(1)(ii) of Regulation S-K included in the Company’s audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2023.

Spirit Airlines	2024 Proxy Statement	65

PAY VERSUS PERFORMANCE (continued)

(5)	The comparison of total shareholder returns assumes that $100 was invested on December 31, 2019, through the end of the covered fiscal year, in the Company and the NYSE Arca Airline Index (^XAL).
(6)
The dollar amounts reported in this column represent the amount of net income (loss) reflected in the Company’s audited consolidated financial statements included in our Annual Report on Form 10-K for the applicable year.

(7)
Pursuant to Item 402(v) of Regulation S-K, “Adjusted CASM ex-fuel” was determined to represent the most important financial measure linking compensation actually paid to our PEO and other NEOs in fiscal year 2023 to Company performance, and was therefore selected as the 2023 “Company-Selected Measure” (as defined in Item 402(v)). “Adjusted CASM ex-fuel” is a common metric used in the airline industry to measure an airline’s cost structure and efficiency, and is defined as operating costs, excluding aircraft fuel expense and special items, per available seat mile.

Relationship between Pay and Performance
Below are graphs showing the relationship of “compensation actually paid” to our NEOs each of fiscal year in 2020, 2021, 2022 and 2023 to (1) TSR of both the Company and the Company’s peer group, (2) the Company’s net income and (3) CASM ex-fuel. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals. For a discussion of how our Compensation Committee assessed the Company’s performance and our NEOs’ pay each year, see “Compensation Discussion and Analysis” in this Proxy Statement and in the proxy statements for 2022, 2021 and 2020.
Relationship Between CAP and TSR
The below chart reflects the relationship between the “compensation actually paid” to the PEO and the average of the “compensation actually paid” to the non-PEO NEOs, Spirit’s cumulative TSR and the cumulative TSR of our selected peer group—NYSE ARCA Airline Industry Index:

66	Spirit Airlines	2024 Proxy Statement

PAY VERSUS PERFORMANCE (continued)

Relationship between CAP and Net Income
The below chart reflects the relationship between the “compensation actually paid” to the PEO and the average of the “compensation actually paid” to the non-PEO NEOs and Spirit’s net income (loss):

Spirit Airlines	2024 Proxy Statement	67

PAY VERSUS PERFORMANCE (continued)

Relationship between CAP and the Company-Selected Measure (CASM)
The below chart reflects the relationship between the “compensation actually paid” to the PEO and the average of the “compensation actually paid” to the non-PEO NEOs and Spirit’s CASM ex-fuel for the applicable fiscal year:

The following performance measures represent the Company’s most important performance measures used by the Company in 2023 to link compensation actually paid to our NEOs to Company performance, as further described and defined in the Compensation Discussion and Analysis.

Most Important Performance Measures for 2023

CASM ex-fuel

Adjusted EBITDA

Adjusted Operating Margin

A:14 Ranking

68	Spirit Airlines	2024 Proxy Statement

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Spirit under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of the Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at http://ir.spirit.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Spirit’s audited financial statements as of and for the year ended December 31, 2023.

The Audit Committee has discussed with Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 16, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee discussed with EY their independence, and received from EY the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the Audit Committee discussed with EY, with and without management present, the scope and results of EY’s audit of our financial statements as of and for the year ended December 31, 2023.

Based on these reviews and discussions, the Audit Committee has recommended to the Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC. The Audit Committee also has selected EY as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and is seeking ratification of such selection by the stockholders.

Audit Committee

Robert D. Johnson, Chair

H. McIntyre Gardner

Mark B. Dunkerley

Spirit Airlines	2024 Proxy Statement	69

Certain Relationships and Related Transactions

The Board monitors and reviews any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which the Company is to be a participant, the amount involved exceeds $120,000 and a related party had or will have a direct or indirect material interest, including purchases of goods or services by or from the related party or entities in which the related party has a material interest, indebtedness, guarantees of indebtedness and employment by us of such related party. Furthermore, the Company’s directors and executive officers complete an annual questionnaire that requires them to identify and describe any transactions that they or their respective related parties may have with the Company.

Other than the compensation arrangements with our directors and executive officers described elsewhere in this Proxy Statement, set forth below is the description of the indemnification agreements we have entered into with our directors and executive officers.

Indemnification

We enter into indemnification agreements with each of our current directors and executive officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of the Company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. Under the indemnification agreements, indemnification will only be provided in situations where the indemnified parties acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interest, and, with respect to any criminal action or proceeding, to situations where they had no reasonable cause to believe the conduct was unlawful. In the case of an action or proceeding by or in the right of the Company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification.

70	Spirit Airlines	2024 Proxy Statement

Other Matters

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote on such matters in accordance with their best judgment.

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Annual Reports

Our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”), which is not a part of our proxy soliciting materials, is being mailed with this Proxy Statement to those stockholders that request and receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and our 2023 Annual Report on Form 10-K at www.proxyvote.com, which does not have “cookies” that identify visitors to the site. Requests for copies of our 2023 Annual Report on Form 10-K may also be directed to Spirit Airlines, Inc., c/o Secretary, (i) 2800 Executive Way, Miramar, Florida 33025 prior to April 29, 2024, or (ii) 1731 Radiant Drive, Dania Beach, Florida 33004 on or after April 29, 2024.

We have filed our 2023 Annual Report on Form 10-K with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Exhibits to the 2023 Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibits. All requests should be directed to Spirit Airlines, Inc., c/o Secretary, (i) 2800 Executive Way, Miramar, Florida 33025 prior to April 29, 2024, or (ii) 1731 Radiant Drive, Dania Beach, Florida 33004 on or after April 29, 2024.

By Order of the Board of Directors

/s/ Thomas Canfield
Thomas Canfield Secretary

April 25, 2024

72	Spirit Airlines	2024 Proxy Statement

APPENDIX A

SPIRIT AIRLINES, INC.

2024 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Spirit Airlines, Inc. 2024 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Spirit Airlines, Inc., a Delaware corporation (the “Company”), by aligning the interests of the Employees, Consultants, and Non-Employee Directors with those of the Company’s stockholders, and providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders, consistent with the long-term sustainability and success of the Company’s business. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees, Consultants, and Non-Employee Directors upon whose judgment, interest, and special effort the successful conduct of the Company’s business is largely dependent.

The Plan replaces and succeeds the Spirit Airlines, Inc. 2015 Incentive Award Plan, as amended (the “Prior Plan”), and, from and after the Effective Date, no further awards shall be made under the Prior Plan, and a number of shares of Common Stock out of the available reserves under the Prior Plan as set forth in Article 3 hereof shall be transferred to and available for issuance under the Plan, subject to the terms of Article 3 hereof. For the avoidance of doubt, the adoption of this Plan will have no effect on the terms and conditions of outstanding awards under the Prior Plan.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates. All references to Sections and Articles shall be deemed to be references to the Sections and Articles of the Plan, unless the context clearly indicates otherwise. As used in the Plan, the word “includes” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such word.

2.1 “Administrator” shall mean, except as otherwise specified in the Plan, the Committee (or another committee or sub-committee of the Board designated by the Board); provided that with respect to Awards intended to qualify for the exemption contained in Rule 16b-3 promulgated under the Exchange Act, the Administrator shall mean the Committee, consisting of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 promulgated under the Exchange Act or any successor rule, and an “independent director” under the rules of the New York Stock Exchange (or other principal securities market on which shares of Common Stock are traded). With reference to the duties of the Administrator under the Plan that have been delegated to one or more Persons pursuant to Section 13.6, or as to which the Board has assumed, the term “Administrator” shall refer to such Person(s) unless the Administrator has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Affiliate” shall mean any Person or entity that directly or indirectly controls, is controlled by, or is under common control with, the Company. The term “control” means the possession, directly or indirectly, of the power to direct the management and policies of such Person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

2.3 “Applicable Laws” shall mean the requirements related to or implicated by the administration of the Plan under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws and regulations of any foreign country or jurisdiction where Awards are granted under the Plan.

2.4 “Automatic Exercise Date” shall mean, with respect to an Option or a Stock Appreciation Right, the expiration date of the term of the applicable Option or Stock Appreciation Right.

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APPENDIX A: 2024 INCENTIVE AWARD PLAN (continued)

2.5 “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Incentive Performance Award, Other Incentive Award, Performance Award, Other Stock-Based Award or Dividend Equivalents that may be awarded or granted to an Eligible Individual under the Plan, including an Award combining two or more types in a single grant.

2.6 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract, or other instrument or document evidencing an Award, including through an electronic medium, that shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan. Each Award Agreement shall be subject to the terms and conditions of the Plan.

2.7 “Board” shall mean the Board of Directors of the Company.

2.8 “Change in Control” shall mean and includes each of the following:

(a) The consummation of a transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any Person or “group” (as defined in Sections 13(d) of the Exchange Act) (other than the Company, any of its parents or subsidiaries or any of their respective Affiliates, an employee benefit plan maintained by the Company or any of its Subsidiaries, or a Person that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition;

(b) During any period of two (2) consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a Person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.8(a) or Section 2.8(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two (2)-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination of the Company, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions to one or more Persons or entities that are not, immediately prior to such transaction(s), Affiliates of the Company, or any employee benefit plan of the Company, or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in Persons who were stockholders of the Company immediately prior to the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the Person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such Person, the “Successor Entity”)) directly or indirectly, at least fifty percent (50%) of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no Person or group beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no Person or group shall be treated for purposes of this Section 2.8(c)(ii) as beneficially owning fifty percent (50%) or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The consummation of a liquidation or dissolution of the Company, other than a liquidation or dissolution of the Company into a Subsidiary or for the purposes of effecting a corporate restructuring or reorganization as a result of which Persons who were stockholders of the Company immediately prior to such liquidation or dissolution continue to own immediately thereafter, directly or indirectly, more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the entity that owns, directly or indirectly, substantially all of the assets of the Company following such transaction.

In addition, if a Change in Control constitutes a payment event with respect to any Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c), or (d) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

2.9 “Clawback Policies” shall have the meaning set forth in Section 11.5(b).

2.10 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

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APPENDIX A: 2024 INCENTIVE AWARD PLAN (continued)

2.11 “Committee” shall mean the Compensation Committee of the Board or another committee or subcommittee of the Board designated by the Board to administer the Plan.

2.12 “Common Stock” shall mean the common stock of the Company, par value U.S. $0.0001 per share.

2.13 “Company” shall have the meaning set forth in the Preamble hereto.

2.14 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.15 “Director” shall mean a member of the Board, as constituted from time to time.

2.16 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Article 10.

2.17 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.18 “Effective Date” shall have the meaning set forth in Section 14.7.

2.19 “Eligible Individual” shall mean an Employee, a Consultant, or a Non-Employee Director, as determined in the sole discretion of the Administrator.

2.20 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or any Subsidiary.

2.21 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering, or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.22 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.23 “Fair Market Value” shall mean, as of any given date of determination, the value of a share of Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market, and the NASDAQ Global Select Market) or national market system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established stock exchange or national market system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for a share of Common Stock on such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be determined in good faith by the Administrator or the Board pursuant to a reasonable valuation method in accordance with Section 409A of the Code, including without limitation by reliance on an independent appraisal completed within the preceding twelve (12) months.

2.24 “GAAP” means generally accepted accounting principles in the United States.

2.25 “Greater Than 10% Stockholder” shall mean an Eligible Individual then owning (within the meaning of Section 424(d) of the Code) Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

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APPENDIX A: 2024 INCENTIVE AWARD PLAN (continued)

2.26 “Holder” shall mean an Eligible Individual who has been granted an Award.

2.27 “Incentive Performance Award” shall mean a cash incentive award granted pursuant to Section 9.1.

2.28 “Incentive Stock Option” shall mean an Option that is intended to qualify as an “incentive stock option” and conforms to the applicable provisions of Section 422 of the Code.

2.29 “ISO Limit” shall have the meaning set forth in Section 3.1(a).

2.30 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.31 “Non-Qualified Stock Option” shall mean an Option that by its terms does not qualify or is not intended to qualify as an “incentive stock option” under Section 422 of the Code.

2.32 “Option” shall mean a right granted pursuant Article 5 of the Plan to purchase shares of Common Stock at a specified exercise price. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.33 “Other Incentive Award” shall mean a cash incentive award (other than an Incentive Performance Award) granted pursuant to Section 9.1.

2.34 “Other Stock-Based Award” shall mean an award of unrestricted shares of Common Stock; awards denominated in Common Stock, awards that are valued in whole or in part by reference to, or are otherwise based on, the value or future value of shares of Common Stock; awards denominated in Common Stock with a deferral feature (whereby settlement is deferred until the occurrence of a future date or event specified in an Award Agreement); or other forms of equity-based or equity-related awards.

2.35 “Performance Award” shall mean an Award made pursuant to Section 9.2 of the Plan that is subject to the attainment of one or more Performance Goals.

2.36 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more business criteria or other performance measures. Depending on the criteria or measures used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual.

2.37 “Performance Period” shall mean, for any Performance Award, one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select in its sole discretion, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, such Performance Award.

2.38 “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, or any other transferee specifically approved by the Administrator after taking into account any state, federal, local, or foreign tax and securities laws applicable to transferable Awards.

2.39 “Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or any other entity of whatever nature.

2.40 “Plan” shall have the meaning set forth in the Preamble hereto.

2.41 “Plan Limit” shall mean the maximum aggregate number of shares of Common Stock that may be issued for all purposes under the Plan as set forth in Section 3.1(a).

2.42 “Prior Plan” shall have the meaning set forth in the Preamble hereto.

2.43 “Restricted Stock” shall mean Common Stock awarded pursuant to Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.44 “Restricted Stock Units” shall mean an unsecured and unfunded right awarded pursuant to Section 8.2 to receive Common Stock.

2.45 “Securities Act” shall mean the Securities Act of 1933, as amended.

A-4	Spirit Airlines	2024 Proxy Statement

APPENDIX A: 2024 INCENTIVE AWARD PLAN (continued)

2.46 “Stock Appreciation Right” shall mean a right granted pursuant to Article 6.

2.47 “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.48 “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.49 “Termination of Service” shall mean:

(a) As to a Consultant, the time when the engagement of such Consultant with the Company or a Subsidiary is terminated for any reason, including, without limitation, by resignation, discharge, death, or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(b) As to a Non-Employee Director, the time when such Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death, or retirement, but excluding terminations where the Non-Employee Director simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(c) As to an Employee, the time when the employee-employer relationship between such Employee and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, permanent disability (within the meaning of Section 22(e) of the Code), or retirement, but excluding terminations where the Employee simultaneously commences or remains in employment or service with the Company or any Subsidiary.

For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting such Holder ceases to remain a Subsidiary following any merger, sale of stock, or other corporate transaction or event (including, without limitation, a spin-off). Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code, “Termination of Service” shall mean a “separation from service,” as defined in Section 409A of the Code and the rules, regulations, and guidance promulgated thereunder.

2.50 “Withholding Taxes” shall mean any federal, state, local, or foreign income taxes, withholding taxes, or employment taxes required to be withheld under Applicable Law.

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1. Number of Shares.

(a) Subject to Section 14.2 and Section 3.1(b), the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Awards under the Plan is the sum of (i) 2,200,000, plus (ii) the number of shares of Common Stock that as of the Effective Date are available for issuance under the Prior Plan plus (iii) the number of shares of Common Stock underlying any award granted under the Prior Plan that become available for issuance again upon the termination, forfeiture, repurchase, expiration, or lapse of such award under the terms of the Prior Plan. All of the shares of Common Stock subject to the Plan Limit set forth in the immediately preceding sentence may be issued pursuant to the exercise of Incentive Stock Options under the Plan (the “ISO Limit”).

(b) Upon the grant of an Award, the Plan Limit set forth in Section 3.1(a) shall be reduced by the maximum number of shares of Common Stock that are issued or may be issued pursuant to such Award. To the extent that an Award terminates, expires, is forfeited, is repurchased, or lapses for any reason, or an Award is settled in cash without the delivery of shares to the Holder, then any shares of Common Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan; provided, however, that (i) any shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award, (ii) any vested shares of Common Stock that are repurchased by the Company after being issued from the Plan, and (iii) any shares of Common Stock covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award shall not again be available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of Common Stock may again be available for issuance under the Plan if such action would cause an Incentive Stock Option to fail to qualify as an “incentive stock option” under Section 422 of the Code.

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APPENDIX A: 2024 INCENTIVE AWARD PLAN (continued)

(c) Notwithstanding the foregoing, to the extent permitted by Applicable Law or any exchange rule, shares of Common Stock issued pursuant to any Substitute Award under the Plan shall not be counted against the Plan Limit set forth in Section 3.1(a); provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO Limit set forth in Section 3.1(a).

3.2 Individual Award Limitations. Subject to Section 3.1(a) and 14.2, the following special limits shall apply to Awards granted under the Plan:

(a) the maximum number of shares of Common Stock that may be issued pursuant to Awards under the Plan to any Eligible Individual (other than a Non-Employee Director) in any calendar year shall not exceed a total value of U.S. $10,000,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes); and

(b) the maximum number of shares of Common Stock that may be issued pursuant to Awards under the Plan to a Non-Employee Director in any calendar year, together with any cash fees paid to such Non-Employee Director during the calendar year, shall not exceed the total value set forth in the Non-Employee Director Equity Compensation Policy (as described in Section 12.1 of the Plan) (calculating the value of any Awards based on the grant date fair value for financial reporting purposes).

3.3. Stock Distributed. Any shares of Common Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock, or Common Stock purchased on the open market or in private transactions, or a combination thereof. No provision of this Plan shall be construed to require the Company to maintain the shares of Common Stock in certificated form.

ARTICLE 4.

GRANTING OF AWARDS

4.1. Participation. The Administrator may, from time to time, select from among all Eligible Individuals those to whom an Award shall be granted under the Plan, and shall determine the nature and amount of each such Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2. Section 16. Notwithstanding any other provision of the Plan, it is the intent of the Company that the Plan, and any Award granted or awarded to Holders who are subject to Section 16 of the Exchange Act, satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that such Holders will be entitled to the benefit of (including the exemption provided pursuant to) Rule 16b-3 or any other rule promulgated under Section 16 of the Exchange Act and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, to the extent permitted by Applicable Law, if the operation of any provision of the Plan, or any Awards granted or awarded hereunder, would conflict with the intent expressed in this Section 4.2, such provision shall be interpreted and/or deemed amended to the extent necessary so as to avoid such conflict.

4.3. Holders Based Outside the United States. Notwithstanding any provision of the Plan to the contrary, to comply with the local laws and regulations, or with local compensation practices and policies, in other countries in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or to comply with the requirements of any foreign stock exchange, the Administrator, in its sole discretion, shall have the power and authority to, subject to the share limitations set forth in Section 3.1 and Section 3.2: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign stock exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign stock exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Securities Act, or any other securities law or governing statute or any other Applicable Law.

4.4. Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted alone, in addition to or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

4.5. Minimum Vesting of Equity and Equity-Based Awards. Subject to acceleration of vesting upon or following a Change in Control under Section 14.2 or the Holder’s death or permanent disability (within the meaning of Section 22(e) of the Code), notwithstanding any other provision of the Plan to the contrary, all equity and equity-based Awards granted under the Plan (other than a Substitute Award) shall become vested on one or more vesting dates over a period of not less than one year following the date such Award is granted; provided that equity or equity-based Awards that the Administrator may grant under the Plan, up to a maximum of five percent (5%) of the Plan Limit set forth in Section 3.1(a) (subject to adjustment under Section 14.2), may be granted without regard to such foregoing minimum vesting provision.

A-6	Spirit Airlines	2024 Proxy Statement

APPENDIX A: 2024 INCENTIVE AWARD PLAN (continued)

ARTICLE 5.

AWARD OF OPTIONS

5.1. Grant of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion. All Awards of Options shall be evidenced by an Award Agreement, which shall contain such terms and conditions as the Administrator shall determine consistent with the Plan. All Options shall be separately designated as Incentive Stock Options or Non-Qualified Stock Options at the time of grant.

5.2. Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any Eligible Individual who is not an Employee of the Company or any Subsidiary or parent corporation (as defined in Section 424(f) of the Code). No Eligible Individual who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an Incentive Stock Option. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Holder during any calendar year under the Plan (and all other plans of the Company and any Subsidiary or parent corporation thereof (as defined in Section 424(e) of the Code)) exceeds U.S. $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision, the Options or portions thereof shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code.

5.3. Option Exercise Price.

(a) The exercise price per share of Common Stock subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted, unless otherwise determined by the Administrator. Notwithstanding the foregoing, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a share of Common Stock or such other limitation as imposed by the Code on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

(b) Notwithstanding Section 5.3(a), in the case of an Option that is a Substitute Award, the exercise price per share of Common Stock subject to such Option may be less than the Fair Market Value per share on the date of grant, provided that the excess of (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares of Common Stock subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of (x) the aggregate Fair Market Value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such Fair Market Value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

5.4. Option Term. The term of each Option shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than (i) ten (10) years from the date the Option is granted, or (ii) with respect to an Incentive Stock Option granted to a Greater Than 10% Stockholder, five (5) years from the date such Incentive Stock Option is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the term of the Option. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to a Termination of Service.

5.5. Option Vesting.

(a) Subject to Section 4.5, the Administrator shall determine the period during which a Holder shall vest in an Option and have the right to exercise such Option in whole or in part, which terms shall be set forth in the applicable Award Agreement. Such vesting may be based on service with the Company or any Subsidiary, or specified Performance Goals or any other criteria selected by the Administrator.

(b) No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Award Agreement or by action of the Administrator following the grant of the Option.

5.6. Substitution of Stock Appreciation Rights. The Administrator may provide in the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Common Stock for which such substituted Option would have been exercisable. Any substitution of a Stock Appreciation Right for an Option shall be subject to the prohibition on repricing set forth in Section 11.6 and to the extent it would be considered a “repricing” shall not be effective without stockholder approval.

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ARTICLE 6.

AWARD OF STOCK APPRECIATION RIGHTS

6.1. Grant of Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion. All Awards of Stock Appreciation Rights shall be evidenced by an Award Agreement, which shall contain such terms and conditions as the Administrator shall determine consistent with the Plan. A Stock Appreciation Right may be granted in tandem with an Option or on a freestanding basis, not related to any Option.

6.2. Exercise Price.

(a) Except as described in (b) below, the exercise price per share of Common Stock subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted, unless otherwise determined by the Administrator.

(b) Notwithstanding Section 6.2(a), in the case of a Stock Appreciation Right that is a Substitute Award, the exercise price per share of Common Stock subject to such Stock Appreciation Right may be less than the Fair Market Value per share on the date of grant, provided that the excess of (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares of Common Stock subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of (x) the aggregate Fair Market Value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such Fair Market Value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

6.3. Term. The term of each Stock Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise a vested Stock Appreciation Right, which time period may not extend beyond the term of the Stock Appreciation Right. Except as limited by the requirements of Section 409A of the Code and the regulations and rulings thereunder, the Administrator may extend the term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Stock Appreciation Right relating to a Termination of Service.

6.4. Stock Appreciation Right Vesting.

(a) Subject to Section 4.5, the Administrator shall determine the period during which a Holder shall vest in a Stock Appreciation Right and have the right to exercise such Stock Appreciation Right in whole or in part, which terms shall be set forth in the applicable Award Agreement. Such vesting may be based on service with the Company or any Subsidiary or any other criteria selected by the Administrator.

(b) No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

ARTICLE 7.

EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

7.1. Partial Exercise. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part until it becomes unexercisable under the Plan or the applicable Award Agreement. However, no Option or Stock Appreciation Right shall be exercisable with respect to fractional shares of Common Stock, and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of shares of Common Stock.

7.2. Manner of Exercise. All or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Administrator or such other Person or entity designated by the Administrator, or his, her, or its office, as applicable:

(a) A written notice complying with the applicable rules established by the Administrator stating that the Option or Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other Person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;

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(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state, or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option or Stock Appreciation Right shall be exercised pursuant to Section 11.3 by any Person or Persons other than the Holder, appropriate proof of the right of such Person or Persons to exercise the Option or Stock Appreciation Right; and

(d) With respect to the exercise of any Option, full payment of the aggregate exercise price and applicable Withholding Taxes to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 11.1 and Section 11.2.

7.3. Payment of Stock Appreciation Right. Upon exercise of a Stock Appreciation Right, the Holder (or other Person entitled to exercise the Stock Appreciation Right pursuant to the Plan) shall be entitled to payment in respect of such Stock Appreciation Right in the form of cash, shares of Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination thereof, as determined by the Administrator, having an aggregate value equal to the amount determined by multiplying (i) the difference obtained by subtracting (x) the exercise price per share of the Stock Appreciation Right from (y) the per share Fair Market Value on the date of exercise of the Stock Appreciation Right by (ii) the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose.

7.4. Notification Regarding Disposition. The Holder shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option that occurs within (a) two (2) years from the date of grant (including the date the Option is modified, extended, or renewed for purposes of Section 424(h) of the Code), or (b) one (1) year after the transfer of such shares of Common Stock to such Holder.

7.5. Automatic Exercise upon Expiration. Unless otherwise provided by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by the Holder of the applicable Option or Stock Appreciation Right in writing to the Company, each vested and exercisable Option or Stock Appreciation Right granted hereunder and outstanding on the Automatic Exercise Date with an exercise price per share of Common Stock that is less than the Fair Market Value per share of Common Stock as of such date may, automatically and without further action by the Holder of the Option or Stock Appreciation Right or the Company, be exercised by the Administrator on the Automatic Exercise Date in the Administrator’s sole discretion. In connection with such exercise, payment of the exercise price of any such Option or Stock Appreciation Right and the applicable Withholding Taxes shall be made pursuant to Section 7.2, in a manner determined in the sole discretion of the Administrator in accordance with Sections 11.1 and 11.2. Unless otherwise determined by the Administrator, this Section 7.5 shall not apply to an Option or a Stock Appreciation Right if the Holder of the Option or Stock Appreciation Right incurs a Termination of Service on or before the Automatic Exercise Date, and the Administrator’s exercise of discretion under this Section 7.5 need not be uniform among Holders, whether or not such Persons are similarly situated. For the avoidance of doubt, no Option or Stock Appreciation Right with an exercise price per share of Common Stock that is equal to or greater than the Fair Market Value per share of Common Stock on the Automatic Exercise Date shall be exercised pursuant to this Section 7.5.

ARTICLE 8.

AWARDS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1. Restricted Stock.

(a) Award of Restricted Stock.

(i) The Administrator is authorized to grant Restricted Stock to Eligible Individuals from time to time, in its sole discretion. All Awards of Restricted Stock shall be evidenced by an Award Agreement, which shall contain the terms and conditions, including the restrictions, applicable to each Award of Restricted Stock as determined by the Administrator, which terms and conditions shall not be inconsistent with the Plan.

(ii) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

(b) Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to the Restricted Stock as a result of stock dividends, stock splits, or any other form of recapitalization) shall be subject to such restrictions and vesting

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APPENDIX A: 2024 INCENTIVE AWARD PLAN (continued)

requirements as the Administrator shall provide in the Plan and in the applicable Award Agreement. Such restrictions may include, without limitation, restrictions concerning voting rights, transferability, or the right to receive dividends on the Restricted Stock, and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship, or consultancy with the Company, Company performance, individual performance, or other criteria selected by the Administrator. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

(c) Rights as Stockholders. Subject to Section 8.1(d), upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares of Restricted Stock, subject to the restrictions set forth in the Plan and in the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to shares of Common Stock; provided that no dividends or Dividend Equivalents shall be vested or payable in respect of outstanding Restricted Stock unless and until the Holder has vested in and earned such Restricted Stock; provided, further, that Dividend Equivalents may be accumulated in respect of unvested and unearned Restricted Stock and paid as soon as administratively practicable, but no more than sixty (60) days, after such Restricted Stock is earned and becomes payable or distributable; provided, however, that the right to any such accumulated dividends or Dividend Equivalents in respect of an Award of Restricted Stock shall be forfeited upon the forfeiture of such Award. In the sole discretion of the Administrator, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 8.1(b).

(d) Repurchase or Forfeiture of Restricted Stock. If no price was paid by the Holder for the Restricted Stock, upon a Termination of Service, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Award Agreement.

(e) Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

(f) Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

8.2. Restricted Stock Units. The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual from time to time, in its sole discretion. All Awards of Restricted Stock Units shall be evidenced by an Award Agreement, which shall contain the number of, and other terms, conditions, and restrictions applicable to, the Restricted Stock Units as determined by the Administrator consistent with the Plan. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, but not limited to, service to the Company or any Subsidiary, in each case on a specified date or dates or over any period or periods, as determined by the Administrator. The Administrator shall specify, or permit the Holder to elect, the conditions and dates upon which the shares of Common Stock underlying the Restricted Stock Units shall be issued. On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable share of Common Stock for each vested and nonforfeitable Restricted Stock Unit. Restricted Stock Units may be settled only while the Holder is an Employee, Non-Employee Director, or Consultant, as applicable. The Administrator, however, in its sole discretion, may provide that the Restricted Stock Units may be settled subsequent to a Termination of Service in certain events, including a Change in Control or the Holder’s death or permanent disability (within the meaning of Section 22(e) of the Code).

ARTICLE 9.

INCENTIVE PERFORMANCE AWARDS, OTHER INCENTIVE AWARDS, PERFORMANCE AWARDS, AND OTHER STOCK-BASED AWARDS

9.1. Incentive Performance Awards and Other Incentive Awards. The Administrator is authorized to grant Incentive Performance Awards and Other Incentive Awards to any Eligible Individual from time to time, in its sole discretion, either alone or in tandem with other Awards. The Incentive Performance Awards shall be subject to the achievement of one or more Performance Goals (whether or not objective) on a specified date or dates or over one or more Performance Periods, as determined by the Administrator in its sole discretion consistent with the Plan. The amount of Incentive Performance Awards and Other Incentive Awards, and other terms,

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conditions, and restrictions applicable to Incentive Performance Awards and Other Incentive Awards, shall be determined by the Administrator consistent with the Plan. The Administrator also shall have authority to modify, reduce, or eliminate any Incentive Performance Award. Incentive Performance Awards and Other Incentive Awards may be evidenced by an Award Agreement as determined by the Administrator.

9.2. Designation as a Performance Award. In addition to any Incentive Performance Award granted pursuant to Section 9.1, the Administrator shall have the right, in its sole discretion, to designate any other Award as a Performance Award. All Performance Awards shall be evidenced by an Award Agreement, which shall contain the number or the amount of Performance Awards, and other terms, conditions, and restrictions applicable to the Performance Awards, as determined by the Administrator consistent with the Plan. Performance Awards shall become earned, in whole or in part, based on the achievement of one or more Performance Goals or other specified criteria or conditions on a specified date or dates or over one or more Performance Periods, in each case, as determined by the Administrator. Performance Awards, once vested and earned, may be paid in cash, shares of Common Stock, or both, as determined by the Administrator and set forth in the applicable Award Agreement. The Administrator shall have the discretion to modify or waive the Performance Goals or conditions to the grant or vesting of a Performance Award unless the relevant Award Agreement states otherwise. Performance Awards are exercisable or distributable only while the Holder is an Employee, Non-Employee Director, or Consultant, as applicable. The Administrator, however, in its sole discretion, may provide that a Performance Award may be exercised or distributed subsequent to a Termination of Service in certain events, including a Change in Control or the Holder’s death or permanent disability (within the meaning of Section 22(e) of the Code).

9.3. Other Stock-Based Awards. The Administrator is authorized to grant Other Stock-Based Awards under the Plan to Eligible Individuals from time to time, in its sole discretion, either alone or in tandem with other Awards, in such amounts, and subject to such terms and conditions as the Administrator shall determine, as set forth in the applicable Award Agreement. Each Other Stock-Based Award shall be evidenced by an Award Agreement, which shall set forth such terms and conditions of such Other Stock-Based Award that the Administrator determines to be consistent with the purpose of the Plan and the interests of the Company. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Holder is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Administrator may determine. The Administrator may establish the exercise or purchase price applicable to shares distributed pursuant to any Other Stock-Based Award; provided, however, that value of the consideration shall not be less than the par value of a share of Common Stock, unless otherwise permitted by Applicable Law. Other Stock-Based Awards may be settled or distributed only while the Holder is an Employee, Non-Employee Director, or Consultant, as applicable. The Administrator, however, in its sole discretion, may provide that any Other Stock-Based Award may be settled or distributed subsequent to a Termination of Service in certain events, including a Change in Control or the Holder’s death or permanent disability (within the meaning of Section 22(e) of the Code).

ARTICLE 10.

DIVDENDS AND DIVIDEND EQUIVALENTS

(a) The Administrator may provide that an Award (other than an Option or Stock Appreciation Right) includes dividends or Dividend Equivalents. Dividend Equivalents may also be granted at such time or times as shall be determined by the Administrator, in tandem with other Awards, in addition to other Awards, or freestanding and unrelated to other Awards, based on dividends declared on the Common Stock, and credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed, or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

(b) Dividend Equivalents may, at the discretion of the Administrator, be fully vested and nonforfeitable when granted or subject to such vesting conditions as determined by the Administrator; provided that, for the avoidance of doubt, no dividends or Dividend Equivalents shall be vested and payable in respect of outstanding Awards unless and until the Holder has vested in and earned such underlying Award; provided that Dividend Equivalents may be accumulated in respect of unvested and unearned Awards and paid as soon as administratively practicable, but no more than sixty (60) days, after such Awards are vested and earned and become payable or distributable; provided, however, that the right to any such accumulated dividends or Dividend Equivalents shall be forfeited upon the forfeiture of the Award to which such dividends or Dividend Equivalents relate.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS

11.1. Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or certified bank check; (b) shares of Common Stock

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(including, in the case of payment of the exercise price of an Award, shares of Common Stock issuable pursuant to the exercise of the Award) or shares of Common Stock held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payment owed by the Holder in respect of an Award; (c) delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required, provided that payment of such proceeds is then made to the Company upon settlement of such sale; (d) any combination of the foregoing methods; or (e) any other form of legal consideration that may be acceptable to the Administrator. The Administrator shall also determine the methods by which shares of Common Stock shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.2. Tax Withholding. In addition to any rights or obligations with respect to Withholding Taxes under the Plan or any applicable Award Agreement, the Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy all or any portion of any Withholding Taxes required by law to be withheld with respect to any Holder arising as a result of the grant, exercise, vesting or settlement of any Award or any other taxable event occurring pursuant to the Plan or any Award Agreement. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement withhold, or allow a Holder to elect to have the Company withhold, shares of Common Stock otherwise issuable under an Award (or allow the surrender of shares of Common Stock) to satisfy all or any portion of any applicable Withholding Taxes. Unless determined otherwise by the Administrator, the number of shares of Common Stock that may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase no greater than the aggregate amount as may be necessary to avoid liability award accounting; provided that any shares of Common Stock withheld to satisfy the Withholding Taxes may be rounded up to the nearest whole number of shares; and provided, further, that with respect to any Award subject to Section 409A of the Code, in no event shall shares of Common Stock be withheld pursuant to this Section 11.2 (other than upon or immediately prior to settlement in accordance with the Plan and the applicable Award Agreement) other than to pay taxes imposed under the U.S. Federal Insurance Contributions Act (FICA) and any associated U.S. federal withholding tax imposed under Section 3401 of the Code and in no event shall the value of such shares of Common Stock (other than upon immediately prior to settlement) exceed the amount of the tax imposed under FICA and any associated U.S. federal withholding tax imposed under Section 3401 of the Code. The Administrator shall determine the Fair Market Value of the Common Stock, consistent with applicable provisions of the Code, for any Withholding Taxes due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any Withholding Taxes. A Holder shall be responsible for all Withholding Taxes and other tax consequences of any Award.

11.3. Transferability of Awards.

(a) Except as otherwise provided in Section 11.3(b):

(i) No Award under the Plan may be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares of Common Stock underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts, or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment, or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 11.3(a) shall prevent transfers by will or by the applicable laws of descent and distribution; and

(iii) During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any Person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award (other than an Incentive Stock Option or an Incentive Performance Award) to any one or more Permitted Transferees for estate planning purposes, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Plan and any applicable Award Agreement as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall

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execute any and all documents requested by the Administrator, including, without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state, and foreign securities laws, and (C) evidence the transfer.

(c) Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other Person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any applicable Award Agreement applicable to the Holder, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a Person other than the Holder’s spouse or domestic partner, as applicable, as his or her beneficiary with respect to more than fifty percent (50%) of the Holder’s interest in the Award shall not be effective without the prior written consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the Person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time provided the change or revocation is filed with the Administrator prior to the Holder’s death.

11.4. Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such shares of Common Stock is in compliance with all Applicable Laws and the regulations of applicable governmental authorities and, if applicable, the shares of Common Stock are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b) All Common Stock certificates delivered pursuant to the Plan and all shares of Common Stock issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules, and regulations and the rules of any securities exchange or automated quotation system on which the Common Stock is listed, quoted, or traded. The Administrator may place legends on any Common Stock certificate or book entry to reference restrictions applicable to the Common Stock.

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution, or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award Agreement, and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares based on the Fair Market Value of a share of Common Stock at such time or whether such fractional shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any Applicable Law, rule or regulation, the Company shall not deliver to any Holder certificates evidencing shares of Common Stock issued in connection with any Award and, instead, such shares of Common Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.5. Clawback / Forfeiture Provisions.

(a) Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to specify in an Award Agreement, or require a Holder to agree by separate written instrument, that: (a)(i) any proceeds, gains, or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary, or harmful to the interests of the Company as determined by the Administrator (including, without limitation, committing fraud or conduct contributing to any financial restatements or irregularities, or violating a non-competition, non-solicitation, non-disparagement, or non-disclosure covenant or agreement with the Company or any Affiliate, as determined by the Administrator), or (iii) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in an employment agreement or Award Agreement between the Company and the Holder). The Administrator may also provide in an Award Agreement that if the Holder receives

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any amount in excess of what the Holder should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Administrator, then the Holder shall be required to promptly repay any such excess amount to the Company.

(b) In addition and without limiting the foregoing, the Plan and the Awards granted hereunder (including any proceeds, gains, or other economic benefit actually or constructively received by any Holder in connection with such Awards) shall be subject (including on a retroactive basis) to such clawback, forfeiture, or similar requirements (i) as required by Applicable Law, including the rules and regulations of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, (ii) set forth in an Award Agreement or (iii) as otherwise provided in a policy adopted or otherwise maintained by the Company that applies to a Holder, including, without limitation, the Spirit Airlines, Inc. Dodd-Frank Clawback Policy and the Spirit Airlines, Inc. Clawback Policy for Detrimental Conduct, as in effect or as may be amended from time to time (collectively, the “Clawback Policies”), and such requirements shall be deemed incorporated by reference into the Plan. By accepting an Award, a Holder is agreeing to be bound by all Clawback Policies applicable to such Holder pursuant to the terms of such Clawback Policies, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with Applicable Law, including the stock exchange listing requirements).

11.6. Prohibition on Repricing. Except (i) to the extent approved in advance by the Company’s stockholders or (ii) as otherwise permitted under Section 14.2, the Administrator shall not have the power or authority to (A) reduce the exercise price of any Option or Stock Appreciation Right, (B) cancel any outstanding Option or Stock Appreciation Right, and substitute or replace it with a new Option or Stock Appreciation Right with a lower exercise price or other Award or cash in a manner that would either (x) be reportable on the Company’s proxy statement or Form 10-K (if applicable) as Options that have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act) or (y) result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment), or (C) take any other action which is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted.

ARTICLE 12.

NON-EMPLOYEE DIRECTOR AWARDS

12.1. Non-Employee Director Awards. Awards granted to Non-Employee Directors shall be subject to the limitations set forth in Section 3.1 and Section 3.2 of the Plan, and made pursuant to a written non-discretionary formula established from time to time by the Administrator, or any successor committee thereto carrying out its responsibilities on the date of grant of any such Award (the “Non-Employee Director Equity Compensation Policy”). The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of shares of Common Stock to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its discretion consistent with the Plan.

ARTICLE 13.

ADMINISTRATION

13.1. Administrator. The Plan shall be administered by the Administrator, which Administrator shall be constituted to comply with Applicable Laws.

13.2. Good Faith Action by the Administrator. The Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company or the Administrator to assist in the administration of the Plan.

13.3. Powers of Administrator. Subject to any specific designation in the Plan, the Administrator shall have the exclusive power, authority, and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Holder;

(c) Determine the number of Awards to be granted and the number of shares of Common Stock subject to an Award;

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APPENDIX A: 2024 INCENTIVE AWARD PLAN (continued)

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the grant date, exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based, in each case, on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether each Option is to be an Incentive Stock Option or a Non-Qualified Stock Option consistent with the provisions of Section 422 of the Code;

(f) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Common Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g) Determine the target number of shares of Common Stock to be granted pursuant to a Performance Award, the criteria or other performance measures that will be used to establish the Performance Goals, the Performance Period(s) applicable to Performance awards, and the number of shares of Common Stock earned by a Holder in respect of a Performance Award;

(h) Approve the form of each Award Agreement, which need not be identical for each Holder;

(i) Amend any Award Agreement, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award, provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 14.1;

(j) Determine the effect of all matters and questions relating to a Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in an employment agreement or Award Agreement between the Company and the Holder), and all questions of whether particular leaves of absence constitute a Termination of Service (provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor, or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings thereunder);

(k) Decide all other matters that must be determined in connection with an Award;

(l) Establish, adopt, revise, or revoke any rules and regulations relating to the administration, interpretation and application of the Plan as it may deem necessary or advisable;

(m) Construe and interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement;

(n) Interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award grant under, the Plan;

(o) Determine conclusively whether a Change in Control has occurred under the Plan, and the date of the occurrence of such Change in Control and any incidental matters relating thereto, including, but not limited to, determinations with respect to outstanding Awards that may become necessary upon a Change in Control or an event that triggers anti-dilution adjustments;

(p) Authorize any Person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; and

(q) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

The Administrator shall not be obligated to exercise any of its powers and authority under the Plan or under any Award Agreement, but may do so in its sole discretion at any time or from time to time. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan, except with respect to matters which under Rule 16b-3 promulgated under the Exchange Act or any successor rule, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

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APPENDIX A: 2024 INCENTIVE AWARD PLAN (continued)

13.4. Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement, and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties. The Administrator’s determinations under the Plan need not be uniform and may be made by the Administrator selectively among Eligible Individuals and Holders, whether or not such persons are similarly situated.

13.5. Limitations on Liability. Neither the Administrator nor the Board (including their respective members), nor any employee or agent of the Company, shall be liable for any action, determination, or interpretation taken or made, or omitted to be taken or made, under or with respect to the Plan, any Award hereunder, or any applicable Award Agreement (unless constituting fraud or a willful criminal act or omission). The duties and obligations of the Company, the Administrator and the Board (and each of their respective members), shall be determined only with reference to the Plan, and no implied duties or obligations shall be read into the Plan or any Award Agreement on the part of the Company, or the Administrator or the Board (or any members thereof).

13.6. Delegation of Authority. To the extent permitted by Applicable Law, the Administrator may from time to time delegate to a committee of one or more members of the Board, or one or more officers of the Company, the authority to grant or amend Awards; provided, however, that in no event shall an officer be delegated the authority to grant awards to, or amend awards held by, individuals who are subject to Section 16 of the Exchange Act. Any delegation hereunder shall be subject to the restrictions and limits that the Administrator specifies at the time of such delegation, and the Administrator may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.6 shall serve in such capacity at the pleasure of the Administrator.

ARTICLE 14.

MISCELLANEOUS PROVISIONS

14.1. Amendment, Suspension, or Termination of the Plan or Award Agreements.

(a) Except as otherwise provided in this Section 14.1, the Plan may be wholly or partially amended or otherwise modified, suspended, or terminated at any time or from time to time by the Administrator; provided that no such amendment, modification, suspension, or termination shall be made without stockholder approval if: (i) such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation service on which the shares of Common Stock may be listed or quoted, or for changes in GAAP to new accounting standards); (ii) such amendment, modification, suspension, or termination would increase the number of shares of Common Stock subject to the Plan; or (iii) such amendment, modification, suspension, or termination would modify the prohibition on repricing in Section 11.6. Except as otherwise expressly provided in the Plan, any amendment, modification, suspension, or termination of the Plan that would materially and adversely affect the rights or obligations of any Holder of any Award theretofore granted or awarded shall not to that extent be effective without the consent of the affected Holder, unless the Award itself otherwise expressly so provides or the Administrator determines that such amendment, modification, suspension, or termination is either required or advisable in order for the Company, the Plan, or the Award to satisfy any Applicable Law or regulation.

(b) Notwithstanding any provision of the Plan to the contrary, in no event shall adjustments made by the Administrator pursuant Section 14.2, or the application of Section 11.5, Section 14.8, or Section 14.11 to any Holder constitute an amendment of the Plan or of any Award Agreement requiring the consent of any Holder.

(c) No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

(d) Except as set forth in Section 11.6, the Administrator may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel, or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Holder’s Termination of Service); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation, or termination that would materially and adversely affect the rights of any Holder with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Holder, unless the Administrator determines that such is either required or advisable in order for the Company, the Plan, or the Award to satisfy any Applicable Law or regulation.

14.2. Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the

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APPENDIX A: 2024 INCENTIVE AWARD PLAN (continued)

Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and Section 3.2); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable Performance Goals or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan.

(b) In the event of any transaction or event described in Section 14.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in Applicable Laws, regulations, or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events, or to give effect to such changes in laws, regulations, or principles.

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 14.2, the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights, or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares of Common Stock covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised, or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 14.2(a) and Section 14.2(b):

(i) The number and type of securities subject to each outstanding Award and/or the exercise price or grant price thereof, if applicable, shall be equitably adjusted in such manner as the Administrator may deem equitable. The adjustments provided under this Section 14.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and Section 3.2 on the maximum number and kind of shares that may be issued under the Plan).

(d) Unless otherwise determined by the Administrator or as otherwise provided in Section 14.2(b), in the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation.

(e) In the event that the successor corporation in a Change in Control fails to assume or substitute for an Award upon a Change in Control, such Award shall become fully vested and, if applicable, exercisable and all forfeiture restrictions on such Award shall lapse, in each case, as of immediately prior to the consummation of such Change in Control. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and the Award shall terminate upon the expiration of such period.

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APPENDIX A: 2024 INCENTIVE AWARD PLAN (continued)

(f) The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement, or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan. Notwithstanding the foregoing, any Award that is an Incentive Performance Award shall not be subject to any provision of this Section 14.2.

(g) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants, or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof, or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(h) No action shall be taken under this Section 14.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

(i) In the event of any pending stock dividend, stock split, combination, or exchange of shares, merger, consolidation, or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

14.3. No Stockholders Rights. Except as otherwise provided herein, a Holder shall not be, nor have any of the rights or privileges of, a stockholder with respect to shares of Common Stock covered by any Award granted pursuant to the Plan (including, but not limited to, the right to vote on any matter submitted to the Company’s stockholders), unless and until the Holder becomes the record owner of such shares of Common Stock.

14.4. Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting, or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting, or exercise of Awards by a Holder may be permitted through the use of such an automated system.

14.5. Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary to (a) establish any other forms of incentives or compensation for Employees, Directors, or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards other than under the Plan in connection with any proper corporate purpose, including, without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation, or otherwise, of the business, stock, or assets of any corporation, partnership, limited liability company, firm, or association.

14.6. At-Will Employment. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in an employment agreement or Award Agreement between the Company and the Holder).

14.7. Effective Date of the Plan. The Plan shall become effective upon the date on which it is approved by the Company’s stockholders (the “Effective Date”), and shall continue in effect, unless sooner terminated pursuant to Section 14.1, until the tenth (10th) anniversary of the Effective Date. The provisions of the Plan shall continue thereafter to govern all outstanding Awards. In the event the Plan is not approved by the stockholders, the Plan shall be null and void and the Prior Plan shall continue in full force and effect.

14.8. Compliance with Laws.

(a) The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local, and foreign laws, rules and regulations (including but not limited to state, federal, and foreign securities law and margin requirements) and to such approvals by any listing, regulatory, or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

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APPENDIX A: 2024 INCENTIVE AWARD PLAN (continued)

(b) The Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to and in compliance with the terms of an available exemption. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Administrator shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan, the applicable Award Agreement, the U.S. federal securities laws, or the rules, regulations, and other requirements of the Securities and Exchange Commission, any securities exchange, or inter-dealer quotation service upon which such shares or other securities of the Company are then listed or quoted and any other applicable Federal, state, local, or non-U.S. laws, rules, regulations, and other requirements, and the Administrator may cause a legend or legends to be put on any such certificates of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders.

(c) The Administrator may cancel an Award or any portion thereof if it determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Holder, the Holder’s acquisition of Common Stock from the Company, and/or the Holder’s sale of Common Stock to the public markets, illegal, impracticable, or inadvisable. If the Administrator determines to cancel all or any portion of an Award in accordance with the foregoing, unless prevented by Applicable Laws, the Company shall pay to the Holder an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate exercise price or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Holder as soon as practicable following the cancellation of such Award or portion thereof.

14.9. Titles and Headings, References to Sections of the Code or Exchange Act. Titles and headings are provided herein for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

14.10. Governing Law. The Plan and any agreements hereunder shall be administered, interpreted, and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

14.11. Section 409A.

(a) It is intended that this Plan comply with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date, and all provisions of this Plan and any applicable Award Agreement shall be construed and interpreted in a manner consistent with the requirements under Section 409A of the Code. Each Holder is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Holder in connection with this Plan, including any taxes and penalties under Section 409A of the Code, and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Holder or any beneficiary harmless from such taxes or penalties.

(b) Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related regulations and Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies, and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section, or (c) comply with any correction procedures available with respect to Section 409A of the Code.

(c) With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, payments that may be made in respect of any Award granted under the Plan shall be treated as a series of separate payments for purposes of the Department of Treasury regulations.

(d) Notwithstanding anything in the Plan to the contrary, if a Holder is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then, to the extent necessary to comply with, and avoid imposition on such Holder of, any tax penalty

Spirit Airlines	2024 Proxy Statement	A-19

APPENDIX A: 2024 INCENTIVE AWARD PLAN (continued)

imposed under Section 409A of the Code, no payments or deliveries in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Holder prior to the date that is six (6) months after the date of such Holder’s “separation from service” or, if earlier, the Holder’s date of death. All such delayed payments or deliveries will be paid or delivered (without interest) in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

14.12. No Representations or Covenants with Respect to Tax Qualification. Although the Company may endeavor to (i) qualify an Award for favorable U.S. or non-U.S. tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Holders of Awards under the Plan.

14.13. Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company.

14.14. No Rights to Awards; No Right to Uniform Treatment. No Eligible Individual or other Person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders, or any other Persons uniformly.

14.15. Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary. Neither the Company, the Administrator nor the Board shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

14.16. Indemnification. To the extent allowable pursuant to Applicable Law, the Administrator and the Board (and each of their respective members) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.17. Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

14.18. Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

A-20	Spirit Airlines	2024 Proxy Statement

spirit

SPIRIT AIRLINES INC.
2800 EXECUTIVE WAY
MIRAMAR, FL 33025

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Nominees:

01) Robert D. Johnson
02) Barclay G. Jones III

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Spirit SPRITAPLINES INC 2500 EXECUTEWAY MMFS SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET The Ming-Go to www.proxynota.com or can the QRcode above Use the Internet to transmit your voting instructions and for electronic delivery of information heft and the day before the ring your and to create a convince During The Meeting - Go to www.khareholderesting.com/5AY024 You may and the ring vip the interntandvateding the rating. Have the information that is printed in the box marked by the now available and follow the instruction. VOTE BY PHONE-1-800-600-6902 Use any touch-tone telephone to treat your wating instructions up until when you call and then follow the instructions. VOTE BY MAR Mark, sign and date your proay card and return it in the postage paid envelopame have provided or return to Vote Processing, la Broadridge 51 Mercedes Way, Edgewood, NY 11717. O VOTE, MARK BLOCKS BELOW IN BLUE OR BLACKINK AS FOLLOWS: SPIRITA FLINES INC. V50002-P06609 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: For Withhold For All Áí All Except 1. 000 To withhold authority to vote for any individual nomincs, mark “For All Except” and write the numbers) of the nomineet) on the line below. To elect the following two Class I directors to hold office until the 2027 annual meeting of stockholders or until their resignation or removal, or until their respective successors are Societ Nominees: 01) Robert D. Johnson 02) Barday G. Jones I The Board of Directors recommends you vote FOR the following proposals KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY 2. To ratify the selection, by the Audit Committee of the Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024 :ê For Against Abstain 0 0 0 0 0 0 1 Year 2 Years 3 Years Abstain 4. To hold a non-binding, advisory vote on whether the advisory vote to approve the compensation of our named cutive officers should be held every one, two or three years, and 0 0 0 0 3. To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the attached Proxy Statement pursuant to executive compensation décourules under the Securities Exchange Act of 1934, as amended: The Board of Directors recommends you vote 1 Year on the following proposal: The Board of Directors recommends you vote FOR the following proposal: 5. To approve the Company’s 2024 Incentive Award Plan. Note: The meeting agenda also includes the transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appears) hereon. When signing as attorney, executor, administrator, or other fiduciary please give full title as such. Joint owners should each sign personally Allholders must sign. If a corporation or partnership, please sign inful corporate or partnership name by authorized officer. For Against Abstain 0 0 0 Signature (PLEASE SIGN WITHIN BOX Date Signature (int Owners Date Spirit SPRITAPLINES INC 2500 EXECUTEWAY MMFS SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET The Ming-Go to www.proxynota.com or can the QRcode above Use the Internet to transmit your voting instructions and for electronic delivery of information heft and the day before the ring your and to create a convince During The Meeting - Go to www.khareholderesting.com/5AY024 You may and the ring vip the interntandvateding the rating. Have the information that is printed in the box marked by the now available and follow the instruction. VOTE BY PHONE-1-800-600-6902 Use any touch-tone telephone to treat your wating instructions up until when you call and then follow the instructions. VOTE BY MAR Mark, sign and date your proay card and return it in the postage paid envelopame have provided or return to Vote Processing, la Broadridge 51 Mercedes Way, Edgewood, NY 11717. O VOTE, MARK BLOCKS BELOW IN BLUE OR BLACKINK AS FOLLOWS: SPIRITA FLINES INC. V50002-P06609 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: For Withhold For All Áí All Except 1. 000 To withhold authority to vote for any individual nomincs, mark “For All Except” and write the numbers) of the nomineet) on the line below. To elect the following two Class I directors to hold office until the 2027 annual meeting of stockholders or until their resignation or removal, or until their respective successors are Societ Nominees: 01) Robert D. Johnson 02) Barday G. Jones I The Board of Directors recommends you vote FOR the following proposals KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY 2. To ratify the selection, by the Audit Committee of the Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024: ê For Against Abstain 0 0 0 0 0 0 1 Year 2 Years 3 Years Abstain 4. To hold a non-binding, advisory vote on whether the advisory vote to approve the compensation of our named cutive officers should be held every one, two or three years, and 0 0 0 0 3. To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the attached Proxy Statement pursuant to executive compensation décourules under the Securities Exchange Act of 1934, as amended: The Board of Directors recommends you vote 1 Year on the following proposal: The Board of Directors recommends you vote FOR the following proposal: 5. To approve the Company’s 2024 Incentive Award Plan. Note: The meeting agenda also includes the transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appears) hereon. When signing as attorney, executor, administrator, or other fiduciary please give full title as such. Joint owners should each sign personally Allholders must sign. If a corporation or partnership, please sign inful corporate or partnership name by authorized officer. For Against Abstain 0 0 0 Signature (PLEASE SIGN WITHIN BOX Date Signature (int Owners Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V50003-P06609 SPIRIT AIRLINES INC. 2024 Annual Meeting of Stockholders June 7, 2024 9:00 a.m. ET This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Thomas C. Canfield and Edward M. Christie III, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SPIRIT AIRLINES INC. that the stockholder(s) is/are entitled to vote at the 2024 Annual Meeting of Stockholders to be held virtually. via live webcast at www.virtualshareholder meeting.com/SAVE2024, on June 7, 2024, at 9:00a.m. ET, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations Continued and to be signed on reverse side